UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Wolverine World Wide, Inc.
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PROXY STATEMENT

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

WOLVERINE WORLDWIDE

LETTER TO SHAREHOLDERS
Wolverine World Wide, Inc.
9341 Courtland Drive, NE
Rockford, Michigan 49351
March 26, 2021
Dear Fellow Shareholders,
Thank you for your investment in Wolverine Worldwide. We made significant progress in 2020 on our strategic and financial objectives. Some highlights are listed below.
•	We implemented health and safety best practices but were able to remain operational and “open for business”
•
We focused our strategies and investments on product innovation, direct-to-consumer (DTC) growth and digital capabilities, with a priority on digital marketing; we grew our owned eCommerce business revenue 50% in 2020 and set a path for growth in 2021

•
Overall revenue of $1.79 billion reflected better-than-expected results in the face of the substantial headwinds introduced by the global COVID-19 pandemic, including widespread retail store closures and elevated consumer unemployment

•
Operating cash flow, one of the key priorities for the year that we identified at the onset of the COVID-19 pandemic, significantly exceeded even our most bullish expectations and totaled $309 million, near all-time record Company performance

In addition to overseeing the Company's execution of key initiatives during 2020, we focused on other matters critical to the Company's long-term success. These included Board and management succession planning, cybersecurity protection, and brand development, which we describe in greater detail in this Proxy Statement.
During 2021, our team remains focused on global growth opportunities for our portfolio of leading performance and lifestyle brands, especially in direct-to-consumer, digital and key international channels. We plan to further invest in a variety of initiatives to drive revenue growth and earnings leverage. We hope to receive your support at this year's annual meeting on May 6, 2021, and encourage you to vote either online, by phone or by mail.
Sincerely,

Blake W. Krueger
Chairman and Chief Executive Officer
2021 PROXY STATEMENT	1

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
10:00 a.m. EDT, May 6, 2021
Wolverine World Wide, Inc.
9341 Courtland Drive, NE
Rockford, MI 49351
March 26, 2021
To Our Shareholders:
We invite you to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Wolverine World Wide, Inc. (the “Company,” “Wolverine Worldwide” or “Wolverine”). The meeting will be held on May 6, 2021, at 10:00 a.m. EDT in a virtual format designed to provide shareholders the same rights and opportunities to participate that they would have at an in-person meeting. At the Annual Meeting, shareholders will vote on the following items:
(1)	Election of the three director nominees named in the Proxy Statement for three-year terms expiring in 2024
(2)	Advisory resolution approving compensation for the Company's named executive officers (“NEOs,” and each an “NEO”)
(3)	Ratification of the Audit Committee's appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2021
(4)	Approval of the Stock Incentive Plan of 2016 (as amended and restated) (the “Plan”)
Shareholders of record as of the close of business on March 8, 2021, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered shareholders as of the record date during the meeting, shareholders of record should go to the meeting website at www.virtualshareholdermeeting.com/WWW2021, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, shareholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the annual meeting.
Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or through the internet, or by completing, signing, dating and returning your proxy card in the enclosed envelope.
Rules for the conduct of the Annual Meeting will be available on the meeting website. For information about how to view the rules and the list of shareholders entitled to vote at the Annual Meeting during the ten days preceding the Annual Meeting, please visit our 2021 Annual Meeting website at www.wolverineworldwide.com/2021annualmeeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page.
2021 PROXY STATEMENT	2

This Notice of 2021 Annual Meeting of Shareholders, Proxy Statement, proxy or voting instruction card and Annual Report for our fiscal year ended January 2, 2021 are being mailed or made available to shareholders starting on or about March 26, 2021.
By Order of the Board of Directors,

Kyle L. Hanson
Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 6, 2021.

Wolverine's Proxy Statement for the 2021 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended January 2, 2021, are available at: www.wolverineworldwide.com/2021annualmeeting.

2021 PROXY STATEMENT	3

2021 PROXY STATEMENT	4

2021 PROXY STATEMENT	5

Proxy Statement Summary
This summary highlights key information that can be found in greater detail elsewhere in this Proxy Statement. This summary does not contain all of the information that shareholders should consider, and shareholders should read the entire Proxy Statement before voting.
Our Brand Portfolio
Wolverine Worldwide organized its portfolio of brands into two key operating groups for fiscal 2020 as illustrated below:

Strategic Focus – Global Growth Agenda
In today’s marketplace, consumers are demanding fresh and innovative product with real performance and comfort elements, and they are increasingly engaging directly with brands digitally to explore and shop – amplifying the importance of our Global Growth Agenda, which includes:
1.	DTC Focus, Digital Priority – An intense focus on DTC, particularly digital, while creating pinnacle brand experiences, engaging consumers, and driving meaningful growth
2.	Powerful, Innovative Product Marketing Stories – A continuous flow of powerful product marketing stories delivering innovative, trend-right product and compelling storytelling
3.	Accelerated International Growth – Strategic investment in key markets to maximize the global growth opportunity for our brands
Looking ahead, we remain committed to investing behind these three key pillars to build on the progress made in 2020 and on our momentum.
MATTERS TO BE VOTED UPON
Shareholders are being asked to vote on the following matters at the 2021 Annual Meeting of Shareholders:
PROPOSAL		BOARD VOTE RECOMMENDATION	PAGE REFERENCE
1.	Election of Directors for Terms Expiring in 2024	FOR each Nominee	17
2.	Advisory Resolution Approving NEO Compensation	FOR	75
3.	Ratification of Ernst & Young LLP as Auditor for Fiscal Year 2021	FOR	76
4.	Approval of the Stock Incentive Plan of 2016 (as amended and restated)	FOR	79
2021 PROXY STATEMENT	6

ELECTION OF DIRECTORS FOR TERMS EXPIRING IN 2024
The Company's Board consists of 11 directors. The Company's By-Laws establish three classes of directors with each class being as nearly equal in number as possible and serving three-year terms.
The Board has nominated three directors for election at the Annual Meeting, as outlined in the table below. Each director nominee has been nominated to serve for a three-year term expiring at the annual meeting of shareholders to be held in 2024. The Board recommends that shareholders vote “FOR” each of the nominees named below.
	Age	Director Since	Independent	Other Public Directorships	Committees	Proposed Term Expiration
Roxane Divol Former Group Chief Operating Officer of Webhelp, Inc.	48	2014	✔	None	Audit Governance	2024
Brenda J. Lauderback Chair of Denny's Corporation; Retired President of the Wholesale and Retail Group of Nine West Group, Inc.	70	2003	✔	Denny's Corporation (Board Chair) Sleep Number Corporation	Audit Governance (Chair)	2024
David W. McCreight Retired President of URBN and Retired CEO of Anthropologie Group	58	2019	✔	CarMax, Inc.	Compensation Governance	2024
Board Highlights
The following charts illustrate key characteristics of the Company's Board:

2021 PROXY STATEMENT	7

Board is Composed of Directors with the Right Mix of Skills and Experiences
The following chart lists the important experiences and attributes that the Company's Directors possess:

Shareholder Engagement
As part of its ongoing shareholder engagement efforts, the Company reached out in early 2021 to shareholders representing approximately 63% of its outstanding shares and has held or expects to hold telephonic meetings with all shareholders who accepted the Company's invitation (representing close to 10% of outstanding shares). Discussions to date focused on Company strategy, financial performance, governance and compensation programs.
Corporate Governance Highlights
Wolverine Worldwide is committed to a governance structure that provides strong shareholder rights and meaningful accountability.

✔ Highly independent Board and Committees

✔ Lead Independent Director with clearly defined role

✔ Majority voting with director resignation policy

✔ No supermajority vote requirements

✔ Shareholder right to act by written consent

✔ Annual Board and Committee self-evaluations

✔ Robust Board and executive succession planning, including annual written director nominee evaluations

✔ Long-standing commitment to diversity

✔ Director onboarding orientation program

✔ Active shareholder engagement practices

Meeting Information
The Company's Annual Meeting is scheduled to take place virtually, as set forth in the notice, on May 6, 2021, at 10:00 a.m. EDT. As always, the Company encourages you to vote your shares before the Annual Meeting.
2021 PROXY STATEMENT	8

Corporate Governance
Wolverine Worldwide is committed to the highest level of corporate governance, and the Board has adopted Corporate Governance Guidelines to strengthen management accountability and promote long-term shareholder interests.
BOARD OF DIRECTORS
The shareholders elect directors to serve on the Company's Board of Directors (the “Board of Directors” or “Board”). The Board oversees the management of the business by the Chief Executive Officer (“CEO”) and senior management. In addition to its general oversight function, the Board's additional responsibilities include, but are not limited to, the following:
•	Reviewing and approving the Company's key objectives and strategic business plans, and monitoring implementation of those plans and the Company's success in meeting identified objectives
•	Selecting, evaluating and approving the compensation of the CEO and overseeing CEO succession planning
•	Providing advice and oversight regarding the selection, evaluation, development and compensation of management
•	Overseeing the Company's risk management and mitigation activities
•
Reviewing and monitoring administration of policies and procedures to safeguard the integrity of the Company's business operations and financial reporting and to promote compliance with applicable laws and regulations

Board Composition
Board Highlights
The Board prides itself on its ability to recruit and retain directors who have high personal and professional integrity and have demonstrated exceptional ability and judgment to effectively serve shareholders' long-term interests. These skills and attributes will help the Company accomplish its most important strategic objectives, such as eCommerce and digital growth, brand building, operational excellence and supply chain management, and international growth. The Board also values diversity and considers this an important factor in determining nominees for appointment and election, as evidenced by the current makeup of the Board. The Board believes that its directors, including the nominees for election as directors at the Annual Meeting, have these characteristics and valuable skills that provide the Company with the variety and depth of knowledge, judgment and strategic vision necessary to provide effective oversight of the Company.
To help achieve the right mix of experience and expertise, and to assist in succession planning, the Board, at the recommendation of the Governance Committee, has identified specified skills and attributes it desires its members to possess. The below graphic lists these skills and attributes and indicates which of the directors possess each. As shown, these skills and attributes are well represented within the Board.
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	SKILLS & ATTRIBUTES
	Totals	Krueger	Kollat	Boromisa	Boswell	Divol	Gerber	Hoffman	Lauderback	Long	McCreight	Volkema
Active Executive	2	✔						✔
Brand Building	9	✔	✔	✔	✔			✔	✔	✔	✔	✔
Current or Former CEO	5	✔						✔		✔	✔	✔
Digital/eCommerce/IT	6	✔	✔		✔	✔		✔			✔
Diversity	3				✔	✔			✔
Finance	9	✔	✔	✔	✔		✔	✔		✔	✔	✔
Footwear/Apparel	6	✔	✔				✔	✔	✔		✔
Global Supply Chain	4	✔		✔				✔	✔
International Business	11	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Marketing	10	✔	✔	✔	✔	✔		✔	✔	✔	✔	✔
Public Company Governance	11	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Retail	8	✔	✔		✔		✔	✔	✔	✔	✔
The Governance Committee reviews with the Board on an annual basis the skills and characteristics desired of Board members in the context of the current makeup of the Board. The Board, with the assistance of the Governance Committee, annually assesses the current composition of the Board across many dimensions. As set forth in the Company's Corporate Governance Guidelines, which are posted on its website, this assessment addresses the skills and attributes set forth in the table above and the individual performance, experience, age and skills of each director.
Director Nominations
The Board's Governance Committee serves as its nominating committee. The Governance Committee, in anticipation of upcoming director elections and other potential or expected Board vacancies, evaluates qualified individuals and recommends candidates to the Board. The Governance Committee may retain a search firm or other external parties to assist it in identifying candidates, and the Governance Committee has the sole authority to select such a firm, approve the search firm's fees and retention terms, and to terminate the firm if necessary.
The Governance Committee considers candidates suggested by directors, senior management or shareholders. Shareholders may recommend individuals as potential director candidates by communicating with the Governance Committee through one of the Board communication mechanisms described under the heading “Shareholder Communications Policy.” Shareholders that wish to nominate a director candidate must comply with the procedures set forth in the Company's By-Laws, which are posted on its website. Ultimately, upon the recommendation of the Governance Committee, the Board selects the director nominees for election at each annual meeting. In selecting director nominees, the Board considers each candidate's performance as a director (which is assessed through an anonymous written peer evaluation); personal and professional integrity; ability and judgment; and likelihood to be effective, working with the other nominees and directors, in serving the long-term interests of the shareholders. The Governance Committee also considers candidates' relative skills, attributes, background and characteristics as well as independence under applicable New York Stock Exchange (“NYSE”) listing standards and the Company's Director Independence Standards, potential to contribute to the composition and culture of the Board, and ability and willingness to actively participate in the Board and committee meetings and to otherwise devote sufficient time to Board duties.
BOARD SELF-ASSESSMENT
As part of an annual self-assessment, each director evaluates the performance of the Board and any committee on which he or she serves across a number of dimensions. Dr. Kollat, the Lead Independent Director, works with the Governance Committee to review the Board self-assessment with directors following the end of each fiscal year and to conduct individual director interviews at the end of each year. Committee Chairpersons review the committee self-assessments with their respective committee members and discuss them with the Board.
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In addition, the Governance Committee, working with the Lead Independent Director, develops and implements guidelines for evaluating all directors standing for nomination and election and oversees the evaluation of such nominees.

The Corporate Governance Guidelines (including the Director Independence Standards), the Charter for each Board standing committee (Audit, Compensation and Governance), the Company's Certificate of Incorporation, By-Laws, Code of Business Conduct, and its Accounting and Finance Code of Ethics all are available on the Wolverine Worldwide website at:
www.wolverineworldwide.com/investor-relations/corporate-governance/

The Board and applicable committees annually review these and other key governance documents.

RISK OVERSIGHT
The Board oversees the Company's risk management and mitigation activities with a focus on the most significant risks facing the Company, including strategic, operational, financial, environmental, cybersecurity and legal compliance risks. This oversight is conducted through presentations by and discussions with the CEO, President, Chief Financial Officer (“CFO”), Director of Internal Audit, General Counsel or Associate General Counsel, Chief Information Officer, brand and department leaders and other members of management. The Associate General Counsel and Director of Internal Audit coordinate management's day-to-day risk management and mitigation efforts, and the Director of Internal Audit reports directly to the Audit Committee.
The Associate General Counsel and Director of Internal Audit review with the Audit Committee regularly, and with the full Board periodically, management's risk assessment and mitigation strategies. In addition to the above processes, the Board has delegated risk management and mitigation oversight responsibilities to its standing committees, which meet regularly to review and discuss specific risk topics that align with their core responsibilities.

• The Audit Committee reviews the Company's approach to risk management generally. The Audit Committee also oversees the Company's risk policies and processes relating to its financial statements and financial reporting processes, credit risks and liquidity risks, as well as the Company's management of risks related to cybersecurity. The Audit Committee discusses with management and the independent auditors significant risks or exposures and the steps taken by management to address them.

• The Compensation Committee monitors the risks associated with management resources; organization structure and succession planning, hiring, development and retention processes; and it reviews and evaluates risks associated with the Company's compensation structure and programs.

• The Governance Committee oversees risks related to the Company's governance structure and processes and potential risks arising from related person transactions.

The Company reviewed its compensation policies and practices to assess whether they are reasonably likely to have a material adverse effect on the Company. As part of this review, the Company compiled information about the Company's incentive plans, including reviewing the Company's compensation philosophy, evaluating key incentive plan design features and reviewing historic payout levels and pay mix. With assistance from Company management and its independent compensation consultant, the Compensation Committee reviewed the executive compensation program, and managers from the Company's human resources and legal departments reviewed the non-executive compensation programs.
2021 PROXY STATEMENT	11

ENVIRONMENTAL AND SOCIAL HIGHLIGHTS
Throughout our over 130-year history, the Company has been passionate about living our Vision, Mission, and Values. These principles are embedded in the governance practices and Code of Business Conduct outlined above, which guide the Board and the Company’s global employees in their actions. Among these, our core value to “Do the Right Thing – Always” forms the foundation and guiding light of the Company’s environmental, social, and governance (“ESG”) efforts.

The Company’s environmental and social initiatives focus on the environment, sustainability and responsible sourcing; diversity, equity, and inclusion; and community impact. These initiatives are overseen by the Board because the Company’s growth depends not just on financial performance and new products, but also on the Company’s impact on our communities, our employees and the planet.

The Board regularly reviews brand footwear collections and launches that have environmental and social impacts. The Board is also responsible for overseeing the development and disclosure of the Company’s broader ESG initiatives. Some of these ESG initiatives are summarized below, and for more information please see the Company’s corporate responsibility website at wolverineworldwide.com/about-us/
responsibility/ and our most recent Global Impact Report at wolverineworldwide.com/wp-content/uploads/2020/08/18IR.V13.Final_.pdf.[1]

Environmental, Sustainability, and Responsible Sourcing

Wolverine Worldwide is committedto making the world a better place. Our goal is to reduce and responsibly manage our environmental impacts, and we believe the steps we take today will reduce our footprint tomorrow. We aim to achieve this goal by actively implementing environmentally-friendly business practices, seeking out sustainable products and components, and responsibly sourcing our products in accordance with clear and transparent standards.

Environmental
•
ReChaco Program – Chaco strives to keep sandals out of landfills by creating the most durable and repairable products possible. Since 2010, the brand has saved over 246,000 sandals from landfills through the ReChaco Program by allowing consumers to have their sandals repaired. Every pair of sandals saved represents roughly two pounds of material saved from a landfill.

•
Reducing Waste – We have a variety of recycling programs in place at our facilities, including paper, plastic, cardboard, batteries, electronics, glass, and other items. These initiatives have prevented hundreds of thousands of pounds of waste from ending up landfills, and have saved hundreds of thousands of gallons of water from being used for paper production.

•
Reducing Energy Consumption – Over the past few years, we have implemented initiatives to improve energy efficiency and increase our support of renewable energy, including, but not limited to, purchasing Renewable Energy Credits to offset the energy use at our North America facilities since 2015 and taking steps to achieve LEED certifications for both our Boston and London campuses.

•	Reducing Water Consumption – We have implemented conservation initiatives at many of our facilities, including installing motion sensor faucets and no-touch hand driers.
[1]	The information on these websites is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.
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Sustainability
•
Product Sustainability Standards – Our Product Sustainability Standards establish clear baseline expectations for all of our brands to promote social responsibility, environmental stewardship, and animal welfare.

•
Sustainable Apparel Coalition – Wolverine Worldwide is a proud member of the Sustainable Apparel Coalition – the apparel, footwear, and textile industry’s leading alliance for sustainable production. The Coalition developed the Higg Index, a standardized value chain measurement suite of tools for all industry participants. These tools measure environmental and social labor impacts across the value chain. With this data, we can address inefficiencies, improve sustainability performance, and achieve the environmental social transparency consumers are demanding.

Responsible Sourcing
•
Production Code of Conduct – Our Production Code of Conduct clarifies the minimum standards that factories and suppliers with whom Wolverine Worldwide conducts business are required to satisfy when conducting their operations. We routinely conduct social compliance audits through our internal teams and industry-leading audit firms to monitor compliance with our Production Code of Conduct.

•
Supply Chain Transparency – Wolverine Worldwide is committed to long-term partnerships rooted in trust, open communication, and a shared vision that fosters continuous improvement and compliance with our Production Code of Conduct. Wolverine Worldwide has a zero-tolerance policy for forced labor, human trafficking, and slavery or involuntary work of any kind. The Company conducts our own verification and utilizes third-party verification for our finished goods factories to assess risks related to human trafficking, slavery, and other social compliance metrics. We also engage independent third-party firms to audit direct supplier facilities and require that our direct suppliers, along with their contractors and subcontractors, abide by our Production Code of Conduct. Wolverine Worldwide maintains an ethics report line for individuals to report violations of the Company’s policies, including the Production Code of Conduct, 24 hours a day from anywhere in the world.

•
Leather Working Group – Wolverine Worldwide has been a member of the Leather Working Group (“LWG”) since 2006. LWG-certified manufacturers combined save an average of 12.1 billion liters of water and 775 megawatts of energy every year. That is the equivalent annual water usage of nearly 30,000 homes and enough yearly electricity to light more than half a million homes.

Diversity, Equity & Inclusion
Our corporate culture welcomes people from all backgrounds who share our values of teamwork, open communications, integrity, respect, and accountability. These are the things that bind us together, making Wolverine Worldwide a great company and a great place to grow. As an expanding global company, diversity is much more than simply a goal — it’s a part of our DNA. For that reason, the thousands of Wolverine Worldwide employees around the world reflect a diverse range of cultures, religions, ethnicities, and nationalities, as well as varied professional and educational backgrounds. Because we believe in cultivating a well-rounded, diverse workforce, we continuously seek out individuals who reflect and support our goal of maintaining a diverse corporation.
We aim to foster a diverse, equitable, and inclusive culture through a wide variety of initiatives, including targeted employee resource groups. Recently, we expanded our efforts by retaining an expert consultant and forming additional groups focused on diversity that are focused on accelerating our efforts in this critical area
•
Employee Resource Groups – Employee Resource Groups at Wolverine Worldwide provide opportunities for global team members to connect to learn from and support one another as well as help drive meaningful change throughout the Company.

○
The Change Mob – The Change Mob is a grassroots network of employees from around the globe, representing every function to help drive and sustain change across the Company. This empowered group keeps a pulse on what’s happening at the Company, shares information with their Company networks, contributes their ideas to drive change and provides valuable feedback to our leadership team.

○
Women’s Resource Group – The Women's Resource Group works to empower and inspire the women of Wolverine Worldwide to actively engage in the community, provide mentorship opportunities and create a meaningful, professional network.

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○
Wolverine Young Professionals – The Wolverine Young Professionals (“WYP”) group is dedicated to providing young professionals the opportunity to network professionally and socially with their co-workers. WYP strives to promote an environment that helps attract and retain the next generation of business leaders. WYP committed to personal and professional development by contributing to the Company’s workplace community through social activities and volunteer opportunities.

•
Expert Guidance – We have further prioritized our commitment to diversity and inclusion by hiring expert partner Skot Welch, Principal & Founder of Global Bridgebuilders, to help us build a framework to promote an inclusive environment today and in the future in order to make the Company an even greater place to work.

•	Focused Diversity Workgroups
○
In 2020, the Company established a Diversity Council focused on creating a framework to accelerate the development of an inclusion, equity, and diversity-oriented culture where all team members are valued and heard.

○
Also in 2020, the Company established a Diversity Task Force focused on elevating the voices in our community in order to advance ethnic and racial diversity, equity, and inclusion throughout our culture, provide guidance and counsel to leaders within the organization, and drive strategic accountability for progress toward diversity efforts.

○
In March 2021, the Company combined the Diversity Council and Diversity Task Force into a new Diversity Advisory Council, part of the Global Bridgebuilders proven framework. This new Council provides leadership for important subcommittees within the Company, each with a specific focus: Leadership & Direction, Organization Development, Communication, External Relations, and Systems Criteria / Process Management. These groups will use employee survey results and focus group feedback to prioritize and build a framework to support a more inclusive, more diverse, and stronger organization.

•	Communication & Learning
○	A Diversity, Equity, & Inclusion information page was established and promoted on WeConnect, our employee connection intranet.
○	Unconscious Bias was one of a variety of learning resources offered virtually to all employees in order to increase awareness and educate employees.
Community Impact
Wolverine Worldwide has a heritage of engaging with and serving the communities in which we live and work, as well as our internal community at the Company. As champions for positive change, it is our responsibility to enrich our global communities by giving our time and resources to make the world a better place.
•	COVID-19 Response – At the onset and throughout the COVID-19 pandemic, our brands helped those in need in the following ways:
○
Chaco – The brand’s Michigan-based sandal repair and customization factory, known as ReChaco, manufactured and donated more than 6,400 protective masks for frontline healthcare workers in Grand Rapids, Michigan, and areas of Oregon.

○
Hush Puppies – Our digital campaign, “We Heart Grandparents,” provided the opportunity for children and grandchildren to gift a pair of Power Walker shoes to the grandparents or senior loved ones in their life. The brand also distributed 5,000 pairs through an eCommerce giveaway and donated 500 pairs of Power Walkers to Clark Retirement Community in Grand Rapids, Michigan.

○	Merrell – Donated $140,000 in products to frontline workers.
○	Wolverine – Our “Wolverine 4 Workers” initiative recognized the hardworking men and women keeping the world running during COVID-19 on social media and provided select workers with free products.
○	Sperry – Highlighted “Everyday Heroes” going above and beyond to give back during COVID-19 on digital channels and awarded each of them donations to their causes and a free pair of Sperry shoes.
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○
Two Ten Footwear Foundation - Hush Puppies, Sperry, Keds, Bates, and HYTEST donated more than 13,000 pairs of shoes to Two Ten’s “COVID-19 Share Your Shoes Campaign.” Donated footwear was converted into cash and distributed to footwear industry families in need.

•
Wolverine Worldwide Foundation – Rooted in our commitment to contribute positively to the communities where our employees work and live, the Wolverine Worldwide Foundation was founded in 1959 to support our charitable initiatives. Through the Foundation, the Company is actively involved in supporting charitable organizations with a focus on education, the environment, arts and culture, and human aid and service.

•
United Way – Every year through employee contributions, footwear and apparel sales, and several employee-led fundraising events, Wolverine Worldwide has consistently given back to the local communities where we live and work. Over the past 6 years, Wolverine Worldwide has donated over $3.1 million to United Way.

CODE OF BUSINESS CONDUCT AND ACCOUNTING AND FINANCE CODE OF ETHICS
The Board has adopted a Code of Business Conduct for the Company's directors, officers and employees. The Board also has adopted an Accounting and Finance Code of Ethics (“Accounting and Finance Code”) that focuses on the financial reporting process and applies to the Company's CEO, CFO and Corporate Controller.

The Company discloses amendments to or waivers from its Code of Business Conduct affecting directors or executive officers and amendments to or waivers from its Accounting and Finance Code on its website at:
www.wolverineworldwide.com/investor-relations/corporate-governance/

2021 PROXY STATEMENT	15

SHAREHOLDER COMMUNICATIONS POLICY
Shareholders and other interested parties may send correspondence to the Board, the non-employee directors as a group, a specific Board committee or an individual director (including the Lead Director) in the manner described below.
The General Counsel or Associate General Counsel will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) as applicable at each regularly scheduled Board meeting.

Communications may be sent via email through various links on our website at:
www.wolverineworldwide.com/investor-relations/corporate-governance/
or by regular mail c/o General Counsel, Wolverine World Wide, Inc., 9341 Courtland Drive, NE, Rockford, MI 49351.

The General Counsel or Associate General Counsel will alert individual directors if an item warrants a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting a prompt response, but not addressed to a specific director, will be routed to the applicable committee Chairperson.
2021 PROXY STATEMENT	16

Proposal 1 — Election of
Directors for Terms Expiring
in 2024
The Company's Board consists of eleven directors. The Company's By-Laws establish three classes of directors, with each class being as nearly equal in number as possible and serving three-year terms. At each annual meeting, the term of one class expires. The Board has nominated three directors for election at the Annual Meeting: Roxane Divol, Brenda J. Lauderback and David W. McCreight. Each director has been nominated to serve for a three-year term expiring at the annual meeting of shareholders to be held in 2024 or until his/her successor, if any, has been elected and is qualified.
All director nominees are independent directors, as determined by the Board under the applicable NYSE listing standards and the Company's Director Independence Standards. Each director nominee currently serves on the Board. The shareholders most recently elected Mses. Divol and Lauderback at the Company's 2018 Annual Meeting. Mr. McCreight was appointed to the Board in 2019 on the recommendation of the Company’s Governance Committee after being identified as a potential candidate by a third-party search firm.
The Company is not aware of any nominee who will be unable or unwilling to serve as a director. However, if a nominee is unable to serve or is otherwise unavailable for election, the incumbent directors may or may not select a substitute nominee. If the directors select a substitute nominee, the proxy holder will vote the shares represented by all valid proxies for the substitute nominee (unless other instructions are given).
The biographies of the three nominees and the other directors of the Company are below, along with a discussion of the experience and skills of each director.
2021 PROXY STATEMENT	17

Director Nominees with
Proposed Terms Expiring in 2024
ROXANE DIVOL Age: 48 Director since: 2014
Select Business Experience: Former Group Chief Operating Officer of Webhelp, Inc.	Board Committees: Audit Governance	Other Public Directorships: None

Career Highlights:
From March to December 2019, Ms. Divol was the Group Chief Operating Officer for Webhelp, Inc., a European leader in business process and customer experience outsourcing. From February 2017 until January 2018, Ms. Divol was Executive Vice President and General Manager, Website Security, for Symantec Corporation, a global leader in information security solutions. From 2014 to February 2017, Ms. Divol was Senior Vice President and General Manager, Website Security for Symantec. From 2013 to 2014, Ms. Divol was Senior Vice President of Alliances with Symantec. Ms. Divol joined Symantec from McKinsey & Company, a global management consulting firm, where she was a partner in its San Francisco office and led the West Coast marketing and sales practice, with a focus on marketing return on investment and marketing transformation.

Experience and Skills:
Ms. Divol's experience with Webhelp, Inc., Symantec Corporation and McKinsey & Company provides her with expertise in international business, marketing, cybersecurity, digital/eCommerce and information technology. In 2017, Ms. Divol was named one of the 50 most powerful women in technology by the National Diversity Council.

2021 PROXY STATEMENT	18

BRENDA J. LAUDERBACK Age: 70 Director since: 2003
Select Business Experience: Chair of Denny's Corporation; Retired President of the Wholesale and Retail Group of Nine West Group, Inc.	Board Committees: Audit Governance (Chair)	Other Public Directorships: Denny's Corporation (Board Chair) Sleep Number Corporation

Career Highlights:
Ms. Lauderback is currently the Chair of the Board of Denny's Corporation, a restaurant company, and has acted as a Director of Denny's Corporation since 2005 and Sleep Number Corporation, a bed manufacturer and retailer, since 2004. From 1995 until her retirement in 1998, Ms. Lauderback was President of the Wholesale and Retail Group of Nine West Group, Inc., a footwear wholesaler and distributor. She previously was the President of the Wholesale Division of U.S. Shoe Corporation, a footwear manufacturer and distributor, a position that included responsibility for offices in China, Italy and Spain, and she was a Vice President/General Merchandise Manager of Dayton Hudson Corporation (now Target Corporation), a retail company. From 1998 to 2015, Ms. Lauderback also was a director of Big Lots, Inc., a retail company.

Experience and Skills:
Ms. Lauderback has more than 25 years of experience in the retail industry, with more than 20 years in the footwear, apparel, and accessories industries. These senior leadership positions have provided her with strong footwear, apparel and retail expertise. She also has extensive experience with public company governance and related matters. Ms. Lauderback was named to the National Association of Corporate Directors' (NACD) 2017 Directorship 100 list.

2021 PROXY STATEMENT	19

DAVID W. MCCREIGHT Age: 58 Director since: 2019
Select Business Experience: Retired President of URBN and Retired CEO of Anthropologie Group	Board Committees: Compensation Governance	Other Public Directorships: CarMax, Inc.

Career Highlights:
From 2016-2018 Mr. McCreight was President of URBN, the parent company of multinational lifestyle brands Anthropologie, Urban Outfitters, and Free People. Between 2011 and 2018, Mr. McCreight was the Chief Executive Officer of Anthropologie Group, the primary brand of which is Anthropologie, a leading multinational and multichannel lifestyle brand. Prior to that, Mr. McCreight was the President of Under Armour, Inc. from 2008 through 2010 and Lands' End, Inc. through 2008.

Experience and Skills:
Through 30 years of senior leadership positions with leading multinational and multichannel apparel, footwear, accessories, and lifestyle brands, Mr. McCreight has obtained global direct-to-consumer and international business experience. Mr. McCreight also has strong leadership and business experience from his service on public company boards, including CarMax, Inc. and DavidsTea, Inc., where he served as a director from 2014 to 2018. In 2019, Mr. McCreight became a Governance fellow of the National Association of Corporate Directors.

BOARD RECOMMENDATION
The Board recommends that you vote “FOR” the election of the above nominees for proposed terms expiring in 2024.
2021 PROXY STATEMENT	20

Directors with Terms
Expiring in 2022
JEFFREY M. BOROMISA Age: 66 Director since: 2006
Select Business Experience: Retired Executive Vice President of Kellogg International, President of Latin America; Senior Vice President of Kellogg Company	Board Committees: Audit (Chair) Compensation	Other Public Directorships: None

Career Highlights:
Mr. Boromisa worked at Kellogg Company, a global food manufacturing company, and its affiliates from 1981 to 2009. From 2008 through his retirement in May 2009, Mr. Boromisa was Executive Vice President of Kellogg International, President of Latin America; and Senior Vice President of Kellogg Company. From 2007 until 2008, Mr. Boromisa served as Executive Vice President of Kellogg International, President of Asia Pacific and Senior Vice President of Kellogg Company. From 2004 through 2006, he was Senior Vice President and Chief Financial Officer of Kellogg Company. In addition, beginning in 2004 and through his retirement, Mr. Boromisa was a member of Kellogg Company's Global Leadership Team. Prior to 2004, Mr. Boromisa occupied various leadership positions with Kellogg. Mr. Boromisa is also a director at Haworth International, Inc., a privately held, multinational, office furniture design and manufacturing company.

Experience and Skills:
With nearly 30 years of experience at Kellogg Company, including serving as its Chief Financial Officer and leading various operational business units, Mr. Boromisa has obtained international business, brand building and finance expertise.

2021 PROXY STATEMENT	21

GINA R. BOSWELL Age: 58 Director since: 2013
Select Business Experience: Retired President, Customer Development, Unilever U.S.A.	Board Committees: Compensation Governance	Other Public Directorships: ManpowerGroup Inc.

Career Highlights:
From May 2017 until her retirement in October 2019, Ms. Boswell was the President, Customer Development for Unilever U.S.A., one of the largest markets for Unilever PLC / Unilever N.V., a multinational consumer goods company whose products include Dove, Vaseline, Lipton, and Hellman's. From September 2015 to May 2017, Ms. Boswell served as Executive Vice President and General Manager for Unilever UK & Ireland. From 2011 to September 2015, Ms. Boswell served as Executive Vice President, Personal Care for Unilever PLC / Unilever N.V. From 2008 to 2011, Ms. Boswell served as President, Global Brands, for The Alberto Culver Company, a consumer goods company. Ms. Boswell has held numerous other senior leadership positions with other leading global companies, including Avon Products, Inc., Ford Motor Company, and Estee Lauder Companies, Inc. Ms. Boswell is a member of the board of ManpowerGroup Inc., a publicly traded workforce solutions company. Ms. Boswell has acted as a director for each of Counter Brands, LLC (dB Beautycounter), a beauty products company, and Geltor, Inc., a beauty and nutrition products company, since 2019, both of which are privately held.

Experience and Skills:
Through senior leadership roles with leading branded companies, Ms. Boswell has obtained expertise in brand building, international business, marketing, digital/eCommerce and finance, and her service as a director of public companies has given her experience with public company governance and related matters.

2021 PROXY STATEMENT	22

BRENDAN L. HOFFMAN Age: 52 Director since: 2020
Select Business Experience: President of Wolverine Worldwide	Board Committees: None	Other Public Directorships: None

Career Highlights:
Mr. Hoffman was appointed as President of Wolverine Worldwide effective in September 2020. From 2015 to August 2020, Mr. Hoffman served as the Chief Executive Officer of Vince Holding Corp., a public company and apparel retailer. Prior to joining Vince, Mr. Hoffman served as the Chief Executive Officer and President of Bon-Ton Stores Inc., a department store chain, from 2012 to 2014. Previously, he was the Chief Executive Officer and President of Lord & Taylor L.L.C., a department store chain, for more than three years and, before that, he served six years as President and Chief Executive Officer of Neiman Marcus Direct, an online retailer and a subsidiary of The Neiman Marcus Group Inc., where he oversaw the growth of neimanmarcus.com and the launch and growth of bergdorfgoodman.com. During the past 5 years, he has served as a director of Vince Holding Corp. and Pier 1 Imports, a home furnishings and decor retailer.

Experience and Skills:
Mr. Hoffman's more than 15 years in senior leadership roles with apparel and retail companies have provided him expertise in apparel, retail, international business and finance, and his experience as a director at Vince Holding Corp, Pier 1 Imports and now the Company has given him extensive experience with public company governance and related matters.

2021 PROXY STATEMENT	23

DAVID T. KOLLAT Age: 82 Director since: 1992
Select Business Experience: President and Chairman, 22, Inc.	Board Committees: Independent Lead Director	Other Public Directorships: None

Career Highlights:
Dr. Kollat has been Chairman and President of 22, Inc., a company specializing in research and management consulting for retailers and consumer goods manufacturers, since 1987. In addition to his marketing and management experience as Chairman and President of 22, Inc., Dr. Kollat served for 11 years in senior leadership positions at L Brands, Inc., a publicly traded, multinational apparel and retail company, including as Executive Vice President, Marketing; President of Victoria's Secret Direct; and as a member of its executive committee. Dr. Kollat is Lead Independent Director of Wolverine Worldwide, a position he has held since 2007. Dr. Kollat was a director of L Brands, Inc. from 1976 to 2019 and was a director of Sleep Number Corporation, a bed manufacturer and retailer, from 1994-2018.

Experience and Skills:
Dr. Kollat's more than 40 years' experience at L Brands, Inc. and 22, Inc. has provided him with marketing, apparel, international business, brand building, retail and finance expertise. He also has significant experience with company governance and related matters through service on more than twenty boards of directors, including extensive service on public company boards, and service as a Lead Independent Director and chair of nominating, audit and compensation committees.

2021 PROXY STATEMENT	24

Directors with Terms
Expiring in 2023
WILLIAM K. GERBER Age: 67 Director since: 2008
Select Business Experience: Managing Director of Cabrillo Point Capital LLC; Retired Executive Vice President and Chief Financial Officer of Kelly Services, Inc.	Board Committees: Audit Compensation	Other Public Directorships: Cleveland-Cliffs, Inc.

Career Highlights:
Mr. Gerber is Managing Director of Cabrillo Point Capital LLC, a private investment fund. He has held that position since 2008. From 1998 to 2007, Mr. Gerber was Executive Vice President and Chief Financial Officer of Kelly Services, Inc., a publicly traded global staffing solutions company with operations in more than 35 countries. Mr. Gerber served in various leadership positions with L Brands, Inc., a multinational apparel and retail company, prior to joining Kelly Services, Inc. Mr. Gerber currently serves as director of Cleveland-Cliffs, Inc., a publicly traded producer of iron ore and steel products, since 2020. From 2007 through 2020, Mr. Gerber was a director of AK Steel Holding Corporation, which merged with Cleveland-Cliffs in 2020.

Experience and Skills:
From his 25 years in senior leadership positions with L Brands, Inc. and Kelly Services, Inc., Mr. Gerber obtained extensive experience in apparel, retail, international business and finance, and his service as a director of various public companies has given him experience with public company governance and related matters.

2021 PROXY STATEMENT	25

BLAKE W. KRUEGER Age: 67 Director since: 2006
Select Business Experience: Chairman and Chief Executive Officer of Wolverine Worldwide	Board Committees: None	Other Public Directorships: None

Career Highlights:
Mr. Krueger is Chairman of Wolverine Worldwide, a position he assumed in January 2010, and Chief Executive Officer of Wolverine Worldwide, a position he assumed in April 2007. He also served as President of Wolverine Worldwide from April 2007 until September 2020. From October 2005 until April 2007, Mr. Krueger served as President and Chief Operating Officer of Wolverine Worldwide. From 2004 to October 2005, he served as Executive Vice President and Secretary of Wolverine Worldwide and President of its Heritage Brands Group. From 2003 to 2004, Mr. Krueger served as Executive Vice President and Secretary of Wolverine Worldwide and President of the Company's Caterpillar Footwear Group. He also previously served as Executive Vice President, General Counsel and Secretary of Wolverine Worldwide with various responsibilities including the human resources, retail, business development, accessory licensing, mergers and acquisitions and legal areas. Mr. Krueger serves as a director of Bissell Homecare, Inc., a privately held company and leading brand of floor care appliances.

Experience and Skills:
Mr. Krueger's more than 25 years in senior leadership roles with the Company have provided him expertise in footwear and apparel, retail, international business and finance, and his board experience at the Company and Professionals Direct, Inc., a former publicly traded insurance company, has given him extensive experience with public company governance and related matters.

2021 PROXY STATEMENT	26

NICHOLAS T. LONG Age: 62 Director since: 2011
Select Business Experience: Managing Partner, Bridger Growth Partners, LLC; Retired Chief Executive Officer of MillerCoors LLC	Board Committees: Compensation (Chair) Governance	Other Public Directorships: Amcor Limited

Career Highlights:
Mr. Long has acted as a Managing Partner for Bridger Growth Partners, LLC, a private investment fund, since 2015. From 2011 until his retirement in 2015, Mr. Long served as Chief Executive Officer of MillerCoors LLC, a joint venture between two publicly traded beverage companies. From 2008 to 2011, Mr. Long served as President and Chief Commercial Officer of MillerCoors LLC. From 2007 to 2008, Mr. Long served as Chief Executive Officer of Miller Brewing Company, a beverage company, and he served as Chief Marketing Officer of Miller Brewing Company from 2005 to 2007. Prior to joining Miller Brewing Company, Mr. Long spent 17 years in various senior leadership positions at The Coca-Cola Company, a beverage company, including Vice President of Strategic Marketing, Global Brands; Vice President, Strategic Marketing Research and Trends; President of Coca Cola's Great Britain and Ireland Division; and President of the Northwest Europe Division. Mr. Long currently serves as a director of Amcor Limited, a publicly-traded packaging solutions company.

Experience and Skills:
Through his more than 20 years in senior positions at category leading, branded companies, Mr. Long has developed significant marketing, international business and brand building expertise.

2021 PROXY STATEMENT	27

MICHAEL A. VOLKEMA Age: 65 Director since: 2005
Select Business Experience: Chairman of Herman Miller, Inc.	Board Committees: Audit Governance	Other Public Directorships: Herman Miller, Inc.

Career Highlights:
Mr. Volkema has been Chairman of Herman Miller, Inc., a publicly traded multinational furniture manufacturer, since 2000. Mr. Volkema became President and Chief Executive Officer of Herman Miller in 1995 and held those positions until 2003 and 2004, respectively. Mr. Volkema also is a director at Milliken & Company, a privately held, innovation-based company serving the textile, chemical, and floor covering markets.

Experience and Skills:
Mr. Volkema has obtained international business and brand building expertise from his more than 20 years in senior leadership positions with Herman Miller, Inc. Mr. Volkema also has public company governance and related experience from his extensive service on public company boards, including more than 20 years as Chairman of Herman Miller, Inc. and service on compensation and audit committees of boards of publicly traded companies.

2021 PROXY STATEMENT	28

BOARD LEADERSHIP
The Company's Corporate Governance Guidelines give the Board the flexibility to determine the best leadership structure for the Company based upon the Company's evolving needs and opportunities. The Governance Committee periodically reviews the Board's leadership structure, including whether to separate the roles of Chairman and CEO, based upon the Board and Company's then-current circumstances, and recommends changes to the Board as appropriate. Currently, the Company's CEO also serves as the Chairman of the Board. In addition, since 1993, the independent directors have annually elected a Lead Independent Director who performs a role in many ways similar to an independent Chairman. The Board continues to believe that this leadership structure is in the best interests of the Company and its shareholders at this time because it provides the Board with effective independent oversight of management. Specifically, the Lead Independent Director has the following enumerated responsibilities:
•	Serve, as necessary, as a liaison between the Chairman and the independent directors
•	Preside over Board meetings in the absence of the Chairman
•	Review, approve and help develop the agendas and scheduling for Board and committee meetings
•	Review and approve information and meeting materials sent to the Board
•	Preside over executive sessions, with the authority to call executive sessions
•	Work with the Compensation Committee and members of the Board to provide an effective annual performance review of the CEO and participate in CEO succession planning
•	Oversee, along with the Governance Committee, the annual Board and committee evaluations
•	Be available for consultation and communication with shareholders, as appropriate
DIRECTOR INDEPENDENCE
The Board annually assesses the independence of all directors. To qualify as “independent,” the Board must affirmatively determine that the director is independent under the Company's Director Independence Standards, which are modeled after the listing standards of the NYSE. Under NYSE listing standards and the Company's Director Independence Standards, the Board has determined that 9 of the Company's 11 directors are independent. Only Messrs. Krueger and Hoffman are not independent. All of the Board's committees are comprised entirely of independent directors. The independent directors generally meet in executive session at each regularly scheduled meeting.
The Company's Director Independence Standards define an “Independent Director” as a director who the Board determines otherwise has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and who:
•	Is not, and in the past three years has not been, an employee of the Company
•	Does not have, and has not had within the last three years, an immediate family member employed as an executive officer of the Company
•
Has not received, and does not have an immediate family member who received, during any 12 month period within the last three years, any direct compensation from the Company in excess of $120,000 (other than compensation for Board service; compensation received by the director for former service as an interim Chairman, CEO or other executive officer; compensation received by the director's immediate family member for service as a non-executive employee; or pension and other forms of deferred compensation for prior service if such compensation is not contingent in any way on continued service)

•	Is not a current employee or partner of a firm that is the Company's internal or external auditor
•
Has not been, and does not have an immediate family member who has been, within the last three years, a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time

2021 PROXY STATEMENT	29

•
Does not have an immediate family member who is (i) a current partner of the Company's internal or external auditor, or (ii) a current employee of the Company's internal or external auditor who personally works on the Company's audit

•
Is not, and has not been within the last three years, part of an interlocking directorate in which a current executive officer of Wolverine Worldwide serves or served on the compensation committee of another company where the director or the director's immediate family member concurrently serves or served as an executive officer

•
Is not an employee of, and does not have an immediate family member who is an executive officer of, another company that has made payments to, or received payments from, Wolverine Worldwide for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company's consolidated gross revenues

•	Has not had any other direct or indirect relationship with Wolverine Worldwide that the Board determines is material
BOARD COMMITTEES, MEETINGS AND MEETING ATTENDANCE
The Board has three standing committees: Audit, Compensation and Governance. Each committee meets periodically throughout the year and reports its recommendations to the Board. The Company expects directors to attend every meeting of the Board and the committees on which they serve and to attend the annual meeting of shareholders. In 2020, all directors then serving on the Board attended the 2020 Annual Meeting of Shareholders, and all directors attended at least 75% of the meetings of the Board (18 meetings in 2020) and the committees on which they served held during the period for which he or she served. All directors are typically invited to and attend all committee meetings.
Each committee annually evaluates its performance to determine its effectiveness. The Board has determined that all committee members are “independent” as defined by NYSE listing standards. Furthermore, each Audit Committee member satisfies the NYSE “financial literacy” requirement. In addition, the Board has determined that Mr. Boromisa and Mr. Gerber are “audit committee financial experts” under Securities and Exchange Commission (“SEC”) rules. Each committee's charter, with a complete list of the duties and responsibilities, is available on the Company's website at www.wolverineworldwide.com/investor-relations/corporate-governance/.
AUDIT COMMITTEE
Committee Members	•	Boromisa (Chair)
	•	Divol
	•	Gerber
	•	Lauderback
	•	Volkema
Number of Meetings in 2020	7
Highlighted Responsibilities	•	Appoints, evaluates and oversees the work of the independent auditors and oversees the internal audit function
	•	Oversees the integrity of the Company's financial statements, financial reporting process and internal controls
	•	Oversees the Company's policies, systems and management of risk assessment and the Company's compliance with legal and regulatory requirements

2021 PROXY STATEMENT	30

COMPENSATION COMMITTEE
Committee Members	•	Long (Chair)
	•	Boromisa
	•	Boswell
	•	Gerber
	•	McCreight
Number of Meetings in 2020	11
Highlighted Responsibilities	•	Assists the Board in fulfilling its responsibilities relating to executive compensation and the Company's compensation and benefit policies and programs
	•	Oversees the overall compensation structure, policies and programs, including whether the compensation structure establishes appropriate incentives for management and employees
•
Oversees the Company's management of risks relating to management resources, organization structure and succession planning, hiring, development and retention processes, as well as those relating to the Company's compensation structure, policies and programs

GOVERNANCE COMMITTEE
Committee Members	•	Lauderback (Chair)
	•	Boswell
	•	Divol
	•	Long
	•	McCreight
	•	Volkema
Number of Meetings in 2020	6
Highlighted Responsibilities	•	Assists the Board in fulfilling its responsibilities on matters and issues related to the Company's corporate governance practices
•
Working with the Board, establishes qualification standards for membership on the Board and its committees and recommends qualified individuals to become Board members or serve for election as directors

	•	Develops and recommends to the Board for its approval an annual self-evaluation process for the Board and its committees, and oversees the evaluation process

2021 PROXY STATEMENT	31

Non-Employee Director Compensation
in Fiscal Year 2020
The Company's non-employee director compensation philosophy is to pay compensation that is competitive with the compensation paid by companies of similar size, in similar industries and with whom Wolverine Worldwide competes for director candidates. The Governance Committee, with input from management and from the Compensation Committee's independent compensation consultant, reviewed director compensation and compared it to market data, including a comparison to director compensation for the Company's Peer Group, as defined on page 54, and broader industry market surveys (FW Cook 2018 Director Compensation Report and NACD 2018-2019 Director Compensation Report). No adjustments were made to 2020 director compensation based on this review.
Director 2020 Fee Cuts
As part of the Company’s overall COVID-19 response, in April 2020, the Board implemented a twenty-five percent reduction of the annual cash director fee, lead director fee and board committee service and chairperson fees for the remainder of fiscal 2020. The payments in the table below reflect these reductions.
The following table provides information regarding the compensation of the Company's non-employee directors for fiscal year 2020. Messrs. Krueger and Hoffman receive compensation for their services as the Company's CEO and President, respectively, but do not receive any additional compensation for service as a director or chairman.
	Fees Paid in Cash		Cash Amounts Voluntarily Deferred		Fees Earned or Paid in Cash[1]		Restricted Stock Unit Awards[2]		Totals
Boromisa	-	+	$103,188	=	$103,188	+	$135,019	=	$238,207
Boswell	$80,438	+	-	=	$80,438	+	$135,019	=	$215,457
Divol	$82,875	+	-	=	$82,875	+	$135,019	=	$217,894
Gerber	$82,875	+	-	=	$82,875	+	$135,019	=	$217,894
Kollat	$109,688	+	-	=	$109,688	+	$170,005	=	$279,693
Lauderback	$89,438	+	-	=	$89,438	+	$135,019	=	$224,457
Long	$96,688	+	-	=	$96,688	+	$135,019	=	$231,707
McCreight	$69,938	+	-	=	$69,938	+	$135,019	=	$204,957
Volkema	-	+	$90,531	=	$90,531	+	$135,019	=	$225,550
1
Represents cash payments received or deferred by directors for fiscal year 2020. Directors may defer fees pursuant to the Director Deferred Compensation Plan or Deferred Compensation Plan (each as defined below). The table shows the Fees Earned or Paid in Cash separated into Fees Paid in Cash and Cash Amounts Voluntarily Deferred.

2
Represents the aggregate grant date fair value of restricted stock units granted to non-employee directors in fiscal year 2020, calculated in accordance with Accounting Standard Codification (“ASC”) Topic 718, without regard to estimated forfeitures. These grants represent the standard annual director restricted stock unit grant made in accordance with the director compensation program; they were neither increased nor decreased as part of the Company’s COVID-19 response. The chart below lists the aggregate outstanding option awards (granted prior to 2018) and restricted stock units held by non-employee directors at the end of fiscal year 2020. For valuation assumptions, see the Stock Based Compensation footnote to the Company's Consolidated Financial Statements for fiscal year 2020 included in its Annual Report on Form 10-K for fiscal year 2020.

2021 PROXY STATEMENT	32

Name	Option Awards Outstanding at January 2, 2021 (#)	Restricted Stock Units held at January 2, 2021[1] (#)
Boromisa	49,940	14,225
Boswell	44,735	6,140
Divol	40,002	6,140
Gerber	49,940	6,140
Kollat	67,628	17,957
Lauderback	49,940	6,140
Long	60,642	14,225
McCreight	-	6,140
Volkema	49,940	14,225
1
Includes 8,085, 10,226, 8,085 and 8,085 fully vested restricted stock units held by each of Mr. Boromisa, Dr. Kollat, Mr. Long and Mr. Volkema, respectively, that were deferred and will be settled on the date elected by the director.

The following table shows the non-employee director compensation program for fiscal year 2020 prior to the implementation of the twenty-five percent reduction of cash fees in response to the COVID-19 pandemic:
	Compensation Plan for 2020
Component	Cash	Restricted Stock Units[1]
Annual Director Fee	$75,000	Number of restricted stock units “RSUs” with a grant date value of $135,000.
Audit Committee Annual Fee	$15,000
Audit Committee Chairperson Annual Fee	$25,000
Compensation Committee Annual Fee	$12,000
Compensation Committee Chairperson Annual Fee	$20,000
Governance Committee Annual Fee	$12,000
Governance Committee Chairperson Annual Fee	$17,500
Lead Director Annual Fee	In lieu of the standard Annual Director Fee, the Lead Director was paid a Cash Retainer of $135,000.	In lieu of the standard RSU grant, the Lead Director received a number of RSUs with a grant date value of $170,000.
1
For fiscal year 2020, Messrs. Boromisa, Gerber, Long, McCreight and Volkema and Mses. Boswell, Divol and Lauderback each received 6,140 restricted stock units, Dr. Kollat received 7,731 restricted stock units. The above restricted stock units were granted in April 2020 under the Stock Incentive Plan of 2016, as amended, and vest one year from the date of grant.

Director Deferred Compensation Plan. The Company's Amended and Restated Outside Directors' Deferred Compensation Plan (the “Director Deferred Compensation Plan”) is a supplemental nonqualified deferred compensation plan for non-employee directors. A separate non-employee director deferred compensation plan applies to benefits accrued under that plan before January 1, 2005. The Director Deferred Compensation Plan permits all non-employee directors to voluntarily defer, at their option, 25%, 50%, 75% or 100% of their director fees. The Company establishes a book account for each non-employee director and credits the director's account with a number of stock units equal to the amounts voluntarily deferred, divided by the closing market price of common stock on the payment/deferral date. The Company also credits director accounts with dividend equivalents on amounts previously deferred in the form of additional stock units. The amounts credited to director accounts are treated as if invested in Wolverine Worldwide common stock. The number of stock units held in director accounts is set forth under the “Stock Ownership By Management and Others” table below.
Upon a director's termination of service, or such later date as a director selects, the Company will distribute the stock units in the director's book account in shares of Wolverine Worldwide common stock in either a single, lump sum distribution or annual installment distributions over a period of up to 20 years (10 years under the plan for benefits accrued before January 1, 2005) based on the director's election. The Company converts each stock unit to one share of Wolverine Worldwide common stock.
2021 PROXY STATEMENT	33

Upon a “change in control,” the Company will distribute to the director, in a single, lump sum distribution, Wolverine Worldwide common stock in a number of shares equal to the stock units credited to a director's book account. The Deferred Compensation Plan defines “change in control” as any of the following:
•
The acquisition by any person, or by more than one person acting as a group, of more than 50% of either (i) the then outstanding shares of common stock of Wolverine Worldwide or (ii) the total fair market value of Wolverine Worldwide

•
The acquisition by any person, or more than one person acting as a group, during the 12 month period from and including the date of the most recent acquisition, of ownership of 30% or more of the outstanding common stock of Wolverine Worldwide

•
The replacement of a majority of the individuals who constitute the Board during any 12 month period by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of the appointment or election

•
The acquisition, during any 12 month period ending on the date of the most recent acquisition, by any person of assets from Wolverine Worldwide having a gross fair market value of at least 40% of the gross fair market value of all the assets of Wolverine Worldwide immediately before the acquisition

Deferred Compensation Plan For a description of the non-qualified Deferred Compensation Plan under which directors may also defer cash fees, please see the “Non-Qualified Deferred Compensation” section on page 68.
NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES
Each non-employee director must attain (and maintain) a minimum stock ownership level (including owned shares, the in-the-money value of stock options, and stock units under the Directors' Deferred Compensation Plan) equal to six times the non-employee director annual cash retainer prior to being able to gift or sell any Company stock. During 2020, all non-employee directors were in compliance with these guidelines.
2021 PROXY STATEMENT	34

Securities Ownership of Officers
and Directors and Certain
Beneficial Owners
FIVE PERCENT SHAREHOLDERS
The following table sets forth information about those holders known by Wolverine Worldwide to be the beneficial owners of more than five percent of Wolverine Worldwide's outstanding shares of common stock as of March 8, 2021:
	Amount and Nature of Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Sole Voting Power	Sole Investment Power	Shared Voting Power	Shared Investment Power	Total Beneficial Ownership	Percent of Class[5]
BlackRock, Inc.[1] 55 East 52nd Street New York, NY 10055	12,504,782	12,679,744	-	-	12,679,744	15.35%
Earnest Partners, LLC[2] 1180 Peachtree Street NE Suite 2300 Atlanta, GA 30309	3,472,275	4,963,147	-	-	4,963,147	6.01%
The Vanguard Group[3] 100 Vanguard Boulevard Malvern, PA 19355	-	8,153,554	80,999	145,492	8,299,046	10.05%
Wellington Management Group LLP[4] c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	-	-	3,793,976	4,225,785	4,225,785	5.11%
1	Based solely on information set forth in a Schedule 13G filed on January 25, 2021.
2	Based solely on information set forth in a Schedule 13G filed on February 16, 2021.
3	Based solely on information set forth in a Schedule 13G/A filed on February 10, 2021.
4
Based solely on information set forth in a Schedule 13G filed on February 4, 2021 jointly by Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP.

5	Based on 82,597,389 shares outstanding as of March 8, 2021.
2021 PROXY STATEMENT	35

STOCK OWNERSHIP BY MANAGEMENT AND OTHERS
The following table sets forth the number of shares of common stock beneficially owned as of March 8, 2021, by each of the Company's directors and named executive officers and all of the Company's directors and executive officers as a group:
	Amount and Nature of Beneficial Ownership of Common Stock[1]
	Deferred Stock Units, Sole Voting and/or Investment Power[2,3]	Shared Voting or Investment Power[4]	Stock Options[5]	Total Beneficial Ownership	Percent of Class[6]
Jeffrey M. Boromisa	65,566	56,900	49,940	172,406	*
Gina R. Boswell	15,615	-	44,735	60,350	*
Roxane Divol	26,177	-	40,002	66,179	*
William K. Gerber	44,095	-	49,940	94,035	*
Brendan L. Hoffman	3,149	-	-	3,149	*
Michael Jeppesen	9,190	-	51,988	61,178	*
David T. Kollat	214,206	95,350	62,242	371,798	*
Blake W. Krueger	866,109	34,234	1,072,126	1,972,469	2.39%
Brenda J. Lauderback	73,799	-	49,940	123,739	*
Nicholas T. Long	20,516	-	60,642	81,158	*
David W. McCreight	3,781	-	-	3,781	*
Michael D. Stornant	31,419	139,108	133,542	304,069	*
Michael A. Volkema	66,040	-	17,158	83,198	*
James D. Zwiers	32,566	76,116	170,788	279,470	*
All directors and executive officers as a group (18 people)	1,602,651	401,708	1,898,753	3,903,112	4.73%
∗	Represents beneficial ownership of less than 1%.
1
The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record and shares that, under applicable regulations, are considered to be otherwise beneficially owned.

2
These numbers include restricted shares held, which are subject to forfeiture if the terms of the award are not satisfied and also include deferred stock units held by directors under the Directors' Deferred Compensation Plan.

2021 PROXY STATEMENT	36

3	The table does not include the following time-vested restricted stock units and performance units owned by directors and NEOs as of March 8, 2021:
	Restricted Units	Performance Units
Boromisa	14,225*	-
Boswell	6,140	-
Divol	6,140	-
Gerber	6,140	-
Hoffman	105,172	93,397
Jeppesen	16,610	28,899
Kollat	17,957*	-
Krueger	172,755	226,141
Lauderback	6,140	-
Long	14,225*	-
McCreight	6,140	-
Stornant	34,978	36,268
Volkema	14,225*	-
Zwiers	31,130	31,694
*
Includes 8,085, 10,226, 8,085 and 8,085 fully vested restricted stock units held by each of Mr. Boromisa, Dr. Kollat, Mr. Long and Mr. Volkema, respectively, that were deferred and will be settled on the date elected by the director.

4
These numbers include shares over which the listed person is legally entitled to share voting or investment power by reason of joint ownership, trust or other contract or property right and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of such relationship.

5
The numbers represent shares that may be acquired within 60 days after March 8, 2021, by the exercise of stock options granted under Wolverine's various stock option plans. These numbers are also included in the Total Beneficial Ownership column.

6
As of March 8, 2021, based on 82,597,389 shares outstanding on that date plus the number of stock options exercisable by the specified person(s) within 60 days of March 8, 2021, as indicated in the “Stock Options” column.

2021 PROXY STATEMENT	37

Compensation Discussion
and Analysis
SUMMARY

The Company's Compensation Discussion and Analysis (“CD&A”) provides an overview and analysis of the executive compensation program for the Company's named executive officers (“NEOs”). For fiscal year 2020, the Company's NEOs were:

Blake W. Krueger	Chairman and Chief Executive Officer
Brendan L. Hoffman	President, Wolverine Worldwide
Michael Jeppesen	President, Global Operations Group
Michael D. Stornant	Senior Vice President, Chief Financial Officer and Treasurer
James D. Zwiers	Executive Vice President
COMPENSATION PHILOSOPHY AND OBJECTIVES
The Company's compensation philosophy is to provide executives with a competitive compensation package that is heavily weighted towards performance-based (performance units and annual bonus opportunity) and variable (restricted stock units) compensation in order to encourage superior business and financial performance over the short and longer term and, by linking compensation with stock price performance, to closely align the interests of the Company's NEOs with those of its shareholders without encouraging excessive risk-taking. The Compensation Committee (the “Committee”) oversees the Company's executive compensation program.
The executive compensation program has four primary objectives:
•	Attract and retain talented NEOs who will lead Wolverine Worldwide and drive superior business and financial performance
•	Provide incentives for achieving specific pre-established near-term individual, business unit and corporate goals and reward the attainment of those goals
•	Provide incentives for achieving specific pre-established longer term corporate financial goals and reward the attainment of those goals
•	Align the interests of NEOs with those of the shareholders through incentives based on achieving performance objectives that enable increased shareholder value
Compensation Decisions in Context: The Company’s Response to Unprecedented Challenges
2020 was an unprecedented year, as global economies were shaken and changed by the global COVID-19 pandemic. Our response was swift, proactive, agile and deliberate, focused on the community, the team and organization, and the financial performance of the Company in the face of a significantly altered economy and retail marketplace.
•	As the pandemic broke, we
○	implemented health and safety best practices but were able to remain operational and “open for business,”
○	donated more than 35,000 protective masks for use by frontline healthcare workers,
○	retrofitted our Michigan ReChaco factory to produce additional face masks and other critical protective equipment for donation to healthcare workers and first responders,
○	made additional cash and footwear donations to those affected by the pandemic, and
○	executed plans for the safety of our office, distribution center and store employees.
•	We flattened, streamlined and reorganized our management structure, positioning us to take on a pandemic economy and thrive post-pandemic.
2021 PROXY STATEMENT	38

•
We restructured compensation to conserve cash and enhance liquidity by providing restricted stock awards in lieu of salary (50% for the CEO and 35% for the other NEOs) for the period from April 2020 through the end of fiscal year 2020.

•	Our non-employee Directors took a 25% cut in cash fees for the period from April 2020 through the end of fiscal year 2020.
•	We focused our strategies and investments around product innovation, direct-to-consumer, and digital capabilities, setting us up for growth in 2021.
•	We grew our 2020 global eCommerce business revenue by 50% and will strive to reach the aspirational goal of $500 million in global eCommerce revenue in fiscal year 2021.
•
Revenue of $1.79 billion was better than expected despite the substantial headwinds introduced by the global COVID-19 pandemic, including widespread retail store closures and elevated consumer unemployment.

•
We took swift action to increase our liquidity and the flexibility of our capital structure, primarily through the amendment of our Senior Credit Facility, including borrowing $171 million in aggregate principal amount of incremental term loans (paid off at year end) and the sale of $300 million of 6.375% Senior Notes due 2025.

•
We implemented several additional measures to prioritize liquidity, cash preservation, and asset management, including drawing down the remainder of our revolving credit line at certain points in the year, reducing planned inventory receipts, postponing certain capital expenditures, suspending further share repurchases, and significantly reducing planned operating expenses for the year.

•	The above cash preservation initiatives allowed the Company to deliver $309 million of operating cash flow in 2020.
These actions, along with the overall strength of our brands, team, and business, allowed us to perform well for our shareholders. Our total shareholder return for 2020 was at the 59th percentile against our peer group, and in the 77th percentile for the three-year period ending in 2020. We are proud of our response to the COVID-19 pandemic and of our overall performance in the face of these unprecedented challenges in 2020.
2021 PROXY STATEMENT	39

2020 Compensation Program Overview
The Company's executive compensation program consists of base salary, annual bonus opportunity, long-term incentive compensation and benefits. A breakdown of base salary, annual performance bonus, and long-term incentive compensation is illustrated below:
ELEMENT	COMPONENT	METRICS	WHAT THE PAY ELEMENT REWARDS

Base Salary	• Cash	• Fixed amount based on responsibilities, experience and market data	• Scope of core responsibilities, years of experience, and potential to affect the Company's overall performance

Annual Performance Bonus	• Company/Business Unit Cash Bonus • Individual Cash Bonus • Backlog Modifier	• 85% revenue and adjusted pretax earnings • 15% specific individualized performance targets • Total payout adjusted up/down up to plus or minus 25% based on year-end backlog modifier
• Achieving specific corporate business and/or divisional objectives over which the NEO has reasonable control
• Achieving specific personal objectives
• Achieving key financial metric, consistent with communicated objectives

Long-Term Incentive Compensation	• Performance share units • Time-vesting restricted stock units
• Uses the following performance metrics (weighted as indicated)
• 65% Adjusted earnings per share
• 35% Adjusted business value-added
• Relative TSR adjusted total payout up/down up to plus or minus 25%
• Four-year vesting for time-vested restricted stock units

• Balances focus on near-term profitability with longer-term shareholder value creation
• Achieving long-term corporate objectives
• Driving long-term shareholder value
• Continued, long-term employment at Wolverine Worldwide
• Adjusted to increase (or reduce) payout based on relative TSR performance

Pay at Risk
Under the Company's compensation program, a significant portion of the compensation awarded to the NEOs generally, and to the CEO in particular, is at risk (contingent upon the attainment of various pre-established short and long-term financial goals) and variable (contingent on the performance of the Company's stock price). NEO compensation that is significantly at risk and variable incentivizes superior business and financial performance and, by linking compensation with stock price performance, aligns the interests of executives with those of shareholders.
2021 PROXY STATEMENT	40

The following graphic illustrates the percentage of 2020 NEO target compensation that is at risk:

CEO 2020 Target Total Compensation
Fixed - 13%
Variable - 20%
At Risk - 66%
CEO
2020
Base Salary 13%
RSUs 20%
Performance Units 47%
Annual Bonus 19%
LTI Mix - 30% time-based, 70% performance-based

NEO 2020 Target Total Compensation
Fixed - 26%
Variable - 23%
At Risk - 51%
NEO
2020
Base Salary 26%
RSUs 23%
Performance Units 34%
Annual Bonus 17%
LTI Mix - 40% time-based, 60% performance-based

Long-Term Incentive Program Mix
The long-term incentive program is heavily weighted to at-risk compensation, with a mix for February 2020 grants of 70% performance stock units and 30% time vested restricted stock units for the CEO and 60% performance stock units and 40% time vested restricted stock units for the other NEOs. In addition, and as described in more detail below, the actual salary portion of compensation was reduced for 2020, and additional time-vested grants were made, shifting a higher percentage of total compensation away from fixed base salary. The charts above reflect the original grant values and salary information from the February 2020 Compensation Committee actions.
Compensation Best Practices
What we do	What we do not do

✔ Vast majority of pay is at risk or variable, i.e., performance-based or equity-based or both

✔ Stringent share ownership requirements (6x base salary for CEO)

✔ Broad-based clawback policy

✔ Significant vesting horizon for equity grants

✔ Double trigger equity acceleration (for grants in 2017 and beyond)

✔ Independent Compensation Committee Consultant

✔ Review executive compensation program to ensure it doesn't promote excessive risk taking

✔ Proactively engage with top shareholders on compensation and governance issues

✔ Conduct annual say-on-pay votes

✔ Balance short-term and long-term incentives

✗ No dividends or dividend equivalents on unearned performance shares/units

✗ No repricing or replacing of underwater stock options

✗ No excessive or unnecessary perquisites

✗ No hedging, pledging or short sales of Company stock

✗ No excise tax gross-ups in change-in-control agreements for new officers (hired after 2008)

2021 PROXY STATEMENT	41

Compensation Discussion and Analysis
2020 COMPENSATION PROGRAM OVERVIEW
Setting Targets
Each February, the Committee recommends (and the independent directors approve) target compensation for the CEO for the upcoming year after considering the latest available information, including the Company's TSR and other business and financial performance, information provided by the Committee's compensation consultant regarding executive compensation trends and compensation paid to other chief executive officers of companies in the compensation peer group (described below), and information provided by management on recent Company performance and the Company's future business and financial outlook. The Committee's goal is to set the CEO's compensation in line with the anticipated market median compensation for that year.
Given the significant weight the Company's executive compensation program places on at risk and variable compensation, the compensation realized by the CEO and NEOs can be significantly affected, both positively and negatively, by performance against the various operational and financial performance metrics pre-established by the Committee and by the performance of the Company's stock. The Board and Committee believe such a compensation program aligns the interests of the CEO and other NEOs with the interests of the shareholders.
The Company's executive compensation program consists of four primary elements: base salary, annual bonus opportunity, long-term incentive compensation and benefits. These elements are described in greater detail below.
Base Salary
As part of approving an NEO's base salary, the Committee considers a variety of factors including individual responsibilities, experience, skills, and potential to affect Wolverine Worldwide's overall performance, as well as market surveys and peer group information. The Committee considers these compensation factors subjectively, and no single factor or combination of factors was determinative in setting base salaries for any NEO for fiscal year 2020.
Based on the above factors, the Committee approved the 2020 base salaries for the NEOs as noted in the following table. The Committee held CEO salary flat in 2020 for the sixth year in a row and held it flat again in 2021. Base salaries for Messrs. Jeppesen, Stornant and Zwiers were also held flat in 2020. Then, in April 2020 salaries for all of the NEOs (other than Mr. Hoffman, who was not yet hired) were reduced as part of the Company's COVID-19 response for the remainder of the year as reflected below.
Name	2019 Base Salary	2020 Base Salary	Pay Reduction %	April 2020 Annual Salary After Pay Reduction
Krueger	$1,150,000	$1,150,000	50%	$575,000
Hoffman	N/A	$900,000	N/A	N/A
Jeppesen	$625,000	$625,000	35%	$406,250
Stornant	$630,000	$630,000	35%	$409,500
Zwiers	$685,000	$685,000	35%	$445,250
2021 PROXY STATEMENT	42

Annual Bonus
In 2020, each NEO had the opportunity to earn annual cash incentive compensation (“annual bonus”), consisting of a performance bonus and an individual performance bonus, and further subject to a modifier:
	Key Factors		2020 Company Metrics
Performance Bonus	•	Based on performance measured against Company and/or business unit performance criteria established at the beginning of 2020	• •	Revenue (45%) Adjusted pretax earnings (55%)
	•	Payout determined by comparing performance against four performance levels set for each pre-set criterion: threshold, target, goal, and stretch
Individual Performance Bonus	•	Measured against individual performance criteria	•	Vary by each NEO
	•	Each NEO's payout was determined by comparing individual performance against specific individual criteria set at the beginning of 2020
	•	Payouts can range from 0% to 200% depending on the NEO's performance against individual performance objectives
Modifier	•	Total payout based on the above two components adjusted up or down by up to 25% based on year-end backlog	•	+/- 25% year-end backlog modifier
A percentage of each NEO's 2020 base salary, as determined in February 2020, was set as the annual bonus target percentage (the “Target Bonus Percentage”). The Target Bonus Percentage represents the percentage of each NEO's base salary that could be earned as annual incentive compensation at a “target” performance level (100% payout) for each of the performance bonus and individual performance bonus. Generally, the Committee sets higher Target Bonus Percentages for individuals with greater influence on business strategy, profit or sales. This puts a larger percentage of an NEO's total potential cash compensation at risk, in line with the NEO's ability to influence these factors. For 2020, the NEOs had the following Target Bonus Percentages: Mr. Krueger 140%, Mr. Hoffman 85%, Mr. Jeppesen 55%, Mr. Stornant 60%, and Mr. Zwiers 55%.
The Committee selected fiscal year 2020 revenue and adjusted pretax earnings as metrics for the performance bonus because it believes a strong correlation exists between performance on these financial measures and increases in shareholder value. The Committee also continued to include a year-end backlog modifier for 2020 to more directly align with the Company's focus on go-forward revenue growth.
Performance Bonus
Messrs. Krueger, Stornant, Jeppesen, and Hoffman had significant influence on the Company's overall business performance and, accordingly, their respective performance bonus opportunity (85% of their total annual bonus opportunity) is based on the Company performance criteria only. Mr. Zwiers was directly responsible for specific business units and exerted a significant influence on those business units in particular, in addition to influencing Company performance. Accordingly, a large percentage of his overall annual bonus opportunity was based on business unit performance, as reflected in the table on page 47.
As shown in the table below, the Committee also set four performance levels for each criterion: threshold (25% payout for pretax; 50% for revenue), target (100% payout), goal (150% payout) and stretch (200% payout). The Committee set the revenue and pretax earnings goals for these performance levels following a review of the Company's operating plan, historical performance, and industry and macroeconomic conditions. The performance targets were set aggressively, including setting the revenue performance at target (100%) at the high end of the Company's initial 2020 guidance. Performance targets required for 100% payout on revenue were set in February 2020 above 2019 performance targets and 2019 actual results. Pretax goals at target (100%) were set above the Company’s actual 2019 pretax results. All 2020 performance goals were established prior to the onset of the pandemic and reflected the expected business conditions at that time.
2021 PROXY STATEMENT	43

Company Performance Level (% of Target Payout)[1]	in millions
	Revenue	Pretax Earnings
Threshold (25% for pretax; 50% for revenue)	$2,263	$235.0
Target (100%)	$2,343	$246.9
Goal (150%)	$2,403	$260.0
Stretch (200%)	$2,458	$275.0
1
The maximum payout (before the effect of the modifier) an NEO can receive is 200% of his Target Bonus Percentage, even if performance is above stretch. An NEO would receive 0% of his Target Bonus Percentage if performance is below threshold. An NEO could earn up to an additional 25% of his overall payout after the modifier.

For each business unit, the Committee sets the revenue and adjusted pretax earnings goals at substantially similar levels of difficulty as the goals for the Company and with a similar degree of difficulty as in prior years. The below table shows historical weighted performance levels achieved by the business units included as part of an NEO performance bonus in 2020.
	Historical Group Performance
	2020	2019	2018	2017	2016
International Group	Below Threshold	Between threshold and target	Between target and goal	Between target and goal	Between target and goal
eCommerce	Between threshold and target	Between target and goal	Between threshold and target	Between target and goal	Between threshold and target
To determine a fair and equitable starting point to assess the performance portion of the bonus plan, the Committee felt it important to consider and understand the significant impact of the pandemic, which was not factored into the targets as originally set, on the outcome of the bonus plan that includes just over 1,000 employees. If no adjustments were made to acknowledge the impact of the pandemic, no payouts for the performance portion of the bonus plan would have been earned despite the performance being driven by reduced consumer spending, economic uncertainty, and reduced traffic in brick-and-mortar stores (both the Company’s and third-party retailers selling Company products) due to lockdowns.
To isolate and neutralize the impact of the COVID-19 pandemic, as discussed above, the Committee used pro-forma results for revenue and pretax earnings for fiscal year 2020 based upon actual Company performance through March 1, 2020, and trends and projected performance for the remainder of the year as existed on March 1, 2020. These adjustments resulted in pro-forma revenue of $2.362 billion and pretax earnings of $243.9 million for fiscal year 2020 as compared to revenue of $1.791 billion and pretax earnings of $92.4 million without taking into account the COVID-19 adjustment.
In February 2021, the Committee evaluated the Company’s performance for 2020 against the criteria set forth above and certified the Company's performance compared to the Company performance criteria described above. The Committee certified that for purposes of the fiscal year 2020 annual performance bonus plan, the Company’s adjusted revenue was approximately $2.362 billion, and the Company’s adjusted pretax earnings were $243.9 million, which correspond to a blended payout level of 86% of target. In calculating adjusted revenue and adjusted pretax earnings, consistent with the terms of the annual performance bonus plan, the Committee adjusted the results to exclude the impact of the COVID-19 pandemic on the Company’s fiscal year 2020 performance.
In determining payout levels, however, and despite performance being driven by factors beyond the Company’s control, the Committee determined that it would use negative discretion to reduce the payouts under the pandemic adjusted performance from 86% of target to 45% of target, with similar adjustments to group performances. In addition, the Committee used negative discretion to eliminate a 25% increase to the payout that would otherwise have applied under the terms of the plan based on strong Company performance against the order backlog modifier, as described below. In its deliberations, the Committee took into consideration a number of factors, such as the broad-based application of the bonus plan to over 1,000 employees and the extraordinary nature of the pandemic to arrive at what it believed to be a fair and balanced outcome.
	2020 Performance	Overall Weighted Payout by Group
Wolverine Worldwide	Below Overall Threshold	45%
International Group	Below Overall Threshold	30%
eCommerce	Between Threshold and Target	90%
2021 PROXY STATEMENT	44

For 2020, the Company paid the NEOs the following amounts relating to the performance bonus.
Name	Performance Bonus (as a % of Total Annual Bonus Opportunity)[1]	Performance Bonus Opportunity (as a % of an NEO's Target Percentage)[1]	Performance Bonus Percentage Earned[1,2]	Performance Bonus Paid[1,2]
Krueger	85%	0 - 200%	45%	$615,825
Hoffman	85%	0 - 200%	45%	$84,407
Jeppesen	85%	0 - 200%	45%	$131,484
Stornant	85%	0 - 200%	45%	$144,585
Zwiers	85%	0 - 200%	45%	$169,538
1	Not including positive or negative adjustments, if any, based on the backlog modifier discussed below.
2	Not including Individual Performance Bonus.
Individual Performance Bonus
At the same time Target Bonus Percentages are set, the CEO approves measurable personal objectives for each NEO's individual bonus, other than for himself. The CEO submits, and the Committee reviews and approves, with such changes as it considers appropriate, the CEO's personal objectives. Such measurable personal objectives may include goals such as executing strategies supporting the Company's vision, developing employees, growing new business initiatives, and driving operational excellence. Performance is evaluated by the CEO (or, in the case of the CEO, by the Committee and the other independent directors) based on qualitative and quantitative factors.
Each personal objective is given a rating from “does not achieve” to “exceptional,” with weighted performance ratings and payouts consistent with the following table:
Personal Objectives Rating	2020 Payout Level
Exceptional	200%
Far Exceeds	175%
Exceeds	150%
Achieves	100%
Achieves Some But Not All	50%
Does Not Achieve	0%
The CEO recommended, and the Committee approved, the 2020 cumulative weighted personal objectives scores and payout levels for each of the NEOs other than himself. The Committee and the other independent directors of the Board met with the CEO at the end of the year to evaluate his performance against his personal objectives, considering various factors. The Committee determined the cumulative weighted personal objectives score for the CEO and recommended to the independent directors of the Board the CEO's payout level.
Summaries of the specific personal objectives for each NEO are outlined in the table below, along with performance information about each objective in parenthesis, based on the scale set forth above.
NEO	2020 Personal Objectives
Krueger	People (Between Achieves and Exceeds), growth (Between Achieves and Exceeds), and cash flow (Between Far Exceeds and Exceptional)
Hoffman	Onboarding (Between Achieves and Exceeds)
Jeppesen	Process (Exceeds), personnel (Far Exceeds), sourcing (Exceeds), and cost (Far Exceeds)
Stornant	Financial response to COVID-19 pandemic (Exceptional), growth (Between Achieves and Exceeds), process (Between Achieves and Exceeds), and personnel (Between Exceeds and Far Exceeds)
Zwiers	eCommerce (Between Exceeds and Far Exceeds), international growth (Between Achieves and Exceeds), and personnel (Between Achieves and Exceeds)
2021 PROXY STATEMENT	45

This year’s personal objectives related to key initiatives intended to drive shareholder value, including:
•	Working toward a smooth CEO transition (Messrs. Krueger and Hoffman) and transition of business units (Messrs. Jeppesen and Zwiers)
•	Financial response to the pandemic, including preserving and improving cash flow, generating near-record $309 million operating cash flow for the year (Messrs. Krueger and Stornant)
•	Maintaining minimum revenue disruption and growing eCommerce revenue 50% during a pandemic (Messrs. Krueger, Stornant and Zwiers)
Name	Individual Performance Bonus (as a % of Total Annual Bonus Opportunity)	2020 Individual Bonus Opportunity (as a % of an NEO's Target Percentage)	2020 Individual Bonus Percentage Achieved	2020 Individual Bonus Paid
Krueger	15%	0 - 200%	129%	$ 312,018
Hoffman	15%	0 - 200%	148%	$48,989
Jeppesen	15%	0 - 200%	163%	$83,789
Stornant	15%	0 - 200%	155%	$87,885
Zwiers	15%	0 - 200%	142%	$80,248
Backlog Modifier
The Committee maintained a backlog modifier for 2020 to continue to align with the Company's focus on revenue growth. The Committee set the following backlog modifier for 2020. As described below, the Committee used negative discretion and did not apply a backlog modifier that would have increased payout by 25%.
Company and Brand/Group Backlog[1,2]
Exceeded Backlog Growth Target	+2x
Achieved Backlog Growth Target	No Adjustment
Did Not Achieve Backlog Growth Target	-2x
1	Times the % increase or decrease in backlog
2	Modifier adjustments will not fall below -25% or exceed 25%
At the Company and Brand/Group levels, a 2x modification was to be applied to each percentage increase (positive modification) or decrease (negative modification) above or below a threshold increase level, capped at +/- 25%, based on average backlog at the end of the last three weeks of the 2020 fiscal year compared to the same periods during the 2019 fiscal year. The Committee determined that backlog performance against the modifier qualified for a 25% increase in annual bonus based on the above factors. The Committee used negative discretion, however, to eliminate the 25% increase that otherwise would have applied based on the backlog modifier.
2021 PROXY STATEMENT	46

Each NEO's total annual bonus opportunity for 2020 ranged from 0% to 200% of the Target Bonus Percentage before applying the backlog modifier. The accompanying table shows the aggregate annual incentive compensation payout earned by each NEO for 2020, as well as the portion of that aggregate number that is attributable to the performance bonus and individual performance bonus. For Mr. Hoffman, the payout was prorated based on his hire date.

Krueger	140%	15%	85%		$615,825	$312,018	$927,843	58%
Hoffman	85%	15%	85%		$84,407	$48,989	$133,396	60%
Jeppesen	55%	15%	85%		$131,484	$83,789	$215,273	63%
Stornant	60%	15%	85%		$144,585	$87,885	$232,470	62%
Zwiers	55%	15%	30%	55%[2]	$169,538	$80,248	$249,786	66%
1	Based on adjusted revenue and pretax earnings performance criteria for the Company, as described above under “Annual Bonus — Performance Bonus.”
2	Based on revenue and pretax earnings as the performance criteria for: eCommerce (25%), and International (30%).
3
The total payout for each NEO was reduced by the following amount based on the Committee's use of negative discretion applied to pro-forma performance and in not applying the 25% backlog modifier increase: Mr. Krueger $947,875, Mr. Hoffman $131,474, Mr. Jeppesen $206,669, Mr. Stornant $226,198 and Mr. Zwiers $290,586.

Overall NEO annual bonus paid out below target levels, including for the CEO, in a year when the Company's TSR performance was at the 59th percentile of its peer group. Further, the following graph shows the CEO's target bonus opportunity compared to his actual bonus paid over the last three years, which demonstrates the Company's pay for performance philosophy in action. There is clear directional alignment between the Company's TSR performance and the CEO's annual bonus achievement over this period, during which the Company's TSR performance was at the 77th percentile of its current peer group.
2021 PROXY STATEMENT	47

CEO 3-YEAR TARGET & ACTUAL BONUS / WWW INDEXED TSR
WWW Indexed TSR
$150
$100
$50
$0
INDEXED TSR
2018
Actual bonus is 105% of target bonus
2019
Actual bonus is 26% of target bonus
2020
Actual bonus is 58% of target bonus
$1,438
$1,513
$1,610
$420
$1,610
$928
Target Bonus
Actual Bonus
Target Bonus
Actual Bonus
Target Bonus
Actual Bonus

Bonus amounts in $000s; actual bonuses as earned under the Annual Bonus Plan and reflected in the Non-Equity Incentive Plan Compensation column of the SCT

LONG-TERM INCENTIVE COMPENSATION
In 2020, each NEO had the opportunity to earn long-term incentive compensation comprised of a mix of performance share units and time-based restricted stock unit awards. The 2020 grants were initially based on the following:
		Key Factors		Performance Share Metrics[1]
Performance Share Units	•	Performance share units are based on performance criteria covering three-year periods	•	Fully diluted adjusted EPS (65%)
	•	Awards balance focus on near term profitability with longer term shareholder value creation	•	Adjusted Business Value Added (“BVA”)[2] (35%)
	•	Potential up/down adjustment based relative TSR Measure	•	TSR adjustment for top/bottom quartile TSR vs. Russell 3000
Time-Based Restricted Stock Unit Awards	•	Encourages employee retention and rewards increases in stock price
1
EPS is calculated on a fully diluted basis and EPS and BVA are each adjusted to account for and exclude the effects of acquisitions, divestitures, accounting changes, restructuring, or other similar special charges or extraordinary items excluded by the Committee, including foreign exchange.

2
BVA is calculated by starting with operating income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), and then reducing operating income by (1) an amount for income taxes where the effective tax rate used to calculate the income tax amount is determined in accordance with GAAP (adjusted consistent with EPS adjustments, as described above), and (2) a capital charge equal to a 14 point average of “net operating assets” during the fiscal year (with “net operating assets” defined as the net of trade receivables (net of reserves), inventory (net of reserves), other current assets, property, plant and equipment, trade payables and accrued liabilities) multiplied by 10%.

2021 PROXY STATEMENT	48

2018-2020 Performance Stock Units
The following table lists the performance levels set by the Committee for performance stock unit awards granted for the 2018-2020 performance period, the vesting of which occurred on February 9, 2021 following the Committee's certification of 2018-2020 financial results.
Performance Level (Percentage of Target Payout)	Cumulative EPS for the 2018-2020 period	Cumulative BVA for the 2018-2020 period (in millions)
Threshold (50%)	$6.24	$536.4
Target (100%)	$6.63	$590.2
Goal (150%)	$7.02	$644.0
Stretch (200%)	$7.41	$702.8
In February 2021, the Committee evaluated and certified the Company's performance for the 2018-2020 performance period against the criteria set forth in the table above, with 2020 results adjusted to isolate and neutralize the impact of the pandemic, using the same methodology and process and for the same reasons described above on page 44 with respect to the 2020 annual performance bonus. The 2018-2020 PSU payout was 60% of target, reflecting a weighted payout based on the final adjusted 3-year EPS of $6.57 (92% payout x 65% weighting) plus a 0% weighted payout attributable to the BVA portion of the award due to adjusted BVA of $495.4 million falling below the required threshold (0% payout x 35% weighting). During the 2018-2020 performance period, the Company's TSR performance against the Russell 3000 Index was at the 49th percentile so no positive or negative TSR adjustment was made.
The blended payout at 60% of target for the 2018-2020 performance period was slightly lower than the Company’s pre-pandemic performance for the first two fiscal years of the performance period, reinforcing the appropriate nature of the adjustments made with respect to 2020 performance.
The following table lists the number of stock units that vested for each NEO under the 2018-2020 performance stock unit grant. In calculating the number of stock units that vest, the Company uses the stock price on the date of the grant, which results in the NEOs bearing the risk of stock price performance during the performance period.
Name	Stock Units Vesting (#)
Krueger	76,154
Hoffman	4,840
Jeppesen	9,201
Stornant	10,966
Zwiers	10,049
Mr. Hoffman’s award and payout for the 2018-2020 period was prorated based on his hire date. Upon his hire, Mr. Hoffman was also awarded PSU grants for the 2019-2021 and 2020-2022 performance periods using the same proration method. The Committee determined to make these grants as part of Mr. Hoffman’s initial compensation package because they provide weighting toward performance-based compensation elements and aligned his goals with other participants for these performance periods, an important factor given the Company’s previously-stated expectation that he will be promoted to Chief Executive Officer of the Company. Neither the 2019-2021 nor the 2020-2022 PSU awards are currently outstanding, as described below. All current awards relate to periods during which Mr. Hoffman was fully employed by the Company.
2020 Performance Stock Unit Awards
In the beginning of 2020, the Committee evaluated each NEO's long-term incentive target payout opportunity expressed as a dollar amount at target grant value for the grant of performance shares for the 2020-2022 period. Like performance shares granted for the 2019-2021 performance period, performance units were originally granted as eligible to vest based on achievement of adjusted constant-currency EPS goals (weighted 65%) and adjusted constant-currency BVA goals (weighted 35%). For the 2020-2022 performance period, the Committee included a relative TSR modifier that provides a 25% positive adjustment for TSR performance in the top quartile of the Russell 3000 Index and a 25% negative adjustment for performance in the bottom quartile of the Index.
2021 PROXY STATEMENT	49

Name	2020-2022 Target[1]
Krueger	$4,042,500
Hoffman	$1,586,667
Jeppesen	$488,400
Stornant	$579,120
Zwiers	$533,400
1	See footnote 3 to the Summary Compensation Table for the grant date fair value of these awards, which reflects an accounting valuation of the effect of the TSR modifier.
The Company accrues, but does not pay, any dividends on any performance units during the performance period. Once the Committee certifies the Company's performance compared to the pre-determined performance criteria, the restrictions on some, all, none, or multiple of the performance share units awarded to each NEO will vest, and the NEO will receive accrued dividends only on the shares actually earned.
The Committee goes through a rigorous process in setting performance targets, including a careful review of the Company's prior year business and financial performance, current year operating plan and future expectations. To achieve target level EPS and BVA performance would require upper-single digit compounded annual growth percentages over the performance period based on 2019 actual performance.
COVID-19 Impact on 2019-2021 and 2020-2022 Performance Stock Unit Grants
In February 2021, the Compensation Committee reviewed the impact of the COVID-19 pandemic on the performance stock units previously granted for the 2019-2021 performance period and the 2020-2022 performance period, and determined that, due to global lockdowns and other effects of the pandemic, which were not factored into the targets as initially set, it is unlikely any payout would be earned under these awards, despite the Company’s extensive and effective COVID-19 mitigation efforts (see pages 38-39 for additional detail) and 77th percentile relative TSR ranking for the 2018-2020 period as compared to its Peer Group.
Given the ongoing impacts of the COVID-19 pandemic, the continued uncertainty of the effects of the pandemic on the performance metrics originally established for 2021 and 2022, and to ensure alignment between the Company’s NEOs, other plan participants and shareholders, the Committee determined that it was in the best interest of the Company’s shareholders to cancel the existing 2019-2021 and 2020-2022 awards and issue new awards, with a substantially lower payout opportunity for continuing Plan participants, while still requiring performance conditions be achieved for any payout. These new awards:
•
are substantially less than the original award potential for the 2019-2021 cycle, vesting based on the achievement of a performance goal tied to revenue growth in 2021, and with payout generally capped at no greater than 60% of the maximum payout that could have been earned under the original award;

•
are substantially less than the original award potential for the 2020-2022 cycle, vesting based on the achievement of a performance goal tied to revenue growth in 2021 and 2022, and with payout generally capped at no greater than 60% of the maximum payout that could have been earned under the original award; and

•
will require the named executive officers to hold any shares that are earned under each of the new awards (net of withholding taxes) for at least 12 months following the vesting date of the applicable award.

In deciding on the approach above, the Committee engaged in extensive discussion and review, including with advisors, regarding the most appropriate way to balance the following objectives:
•	Acknowledge the impact to shareholders through reduced overall opportunities compared to the original award;
•
Continue motivating and incentivizing the management team and aid in recruiting new talent when a significant portion of the long-term incentives would generate no payout due to the impact of the pandemic;

•	Ensure stability of the management team during a previously announced CEO transition; and
•	Further focus the Company on revenue growth and capturing market share in the short term after pandemic setbacks that affected the entire industry.
The Committee believes that the actions described above help to accomplish these objectives. The new awards are 100% contingent on revenue growth performance goals, with the ultimate payout generally capped at no more than 60% of the previous award maximum. Finally, the
2021 PROXY STATEMENT	50

requirement to hold any earned shares enhances retention and alignment with shareholders. In addition, revenue targets were set aggressively, with 2021 revenue at target (100%) set at 22% above 2020 actual revenue for both the 2021 period and the base year of the 2021-2022 period, with further revenue growth required in 2022 to maintain target performance for the aggregate 2021-2022 period.
The following table sets forth (i) the grant date fair market values of the previous 2019-2021 and 2020-2022 grants that are no longer in effect, (ii) the substantially lower grant date fair values of the new 2021 and 2021-2022 grants that the Committee awarded due to the impact of the COVID-19 pandemic, and (iii) the net reduction of award opportunity to each NEO.
NEO	Previous 19-21 Grant	Previous 20-22 Grant	Total for Previous 19-21 and 20-22 Grants	New 21 Grant	New 21-22 Grant	Total for New 21 and 21-22 Grants	Total reduction in Award Opportunity
Krueger	$4,042,500	$4,042,500	$8,085,000	$2,425,500	$2,425,500	$4,851,000	$3,234,000
Hoffman[1]	$972,794	$1,702,382	$2,675,176	$544,000	$952,000	$1,496,000	$1,179,146
Jeppesen[2]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Stornant	$579,120	$579,120	$1,158,240	$360,000	$360,000	$720,000	$438,240
Zwiers	$533,400	$533,400	$1,066,800	$320,000	$320,000	$640,000	$426,800
*	Amounts in table do not include any applicable actuarial adjustments to grant date fair market value.
1	Mr. Hoffman’s grant value differs for the two periods due to proration of the awards based on his hire date.
2	Because of Mr. Jeppesen’s previously announced retirement, he did not receive new awards for these periods, so he is not included in the comparison.
Restricted Stock and Stock Unit Awards
The following table reflects the grant date value of the annual service-based restricted stock unit awards granted to each NEO.
Name	2020 Time-vested Restricted Stock Units
Krueger	$1,732,509
Hoffman	$1,559,353
Jeppesen	$325,609
Stornant	$386,086
Zwiers	$355,601
The Committee generally grants annual equity awards at its regularly scheduled February meeting, and the independent directors of the Board approve equity grants to the CEO generally on the same day that the Committee meets. Restricted stock units awarded vest 20% on the first and second anniversaries of the grant and 30% on the third and fourth anniversaries. For Mr. Hoffman, $1,000,000 of his total time-vested restricted stock unit grant was made as a sign-on grant as part of the process of his recruitment to the position of President, Wolverine Worldwide. The grant was made in part in view of equity grants of a greater value that Mr. Hoffman forfeited in connection with leaving his then-current employment to become President of Wolverine. These grants were made with standard four-year vesting terms like other grants.
In April, at the height of the pandemic and with very little certainty regarding the length and depth of the crisis, as an element of a broader cash conservation strategy, the management team decided to take salary reductions. In connection with these reductions, the Committee granted the following restricted stock awards to the NEOs in lieu of salary cuts taken. Sixty percent of the shares underlying each restricted stock grant vested if the grant recipient was employed by the Company on December 23, 2020, and the remaining forty percent will vest if the grant recipient is employed on April 17, 2021.
Name	April 2020 Time- vested Restricted Stock Awards
Krueger	$550,995
Hoffman	N/A
Jeppesen	$209,625
Stornant	$211,306
Zwiers	$229,775
2021 PROXY STATEMENT	51

BENEFITS
Retirement, Deferred Compensation and Welfare Plans
The NEOs participate in Wolverine Worldwide's medical and dental plans and receive life and disability insurance. In 2020, Messrs. Krueger, Jeppesen, Stornant and Zwiers also participated in the Wolverine Worldwide Employees' Pension Plan (a defined benefit plan) and the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (an unfunded, non-qualified plan). For a description of the benefits under Wolverine Worldwide's retirement plans, see “Pension Plans and 2020 Pension Benefits” below.
All full-time employees of the Company in the United States, including the NEOs, are also eligible to participate in one of Wolverine's 401(k) Plans (the “401(k) Plan”). Pursuant to the 401(k) Plan, employees, including the NEOs, may elect to defer a portion of their salary and receive a Company match on eligible deferrals of up to 3% of salary for 2020 (5.5% for those who do not participate in the Pension Plan), subject to limits set forth in the Internal Revenue Code of 1986, as amended. In 2016, the Company adopted the Wolverine Worldwide Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). This plan allows directors, executives and other eligible senior employees of the Company to elect to defer a portion of their eligible compensation. Wolverine Worldwide may, but need not, credit a participant with an additional discretionary Company contribution. The Company adopted the Deferred Compensation Plan as a retention and recruitment tool to facilitate retirement savings and provide financial flexibility for key employees, and because many of the companies with which it competes for executive talent provide similar plans to their key employees. For a description of the benefits under the Deferred Compensation Plan, see “Non-qualified Deferred Compensation” below.
Perquisites
The Company provides limited perquisites to NEOs. The Company feels the perquisites are necessary to provide a competitive total compensation package for each NEO. For details on perquisites, see footnote 6 to the “Summary Compensation Table” on page 57.
POST-EMPLOYMENT COMPENSATION
Each NEO is party to an Executive Severance Agreement that provides for certain payments and benefits upon termination of employment after a change in control of Wolverine Worldwide. The Board believes Executive Severance Agreements will motivate management to actively pursue a business transaction that is in the best interests of the shareholders, even if it could ultimately result in his or her job elimination, and also will promote management stability during the transition period accompanying a change in control. Each NEO is eligible to receive compensation if his employment is terminated within two years (Messrs. Hoffman, Jeppesen, Stornant and Zwiers) or three years (Mr. Krueger) following a change in control of Wolverine Worldwide. Even following a change in control, an NEO does not receive payment under the Executive Severance Agreement if his employment terminates:
•	Due to death or retirement in accordance with Wolverine Worldwide's policy or as otherwise agreed,
•	For cause or disability, or
•
By resignation of the NEO, other than for “good reason,” which is discussed under the heading “Benefits Triggered by Termination Other than For Cause or for Good Reason Not in Connection With a Change in Control” and the heading “Benefits Triggered Upon a Change in Control,” both under the heading “Potential Payments Upon Termination or Change in Control”

NEOs may also be eligible under Wolverine Worldwide's retirement plans or equity plans to receive certain payments and benefits upon termination of employment or in connection with a change in control as described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.
Mr. Krueger is also party to a 2008 Separation Agreement and Mr. Hoffman is also party to a 2020 Employment Agreement under which each executive is eligible to receive certain payments and benefits if the Company terminates the executive's employment, even if not following a change in control, other than for “cause” or if the executive terminates his employment for “good reason.” The Committee determined upon appointing Mr. Krueger as CEO and Mr. Hoffman as the President that, given the Company's strategic initiatives the Board asked each executive to lead, it was appropriate for the Company to enter into such arrangement.
The Company includes accelerated retirement vesting provisions for equity awards, provided certain conditions are met, and for the payout of a prorated annual bonus for a qualifying retirement more than six months into the fiscal year. Details on these provisions and information on benefits payable to Mr. Krueger under his Separation Agreement and to each of the NEOs under the Executive Severance Agreements, as well as information on the other retirement and equity plans of Wolverine Worldwide, are included in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.
2021 PROXY STATEMENT	52

SAY ON PAY ADVISORY VOTE
We asked shareholders to vote on a “say-on-pay” advisory vote on our executive compensation in 2020. Shareholders expressed substantial support for the compensation of our named executive officers, with approximately 98% of the votes cast for the “say-on-pay” advisory vote. The Committee carefully evaluated the results of the 2020 advisory vote. The Committee also considers many other factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee's assessment of total shareholder return, the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group and survey data, each of which is evaluated in the context of the Committee's fiduciary duty to act as the directors determine to be in shareholders' best interests. While each factor bore on the Committee's decisions regarding our named executive officers' compensation, the Committee made no changes to our executive compensation program and policies directly as a result of the 2020 say on pay advisory vote.
2021 PROXY STATEMENT	53

COMPENSATION SETTING PROCESS
Setting Targets
The Committee goes through a rigorous process in setting performance targets, including a careful review of the Company's prior year business and financial performance, current year operating plan, and future expectations. The Committee engages with management in this process over several months leading up to setting final annual bonus and three-year performance targets in February.
Competitive Philosophy and Competitive Market Data
When making compensation recommendations and decisions, the Committee considers the CEO's assessment of the performance of each NEO, other than himself; the performance of the individual and the individual's respective business unit or function; the scope of the individual's responsibilities, years of experience with the Company (or in similar positions with other companies), skills and knowledge; market compensation data; market and economic conditions; Company performance; retention considerations; and Wolverine Worldwide's compensation philosophy (collectively, the “compensation factors”). The Committee considers these compensation factors both subjectively and objectively, and no single factor or combination of factors is determinative. With respect to CEO compensation, the Committee seeks to set compensation in line with the anticipated market median for a given year.
The Committee uses market surveys and Peer Group (as defined below) information provided by its compensation consultant as market reference points. The Committee also considers information the Company learns through recruiting NEOs and the experience levels and responsibilities of NEOs prior to joining the Company as reference points in setting NEO compensation.
As part of its competitive data review in connection with determining 2020 compensation, the Committee considered information presented by its consultant Frederic W. Cook & Co. (“FW Cook”) based on publicly-disclosed Peer Group information and on one published survey: the 2019 Willis Towers Watson (WTW) CDB Executive Compensation Survey Report.
Peer Group
Below is the peer group used in late 2019 and early 2020 in connection with 2020 compensation decisions. In determining the Peer Group, the Committee considered each potential peer company's industry, channels of distribution, revenue and market capitalization. The Company also considered the typicality of a company's pay practices, excluding companies whose chief executive may not receive market compensation because of a founder relationship, family ownership position, or other similar relationships.
Abercrombie & Fitch Co.	Chico's FAS, Inc.	Foot Locker, Inc.	Hanesbrands Inc.	The Children's Place, Inc.
American Eagle Outfitters Inc.	Deckers Outdoor Corporation	G-III Apparel Group, Ltd.	Skechers USA, Inc.
Caleres, Inc.	Designer Brands, Inc.	Genesco Inc.	Tapestry, Inc.
Carter's, Inc.	Express, Inc.	Guess?, Inc.	Tailored Brands, Inc.
CEO Role
Within the framework of the Company's executive compensation program, the CEO recommends the level of base salary, annual bonus, long-term incentive compensation, equity awards and other compensation components for his direct reports, including the other NEOs. The CEO bases his recommendation upon his assessment of the compensation factors applicable to each NEO. The CEO considers these compensation factors both objectively and subjectively, and no single factor is determinative. The Committee discusses these recommendations with the CEO prior to setting the compensation for each NEO, other than the CEO. The Committee, however, ultimately determines all compensation for NEOs other than the CEO, whose compensation is determined by the independent directors as a whole.
Compensation Consultant Role
FW Cook was first engaged as the Committee's independent compensation consultant in 2016 and reports directly to the Committee. The Committee determines the scope of engagement and may replace the consultant or hire additional consultants at any time. The Committee has evaluated FW Cook's independence under the rules established by the NYSE and has determined that FW Cook is “independent” as defined by NYSE rules. In addition, the Committee has evaluated whether the engagement of FW Cook raised any conflicts of interest and has determined that no such conflicts of interest exist.
2021 PROXY STATEMENT	54

At the Committee's invitation, a representative of FW Cook generally attends all Committee meetings and also communicates with the Committee Chair and management regularly between meetings. However, the Committee makes all decisions regarding NEO compensation. FW Cook provides various executive compensation services to the Committee pursuant to a consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of the Company's executive compensation program, evolving industry practices, and providing market information and analysis regarding the competitiveness of the Company's program design.
During 2020, FW Cook performed the following specific services:
•	Attended Committee meetings, as requested
•	Reviewed the Company's peer group and advised the Committee on the composition of the peer group
•	Reviewed survey data for competitive comparisons
•	Provided market data and recommendations on CEO and other NEO compensation
•	Advised the Committee on market trends related to compensation policies and programs
•	Proactively advised the Committee on best practice approaches for governance features of executive compensation programs
•	Reviewed the Compensation Discussion & Analysis and other executive compensation related disclosures included in the Company's Proxy Statement
The total fees the Company paid to FW Cook for services to the Committee in 2020 were $157,497, less than 1% of FW Cook's total consulting income during the same period. The Company did not pay or incur any other fees to or with FW Cook.
OTHER COMPENSATION POLICIES AND PRACTICES
NEO Stock Ownership Guidelines
Each NEO, as well as each non-employee director, must attain (and maintain) a minimum stock ownership level (including owned shares, a certain level of performance and restricted shares and units, and the in-the-money value of vested stock options) prior to being able to gift or sell any Company stock. During 2020, each NEO complied with the requirements of these guidelines.
Covered Positions	Guideline
CEO	6x Annual Salary
President	3x Annual Salary
Other NEOs	2x Annual Salary
Non-Employee Directors	6x Annual Cash Retainer
Stock Hedging and Pledging Policies
Under the Company's Insider Trading Policy, all directors, officers and other employees are prohibited from engaging in any hedging transactions involving Company securities beneficially owned by them. The Company also considers it inappropriate for any such person to engage in speculative transactions in the Company's securities, including short sales, publicly traded options, margin accounts and pledges and standing and limit orders. Also, all directors, officers and other employees are prohibited from pledging Company securities as collateral for a loan.
Clawback Policy
The Company has adopted a clawback policy which empowers the Board or a committee of the Board to seek recovery of specified incentive compensation received by executive officers under specific circumstances where there is a material restatement of the Company's financial results that would have led to a lower level of incentive compensation payout.
Impact of Accounting and Tax Treatments on Compensation
The Tax Cuts and Jobs Act on December 22, 2017 eliminated the Section 162(m) performance-based compensation exemption, so the grants and awards made in 2020 are not eligible for such exemption. Even prior to the elimination of the performance-based compensation exemption, Wolverine Worldwide did not require all of its compensation programs, including programs under the Company's equity compensation plans, to fit the performance-based compensation exemption under Section 162(m) because it believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Wolverine Worldwide has and in the future may continue to pay compensation that is limited in whole or in part as to tax deductibility.
2021 PROXY STATEMENT	55

Compensation Committee
Report
The Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Committee recommended to the Board of Directors that the Company include the Compensation Discussion and Analysis section in this Proxy Statement and incorporate it by reference into the Company's Annual Report on Form 10-K.
Respectfully submitted,
Nicholas T. Long (Chair)
Jeffrey M. Boromisa
Gina R. Boswell
William K. Gerber
David W. McCreight
Compensation Committee Interlocks and Insider Participation. During fiscal year 2020, none of the members of the Compensation Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K of the Securities Act of 1933. None of the Company's executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a director on the Company's Board or on the Compensation Committee.
2021 PROXY STATEMENT	56

Summary Compensation Table

Blake W. Krueger Chairman and CEO	2020	$751,923		$6,652,134	$927,843	$1,151,272	$36,319	$9,519,491
	2019	$1,150,000		$6,338,194	$420,192	$1,482,641	$36,247	$9,427,274
	2018	$1,150,000		$6,169,776	$1,513,758	—	$36,448	$8,869,982
Brendan Hoffman President, Wolverine Worldwide
	2020	$259,615	$300,000[2]	$4,752,955	$133,396	—	$58,083	$5,504,049

Michael Jeppesen President, Global Operations Group	2020	$473,558		$1,063,048	$215,273	$602,259	$28,653	$2,382,791
	2019	$621,538		$853,423	$184,111	$555,995	$29,241	$2,244,308
	2018	$603,538		$861,715	$326,971	$171,560	$30,248	$1,994,032
Michael D. Stornant Senior Vice President, CFO, Treasurer and Chief Accounting Officer	2020	$477,346		$1,223,257	$232,470	$1,113,604	$31,141	$3,077,818
	2019	$624,231		$1,011,951	$105,440	$1,393,117	$30,956	$3,165,695
	2018	$593,077		$1,037,442	$370,085	$568,381	$31,850	$2,600,835
James D. Zwiers Executive Vice President	2020	$519,019		$1,161,805	$249,786	$1,253,808	$39,634	$3,224,052
	2019	$682,115		$932,050	$166,689	$1,045,809	$39,837	$2,866,500
	2018	$667,692		$941,115	$322,781	—	$40,386	$1,971,974
1	Includes any amounts deferred under the Company's qualified 401(k) plan or Deferred Compensation Plan.
2
Reflects a one-time sign-on bonus paid in connection with recruiting Mr. Hoffman for the position of President, Wolverine Worldwide, and subject to an obligation to return the bonus under certain conditions described in his employment agreement.

3	Includes the grant date fair value of restricted stock unit awards, restricted stock awards, and performance unit awards, as follows for 2020:
Name	Service-based Restricted Stock Unit Value	April Restricted Stock Award Grant Value	Performance Unit Value*	Total	Total, Excluding Forfeited Performance Unit Grant
Krueger	$1,732,509	$550,995	$4,368,630	$6,652,134	$2,283,504
Hoffman	$1,559,353	—	$3,193,602	$4,752,955	$1,559,353
Jeppesen	$325,609	$209,625	$527,814	$1,063,048	N/A
Stornant	$386,086	$211,306	$625,865	$1,223,257	$597,392
Zwiers	$355,601	$229,755	$576,449	$1,161,805	$585,356
2021 PROXY STATEMENT	57

*
These awards were forfeited in 2021 and so have no payout opportunity for this award, as described more fully in the CD&A section of this proxy statement. Because of Mr. Jeppesen's previously announced retirement, he did not receive new awards.

Restricted stock units and awards were valued using the closing market price of Wolverine Worldwide common stock on the date of the grant of the respective award. The April Restricted Stock Grant Value column in the table above represents service-based restricted stock awards made in April 2020 in view of salary cuts taken in 2020 due to the COVID-19 pandemic. These grants were made to incentivize, protect and stabilize a broad management team, including the NEOs, during the time the Company was working to navigate the impacts of the COVID-19 pandemic. Sixty percent of the shares underlying each such restricted stock grant vested if the grant recipient was employed by the Company on December 23, 2020, and the remaining forty percent will vest if the grant recipient is employed on April 17, 2021. Performance units were valued using the closing market price of Wolverine Worldwide common stock on the date of grant of the respective award and assuming target performance for all performance periods, with an adjustment to value for the TSR modifier where applicable, all consistent with ASC Topic 718. The target performance unit grant values without accounting adjustments are as set forth on page 50: ($4,042,500 for Mr. Krueger, $1,586,667 for Mr. Hoffman; $488,400 for Mr. Jeppesen, $579,120 for Mr. Stornant, and $533,400 for Mr. Zwiers (all with de minimis differences based on rounding up to the nearest unit)). Assuming maximum payout, the aggregate grant date fair value of performance units awarded in 2020 for each NEO (and, in parenthesis, the maximum value is combined with the grant date fair value of restricted stock unit awards and restricted stock awards for 2020) would have been: $26,211,780 ($28,495,284) for Mr. Krueger; $19,161,616; ($20,720,971) for Mr. Hoffman; $3,166,884 ($3,722,248) for Mr. Jeppesen; $3,755,190 ($4,141,276) for Mr. Stornant; and $3,458,694 ($4,023,920) for Mr. Zwiers. Restrictions on such performance unit awards will lapse in the February following the last year of the applicable performance period, if at all, based on the Company's performance for the period (capped at 200%), potential +/- 25% adjustments for relative TSR performance and target bonus level over the three-year performance period. For Mr. Hoffman, performance unit grants were prorated for each period granted based on his hire date. Mr. Hoffman was granted prorated awards for open performance periods to align his interests with the rest of the executive team, while adjusting the size of his payout opportunity proportionate to his time worked during the period. The Committee determined to make these grants as part of Mr. Hoffman’s initial compensation package because they provide weighting toward performance-based compensation elements and aligned his goals with other participants for these performance periods, an important factor given the Company’s previously-stated expectation that he will be promoted to Chief Executive Officer of the Company. The actual value of shares that vest is also dependent on the stock price at the time of vesting. For additional valuation assumptions, see the Stock Based Compensation footnote to Wolverine Worldwide's Consolidated Financial Statements for the fiscal year ended January 2, 2021 included in its Form 10-K for this year.

4
Reflects the sum of performance bonus and individual bonus amounts, as adjusted by any applicable modifier, earned in 2020, 2019 and 2018, respectively, and paid in 2021, 2020 and 2019 respectively. For Mr. Hoffman, the 2020 payout was prorated based on his hire date.

5
All amounts in this column reflect, where applicable, the aggregate change in the actuarial present value of the accumulated benefits under the Wolverine Worldwide Employees' Pension Plan (“Pension Plan”) and Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (“SERP”) for Messrs. Krueger, Jeppesen, Stornant and Zwiers. The amounts in the table were determined using assumptions consistent with those used in Wolverine Worldwide's Consolidated Financial Statements for each respective year. See the “Pension Plans and 2020 Pension Benefits” section starting on page 66. Mr. Krueger’s increase in pension value is attributable solely to a year-over-year decrease in the actuarial discount rate, and the change in discount rate accounts for 50-70% of each of the other participating NEO’s increase in pension value amount.

6
The amounts listed in this column for 2020 include Wolverine Worldwide's contributions to the accounts of the NEOs under Wolverine Worldwide's 401(k) plans and the Wolverine Worldwide Deferred Compensation Plan, payments made by Wolverine Worldwide for the premiums on certain life insurance policies, tax, housing/relocation expenses and estate planning services and health care reimbursements in the amounts listed in the table below. The deferred compensation plan contribution to Mr. Hoffman is due to his not being a participant, as the other NEOs are, in the Company's Pension plan.

Name	401(k) Match	Tax and Estate Planning	Health	Life Insurance Premiums	Moving/Living Expenses	Deferred Compensation Plan Contribution
Krueger	$8,550	$8,490	$17,809	$1,470	—	—
Hoffman	$3,019	$3,520	$5,114	$264	$23,725[1]	$22,441
Jeppesen	$8,550	—	$19,388	$715	—	—
Stornant	$8,550	—	$19,321	$3,270	—	—
Zwiers	$8,550	$8,490	$19,388	$3,206	—	—
1	Temporary housing and costs related to relocation.
2021 PROXY STATEMENT	58

Grants of Plan-Based Awards in
Fiscal Year 2020
The following table provides information concerning each grant of an award made to the NEOs in fiscal year 2020:

Krueger	Annual Bonus		$805,000	$1,610,000	$4,025,000
	FY20-FY22 Performance Units	02/05/2020				61,530	123,060	738,360		$4,368,630
	Restricted Units	02/05/2020							52,740	$1,732,509
	Restricted Awards	04/17/2020							27,536	$550,995
Hoffman	Annual Bonus		$110,337	$220,673	$551,683
	FY18-FY20 Performance Units[5]	10/26/2020				4,328	8,655	51,930		$266,141
	FY19-FY21 Performance Units[5]	10/26/2020				17,310	34,619	207,714		$1,064,534
	FY20-FY22 Performance Units[5]	10/26/2020				30,292	60,583	363,498		$1,862,927
	Restricted Units	10/26/2020							55,493	$1,559,353
Jeppesen	Annual Bonus		$171,875	$343,750	$859,375
	FY20-FY22 Performance Units	02/05/2020				7,434	14,868	89,208		$527,814
	Restricted Units	02/05/2020							9,912	$325,609
	Restricted Awards	04/17/2020							10,476	$209,625
Stornant	Annual Bonus		$189,000	$378,000	$945,000
	FY20-FY22 Performance Units	02/05/2020				8,815	17,630	105,780		$625,865
	Restricted Units	02/05/2020							11,753	$386,086
	Restricted Awards	04/17/2020							10,560	$211,306
Zwiers	Annual Bonus		$188,375	$376,750	$941,875
	FY20-FY22 Performance Units	02/05/2020				8,119	16,238	97,428		$576,449
	Restricted Units	02/05/2020							10,825	$355,601
	Restricted Awards	04/17/2020							11,482	$229,755
1
Estimated payout levels relating to the performance bonus and individual bonus. Maximum amount assumes stretch revenue and pretax earnings performance and achievement of the maximum backlog adjustment. For a description of these bonuses and the payouts under them, see pages 43-48.

2021 PROXY STATEMENT	59

2
Estimated payout levels as of the grant date of performance stock units granted under the Stock Incentive Plan of 2016, as amended (the “Stock Incentive Plan of 2016”) for the 2020-2022 performance period, and, for Mr. Hoffman, the 2018-2020 and 2019-2021 periods, as discussed in note 5, below. Restrictions on such performance unit awards typically lapse in the February following the last year of the applicable performance period, if at all, based on the Company's performance for the period (capped at 200%), potential +/- 25% adjustments for relative TSR performance, and target bonus levels over the three-year performance period. The actual value of shares that vest is also dependent on the stock price at the time of vesting. The Company accrues, but does not pay, dividends on the performance shares during the performance period. At the end of the applicable performance period, the Company will pay to the NEO the accrued dividends (if any) on the performance units that vest. The Target performance unit grant values without accounting adjustments as set forth on page 50: ($4,042,500 for Mr. Krueger; $1,586,667 for Mr. Hoffman; $488,400 for Mr. Jeppesen; $579,120 for Mr. Stornant; and $533,400 for Mr. Zwiers (all with de minimis differences based on rounding up to the nearest unit)). For a description of the performance units granted in 2020 under the Stock Incentive Plan of 2016, see pages 49-51.

3
The Company awarded service-based restricted stock unit awards in February 2020 under the Stock Incentive Plan of 2016 to all NEOs. 20% of the units received under the awards reflected in this column vest on each of the first and second anniversaries of the date of grant of the award and 30% on the third and fourth anniversaries of the date of grant of the award. All restricted stock units vest upon an NEO's death, disability or retirement. The Company also awarded service-based restricted stock awards in April 2020 in view of salary cuts taken in 2020 due to the COVID-19 pandemic. These grants were made to incentivize, protect and stabilize a broad management team, including the NEOs, during the time the Company was working to navigate the impacts of the COVID-19 pandemic. Sixty percent of the shares underlying each restricted stock grant vested if the grant recipient was employed by the Company on December 23, 2020, and the remaining forty percent will vest if the grant recipient is employed on April 17, 2021. Holders of restricted stock units and awards are entitled to receive dividend equivalents on restricted stock units and awards.

4
Represents the award date fair value for performance stock units and service-based restricted stock and restricted stock unit awards made in fiscal year 2020, determined as described in footnote 3 to the “Summary Compensation Table.” Messrs. Krueger, Hoffman, Stornant and Zwiers forfeited their FY20-FY22 performance unit awards and so have no payout opportunity for this award, as described more fully in the CD&A section of this proxy statement.

5
Mr. Hoffman's awards were prorated for each respective period based on his hire date. Mr. Hoffman was granted prorated awards for open performance periods to align his interests with the rest of the executive team, while adjusting the size of his payout opportunity proportionate to his time worked during the period. The Committee determined to make these grants as part of Mr. Hoffman’s initial compensation package because they provide weighting toward performance-based compensation elements and aligned his goals with other participants for these performance periods, an important factor given the Company’s previously-stated expectation that he will be promoted to Chief Executive Officer of the Company.

2021 PROXY STATEMENT	60

Outstanding Equity Awards at
2020 Fiscal Year-End
The following table provides information concerning options and stock awards that have not vested for each NEO outstanding as of January 2, 2021:

Krueger
	Various				220,112	$6,878,500
	Various						76,154	$2,379,813
	02/06/13	200,778	$21.48	02/05/23
	02/11/14	225,284	$27.13	02/10/24
	02/11/15	220,988	$28.00	02/10/25
	02/10/16	425,076	$16.51	02/09/26
Hoffman
	10/26/20				55,493	$1,734,156
	10/26/20						4,840	$151,250
Jeppesen
	Various				54,373	$1,699,156
	Various						9,201	$287,531
	02/10/16	51,988	$16.51	02/09/26
Stornant
	Various				57,446	$1,795,188
	Various						10,966	$342,688
	02/08/12	12,640	$19.92	02/07/22
	02/06/13	13,590	$21.48	02/05/23
	02/11/14	11,912	$27.13	02/10/24
	02/11/15	11,765	$28.00	02/10/25
	06/12/15	12,687	$29.31	06/11/25
	02/10/16	70,948	$16.51	02/09/26
2021 PROXY STATEMENT	61

Zwiers
	Various				54,530	$1,704,063
	Various						10,049	$314,031
	02/06/13	38,800	$21.48	02/05/23
	02/11/14	34,009	$27.13	02/10/24
	02/11/15	33,514	$28.00	02/10/25
	02/10/16	64,465	$16.51	02/09/26
2021 PROXY STATEMENT	62

1	The following table sets forth the vesting dates for the unvested service-based restricted stock or stock unit awards of each NEO as of January 2, 2021:
Named Executive Officer	Vesting Date	Number of Shares to Vest
Krueger
	02/05/21	10,548
	02/06/21	9,954
	02/07/21	16,319
	02/08/21	20,759
	02/10/21	63,144
	04/17/21	11,014
	02/05/22	10,548
	02/06/22	14,931
	02/07/22	16,319
	02/05/23	15,822
	02/06/23	14,932
	02/05/24	15,822
Hoffman
	10/26/21	13,007
	10/26/22	13,008
	10/26/23	14,739
	10/26/24	14,739
Jeppesen
	02/05/21	1,982
	02/06/21	1,871
	02/07/21	3,067
	02/08/21	3,930
	02/10/21	7,723
	02/10/21	10,000
	04/17/21	4,190
	07/13/21	5,000
	02/05/22	1,982
	02/06/22	2,806
	02/07/22	3,067
	02/05/23	2,974
	02/06/23	2,807
	02/05/24	2,974
2021 PROXY STATEMENT	63

Named Executive Officer	Vesting Date	Number of Shares to Vest
Stornant
	02/05/21	2,350
	02/06/21	2,218
	02/07/21	3,692
	02/08/21	4,671
	02/10/21	10,539
	02/10/21	10,000
	04/17/21	4,224
	02/05/22	2,351
	02/06/22	3,328
	02/07/22	3,693
	02/05/23	3,526
	02/06/23	3,328
	02/05/24	3,526
Zwiers
	02/05/21	2,165
	02/06/21	2,043
	02/07/21	3,349
	02/08/21	4,665
	02/10/21	9,576
	02/10/21	10,000
	04/17/21	4,592
	02/05/22	2,165
	02/06/22	3,065
	02/07/22	3,350
	02/05/23	3,247
	02/06/23	3,065
	02/05/24	3,248
2	The dollar values are calculated using a per share stock price of $31.25, the closing price of Wolverine Worldwide common stock on January 1, 2021, the last business day of fiscal year 2020.
3
Following the end of the applicable three-year performance period, performance units vest depending upon the Company's achievement of the relevant EPS and BVA performance criteria. Shares actually vested for the 2018-2020 cycle are included in the “Number of Shares or Units of Stock That Have Not Vested” column. Performance below threshold was assumed for the 2019-2021 cycle and the 2020-2022 cycle.

2021 PROXY STATEMENT	64

Option Exercises and Stock
Vested in Fiscal Year 2020
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting[2] ($)
Krueger	—	—	470,242	$15,301,679
Hoffman	—	—	—	—
Jeppesen	—	—	71,622	$2,292,653
Stornant	12,300	$79,023	79,671	$2,564,470
Zwiers	59,800	$625,176	77,912	$2,523,438
1
The Company calculates the dollar values by multiplying the number of shares of common stock acquired upon exercise by the difference between the exercise price and the closing price of the Company common stock on the exercise date.

2	The Company calculates the dollar values using the closing price of Wolverine Worldwide common stock on the date of vesting.
2021 PROXY STATEMENT	65

Pension Plans and 2020
Pension Benefits
Wolverine Worldwide maintains the following defined benefit retirement plans covering Messrs. Krueger, Jeppesen, Stornant and Zwiers: (1) the Wolverine Worldwide Employees' Pension Plan (“Pension Plan”), which is a funded and tax-qualified defined benefit plan under the Internal Revenue Code that covers eligible employees, and (2) the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (“SERP”), which is an unfunded, non-qualified plan that covers individuals recommended by the CEO and approved by the Compensation Committee.
QUALIFIED PENSION PLANS
Participants vest in the Pension Plan after five years of qualifying service. Subject to the limitations imposed by the Internal Revenue Code, the Pension Plan generally pays a monthly benefit in an amount equal to a percentage of the participant's final average monthly earnings multiplied by his or her number of years of service. For purposes of this benefits formula, the Pension Plan caps years of service at 25 (30 for non-SERP participants), and the percentages of final average monthly earnings are 2.4% for Mr. Krueger and 2.0% for Messrs. Jeppesen, Stornant and Zwiers. “Earning” as used in this Pension Plan formula generally includes all W-2 compensation other than taxable fringe benefits and deferred compensation, and for 2020 was capped at $285,000, the IRS limit applicable to tax qualified plans.
Upon retirement, a participant may elect to receive the benefit in the form of a life annuity, 5 or 10-year certain and life annuities, or joint and 50%, joint and 75%, or joint and 100% survivor annuities. The payments are actuarially adjusted based on the participant's election. Any election, other than an election to receive life annuity benefits, reduces the monthly benefit payable. The “norma” age at which benefits may be drawn under the plan is 65.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Messrs. Krueger, Jeppesen, Stornant and Zwiers participate in the SERP, which provides retirement benefits above amounts available under the Company's tax qualified Pension Plan. The SERP benefit generally equals the difference between the participant's retirement benefit under the Pension Plan and the benefits the participant would have received if there were no IRS imposed cap on earnings when calculating the Pension Plan benefit. The SERP caps years of service at 25 in calculating a participant's benefit. The SERP also allows a retired participant who has five years of service to draw earlier (beginning at age 55) and on different terms than under the Pension Plan. A participant's earnings percentage multiplier is the same under the SERP as it is under the Pension Plan (2.4% for Mr. Krueger and 2.0% for Messrs. Jeppesen, Stornant and Zwiers). The Compensation Committee may grant additional deemed years of service under the SERP to a participant, subject to the cap of 25 years. The full benefit of any additional years of deemed service is paid under the SERP. Mr. Krueger reached the 25-year cap in 2012.
If a retired participant draws the SERP benefit prior to age 65, the reduction factor is 0.333% for each month prior to age 60, and 0.1666% for each month between age 60 and age 65. As of the end of fiscal year 2020, Mr. Krueger and Mr. Jeppesen are the only NEOs eligible to retire and begin drawing benefits under the SERP.
SERP benefits are paid monthly, and the SERP has a lump sum payment option which may apply to certain terminations of employment after a change in control or, if elected, upon death. The SERP also includes a disability benefit and a death benefit payable to the participant's designated beneficiary if the participant dies before retiring. The SERP provides for lump sum payments equal to 125% of the net present value of accrued benefits without regard to any reduction for early payment to participants who resign for good reason or are terminated by Wolverine other than for cause or due to death or disability within two years (Messrs. Jeppesen, Stornant and Zwiers) or three years (Mr. Krueger) after a change in control.
The SERP also contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine Worldwide. Under the SERP non-competition provisions, a participant is not entitled to any benefit payment if the participant enters into certain relationships with a competing business prior to the date on which such benefit payment is due. If the participant's employment is terminated for serious misconduct, or if Wolverine Worldwide cannot collect under an insurance policy purchased to fund SERP benefits for certain reasons, the Company may terminate a participant's benefits under the SERP. Wolverine Worldwide may terminate the SERP or stop further accrual of SERP benefits for a participating NEO at any time, but termination will not affect previously accrued benefits.
2021 PROXY STATEMENT	66

PENSION BENEFITS IN FISCAL YEAR 2020
The following table provides for each NEO certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement:
	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Krueger	SERP	25	$20,308,470[2]	-
	Pension	25	$2,842,977	-
Hoffman[3]	SERP	-	-	-
	Pension	-	-	-
Jeppesen	SERP	9	$1,766,901	-
	Pension	9	$768,156	-
Stornant	SERP	24	$3,691,613	-
	Pension	24	$1,548,983	-
Zwiers	SERP	23	$4,194,657	-
	Pension	23	$1,397,359	-
1
These values are as of January 2, 2021, and are calculated assuming the participants will commence their benefits at age 65 (or current age if older) in the form according to each participant's 409A election and use the PRI-2012 mortality tables for males and females (white collar for SERP and no collar for Pension Plan), projected forward from base year 2012 with generational projection using an unmodified MP-2020 projection scale, with contingent annuitant mortality tables applied after the death of the participant and using the following discount rates: 2.90% Pension Plan; 2.74% SERP.

2	The present value of Mr. Krueger's SERP benefit using the prior year's 3.51% discount rate would be $18,632,517.
3	Mr. Hoffman does not participate in the SERP or Pension plan.
2021 PROXY STATEMENT	67

Non-Qualified Deferred
Compensation
Wolverine Worldwide maintains a Deferred Compensation Plan. This unfunded and non-qualified plan allows executives and other eligible senior employees of the Company to elect to defer all or a portion of their base salary, cash bonus, or other performance-based cash compensation. Wolverine Worldwide may, but need not, credit a participant's account under the plan with additional discretionary Company contributions, which may be subject to a vesting schedule and which would vest in full on a change in control. Amounts deferred pursuant to the Deferred Compensation Plan may be invested, at the direction of the participant, in an investment fund, index, or other investment vehicle, as designated by the Compensation Committee to be available under the plan, and earnings, if any, are credited to the participant's account.
Accounts are paid out upon the earliest to occur of (i) a qualifying separation from service, (ii) a change in control (as such term is defined in the Deferred Compensation Plan), and (iii) a termination of the Deferred Compensation Plan. Payment must generally be made, or installment payments must begin, (as elected by the participant at the time of deferral), within 60 days of the event triggering payment.
Mr. Stornant is the only NEO who has elected to defer amounts under the Deferred Compensation Plan, and Mr. Hoffman is the only NEO who received a Company contribution.
Name	Executive Contributions in 2020 ($)	Registrant Contributions in 2020 ($)	Aggregate Earnings in 2020 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Hoffman	-	$22,441[1]	-	-	-
Stornant	-	-	$69[2]	-	$13,954
1	Company contributions for 2020 were deposited to Mr. Hoffman's Deferred Compensation Plan in February 2021 and were included in the “All Other Compensation” column in the Summary Compensation Table.
2	Reflects market-based earnings on amounts credited to Mr. Stornant under the Deferred Compensation Plan.
2021 PROXY STATEMENT	68

Potential Payments Upon
Termination or Change in
Control
Wolverine Worldwide has entered into an Executive Severance Agreement with each NEO that provides certain rights, including the right to receive payments in the event of a termination of employment following a change in control. The Company also has entered into an agreement with each of Mr. Krueger and Mr. Hoffman regarding certain termination benefits in the event of termination of employment under certain other circumstances described below.
BENEFITS TRIGGERED BY TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION
An NEO is not entitled to receive any additional forms of severance payments or benefits upon termination of employment for Cause or upon the NEO's voluntary decision, other than for Good Reason, to terminate his employment, as discussed in further detail below.
BENEFITS TRIGGERED BY TERMINATION OTHER THAN FOR CAUSE OR FOR GOOD REASON NOT IN CONNECTION WITH A CHANGE IN CONTROL
Mr. Krueger entered into a Separation Agreement on March 13, 2008, which states that upon termination of his employment by Wolverine Worldwide without Cause, or termination by Mr. Krueger with Good Reason, as such terms are defined in Mr. Krueger's Separation Agreement, Wolverine Worldwide will pay Mr. Krueger the following payments in exchange for a general release of claims in favor of Wolverine Worldwide: (1) continued base salary for 18 months (reduced by payments he receives if he is employed by a Competing Business, as defined in Mr. Krueger's Separation Agreement); (2) the pro rata portion of the annual incentive bonus and the three year bonus for all uncompleted performance periods based on actual corporate performance for the applicable performance periods; (3) the pro rata portion of the annual individual performance bonus relating to personal performance objectives; and (4) retiree medical benefits for Mr. Krueger and his spouse for a period starting on the day after the termination date and ending on the last day of the 18th month following the month in which the termination date falls.
“Cause” generally is defined in Mr. Krueger's Separation Agreement to mean: (1) any act or omission knowingly undertaken or omitted with the intent of causing material damage to Wolverine Worldwide; (2) any intentional act involving fraud, misappropriation or embezzlement, that causes material damage to Wolverine Worldwide; (3) repeated willful failure to substantially perform any of his significant duties as reasonably directed by the Board of Directors of Wolverine Worldwide; (4) a conviction (including any plea of guilty or nolo contendere) of any criminal act that (a) results in the executive serving prison time and not being able to perform the normal duties of his position for more than thirty (30) days; or (b) causes material damage to Wolverine Worldwide; or (5) chronic or habitual use or consumption of drugs or alcohol that causes material damage to Wolverine Worldwide.
“Good Reason” generally is defined in Mr. Krueger's Separation Agreement to mean: (1) a material reduction in base compensation, including a reduction in base salary or opportunities under Wolverine Worldwide's bonus plans or equity plans (other than those implemented for the executive team as a whole); (2) a material reduction in authority, duties, or responsibilities; (3) a requirement to report to a Company officer or employee instead of reporting directly to the Board of Directors; or (4) certain relocations, other than those related to a change in the location of Wolverine Worldwide's headquarters affecting a majority of the executive team.
Mr. Hoffman entered into an Employment Agreement on August 7, 2020, which states that upon termination of his employment by Wolverine Worldwide without Cause, or termination by Mr. Hoffman with Good Reason, as such terms are defined in Mr. Hoffman’s Employment Agreement, Wolverine Worldwide will pay Mr. Hoffman the following payments in exchange for a general release of claims in favor of Wolverine Worldwide: (1) continued base salary for 12 months (18 months if he resigns because he has not been promoted to Chief Executive Officer by March 8, 2022) offset by the amount of salary and guaranteed compensation, if any, he is entitled to from another employer; (2) payment of Company COBRA premiums for 12 months (18 months if he resigns because he has not been promoted to Chief Executive
2021 PROXY STATEMENT	69

Officer by March 8, 2022), or, if earlier, until eligible for coverage through another employer; and (3) in the event of a termination without Cause prior to March 8, 2022 or Mr. Hoffman’s resignation because he has not been promoted to Chief Executive Officer by such date, the pro rata portion of Mr. Hoffman’s target bonus opportunity for the year of termination.
“Cause” generally is defined in Mr. Hoffman’s Employment Agreement to mean: (1) any intentional act of fraud, embezzlement, theft, dishonesty, misrepresentation or breach of fiduciary duty with respect to the Company or its subsidiaries; (2) gross negligence or willful misconduct in the performance of duties; (3) material failure or refusal to follow any reasonable directive of the Board or the officer to whom Mr. Hoffman reports, and if such failure and refusal is curable, if such failure or refusal is not cured within ten (10) days after written notice; (4) breach of any noncompetition, nonsolicitation, confidentiality or other covenant with the Company, material breach of any material written policy of the Company which if curable, is not cured within ten (10) days after the Company’s written notice of such breach, or material breach of Mr. Hoffman’s Employment Agreement, which if curable, is not cured within ten (10) days after the Company’s written notice of such breach; or (5) conviction of or indictment for or entering of a guilty plea or plea of no contest or nolo contendere with respect to any felony or any crime involving an act of moral turpitude.
“Good Reason” generally is defined in Mr. Hoffman’s Employment Agreement to mean: (1) a material diminution in duties or a reduction of title, (ii) a material breach by the Company of the Employment Agreement, (iii) relocation of Mr. Hoffman’s principal place of employment to a location that is more than fifty (50) miles from the Company’s corporate headquarters or Waltham, Massachusetts office as of September 8, 2020, without Mr. Hoffman’s consent, (iv) the Company’s failure to offer to promote Mr. Hoffman to the position of Chief Executive Officer, with an effective date on or before March 8, 2022, (v) termination of the Employment Agreement by the Company serving a notice of nonextension or (vi) a reduction in Mr. Hoffman’s base salary, unless such reduction is part of an across the board reduction for senior executives of the Company.
BENEFITS TRIGGERED UPON A CHANGE IN CONTROL
Benefits Upon Termination Following a Change in Control. Under the Executive Severance Agreements entered into with the NEOs, payments and benefits are triggered when employment is terminated without “Cause” or when an executive terminates employment for “Good Reason” within two years (Messrs. Hoffman, Jeppesen, Stornant and Zwiers) or three years (Mr. Krueger) following a change in control of Wolverine Worldwide.
Upon such a qualifying termination, Wolverine Worldwide will pay the lump sum severance payment under the Executive Severance Agreement composed of the following: (1) unpaid base salary and bonus payments that had been earned; (2) in lieu of a bonus payment under the Annual Bonus Plan, an amount equal to the quotient of the number of days the NEO was employed by Wolverine Worldwide, or any successor company in the year of termination, divided by the number of days in the year, multiplied by 100% of the greater of either (a) the bonus awarded to the NEO under the annual bonus plan for the preceding year and (b) the average paid to the NEO over the preceding two year period under the annual bonus plan; (3) in lieu of payments under the various three year performance periods that remain open on the date of termination, if any, an amount equal to the bonus the NEO would have received based on actual and assumed performance measures, multiplied by the quotient of the number of days the NEO participated in the performance period prior to the termination, divided by the total number of days in the performance period (in determining the earnings per share or other performance measures that can be determined annually for any year subsequent to the year of termination, performance will equal the level required to attain the maximum goal under the three year plan for that year); (4) either two (Messrs. Hoffman, Jeppesen, Stornant and Zwiers) or three (Mr. Krueger) times the sum of (a) the NEO's highest annual base salary during the 12 month period prior to termination and (b) the greater of (i) the average amount earned by the NEO during the previous two years under the annual bonus plan and (ii) the amount earned during the previous year under the Annual Bonus Plan; (5) 100% of the positive spread for any stock options held by the NEO on the date of termination, whether or not vested; (6) in the case of Messrs. Krueger and Zwiers, an excise tax gross up adjustment (note: the agreements with Messrs. Hoffman, Jeppesen and Stornant were entered into after 2008, and the Committee determined to not provide such gross ups after that date); and (7) in the case of Messrs. Jeppesen, Stornant and Zwiers, the present value of an additional three years of deemed service under the Pension Plan and SERP (this benefit does not apply to Mr. Hoffman since he does not participate in the Pension Plan or SERP or for Mr. Krueger since he has maximum years of service under these plans). Upon a termination of employment following a change of control, Wolverine Worldwide or any successor company will maintain for a period of six months to one year the NEO's benefits under the then current benefit plans, programs or arrangements that the NEO was entitled to participate in immediately prior to the termination date. In addition, Wolverine Worldwide or any successor company will provide outplacement services through the last day of the second calendar year following the calendar year of termination.
“Change in Control” under the Executive Severance Agreements generally means certain changes in composition of the Board of Directors, certain acquisitions of 20% or more of Wolverine Worldwide's common stock or combined outstanding voting power of Wolverine World Wide, Inc., and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or distributions of substantial assets (unless such transactions result in the creation of an entity in which at least 50% of the common stock and combined voting power is owned by the owners of record prior to the transaction, no single shareholder owns more than 20% of the combined voting power and a majority of the board
2021 PROXY STATEMENT	70

remains unchanged). In all cases, an event will not qualify as a change in control unless it qualifies as “a change in the ownership or effective control” of the Company or “a change in the ownership of a substantial portion of the assets of the Company”, each as determined under the stringent requirements of Section 409A of the Tax Code. Under this standard, for example, transactions must be consummated, not just approved by shareholders.
“Cause” is defined under the Executive Severance Agreements to generally mean the willful and continued failure to substantially perform duties or willfully engaging in gross misconduct that is injurious to the Company.
“Good Reason” is defined under the Executive Severance Agreements to generally mean: (1) any materially adverse change in position, duties, responsibilities or title, or any removal, involuntary termination or failure to re-elect an officer; (2) a reduction in annual base salary; (3) any relocation or requirement to substantially increase business travel; (4) the failure to continue providing any executive incentive plans or bonus plans; (5) the failure to continue any employee benefit plan or compensation plan unless a comparable plan is available; (6) the failure to pay any salary, bonus, deferred compensation or other compensation; (7) the failure to obtain an assumption agreement from any successor; (8) any purported termination of the employment which is not effected in a manner prescribed by the Executive Severance Agreement; or (9) any other material breach by Wolverine Worldwide or any successor company of its obligations under the Executive Severance Agreement.
Benefits Upon a Change in Control Only. For 2017 and future years, the Company adopted double-trigger vesting, meaning that equity vesting only accelerates upon a qualifying termination of employment after a change in control. For grants prior to 2017, upon a change in control of Wolverine Worldwide, absent a determination by the Compensation Committee to the contrary, outstanding stock options become immediately exercisable in full and will remain exercisable during their remaining term, regardless of whether the NEO remains an employee of Wolverine Worldwide, or any successor company. The Committee may determine that one or all of the NEOs shall receive cash in an amount equal to the positive spread amount associated with these options. In addition, upon a change in control of Wolverine Worldwide, all other outstanding equity incentive awards of the NEOs that were granted prior to 2017, including shares of restricted stock, become immediately and fully vested and non-forfeitable. To the extent that the Company has made discretionary contributions under the Deferred Compensation Plan that are subject to a vesting schedule, any unvested portion of these contributions will vest on a change in control. Change in control for this purpose generally means certain changes in the composition of the Board of Directors, certain acquisitions of 20% of Wolverine Worldwide's common stock (50% in the case of the Deferred Compensation Plan) and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or dispositions of substantial assets.
Excise Tax Gross Up. The Compensation Committee previously determined that Wolverine Worldwide would not provide excise tax gross up payments in employment agreements entered into after 2008. Messrs. Krueger and Zwiers are the only NEOs who have excise tax gross up protection in their agreements.
BENEFITS TRIGGERED BY RETIREMENT, DEATH OR PERMANENT DISABILITY
Pension Plan. In the event of death before retirement, the Pension Plan provides the surviving spouse of a vested participant a death benefit equal to the qualified pre-retirement survivor annuity as defined in the Internal Revenue Code (generally 50% of the participant's accrued normal retirement benefit). This benefit is paid annually to the surviving spouse beginning when the participant would have turned 60 and continues for the life of the surviving spouse. For participants with at least three years of service as of December 31, 2003, and who have at least 10 years of service and are employed by the Company at the time of death, the amount of the survivor benefit under the Pension Plan is calculated as though the participant had continued as an employee of the Company until age 65 at the compensation level as of the date of death and the benefit begins upon the date of death, unreduced for early commencement. The survivor benefit for participants who meet all the criteria set forth in the preceding sentence, but who die when they are not employed by the Company, are entitled to a joint and survivor benefit commencing upon the date of death, unreduced for early commencement.
SERP. If a SERP participant dies before beginning to receive benefits under the SERP, the Company must, based on the participant's election, pay the beneficiary either a monthly annuity or a lump sum death benefit equal to the present value of the benefit computed as if the participant had retired on the date of death, had begun receiving benefits at age 55, and had continued to receive benefits for the remainder of the participant's life expectancy. If the participant dies after beginning to receive benefit payments, benefits cease unless the participant was receiving benefits in the form of one of the joint and survivor annuity optional elections under the plan or had elected benefits in a form that provides for a continuation of benefits.
If a participant becomes disabled (as defined in the SERP), the SERP provides a disability benefit equal to 60% of the normal retirement accrued benefit based upon years of service up to the date that the participant became disabled through the date the participant reaches age 65 (at which point, the participant would begin drawing full SERP benefits) or is no longer disabled.
2021 PROXY STATEMENT	71

Annual Bonus Plan. Upon termination of employment at least six months after the beginning of a fiscal year due to death, disability, or early or normal retirement, an NEO is entitled to receive a pro rata portion of any annual bonus award earned under the Annual Bonus Plan based on the NEO's service during such fiscal year and actual performance under the Annual Bonus Plan. The annual bonus is payable at the same time and in the same manner as awards are paid to other NEOs for the fiscal year.
Stock Incentive Plans. Upon death, disability, or voluntary termination of employment after attaining age 59 with ten years of service with the Company, subject to certain conditions, the restrictions applicable to each NEO's shares of restricted stock terminate. Upon death, disability or voluntary termination of employment after attaining age 59 with ten years of service with the Company, subject to certain conditions, the restrictions on time-vested shares lapse or units vest.
Deferred Compensation Plan. Upon death, disability, or other qualifying separation from service, including retirement, all in accordance with Section 409A of the Internal Revenue Code, all amounts deferred by the NEOs under the Deferred Compensation Plan, including any vested amounts credited to the NEOs pursuant to a discretionary Company contribution, shall generally be paid, or commence payment, within 60 days of the termination in accordance with the schedule elected by the NEO at the time of deferral.
DESCRIPTION OF RESTRICTIVE COVENANTS THAT APPLY DURING AND AFTER TERMINATION OF EMPLOYMENT
The SERP contains non-competition, confidentiality, and employee non-solicitation provisions in favor of Wolverine Worldwide. Under the non-competition provisions of the SERP, the participant will not be entitled to any benefit payment if, prior to the date on which such benefit payment is due, the participant enters into certain relationships with a competing business.
ESTIMATED PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the potential payments and benefits payable to each NEO upon a change in control or termination of employment following each of the triggering events set forth in the table. As required, the amounts in the table assume that the termination of employment or change in control of Wolverine Worldwide took place on the Company's last day of fiscal year 2020, which was January 2, 2021. The amounts set out below are in addition to benefits that are generally available to the Company's employees such as distributions under the Company's 401(k) savings plan, disability or life insurance benefits and accrued vacation. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to NEOs may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, Wolverine Worldwide's stock price and the NEO's age and years of service.
The value of the accelerated vesting of unvested equity-based compensation awards was computed using the closing market price $31.25 of Wolverine Worldwide's common stock on December 31, 2020, the last business day in fiscal year 2020. The value for unvested restricted stock is computed by multiplying $31.25 by the number of shares of the NEO's restricted stock that would vest as a result of an event.
Each of the hypothetical events described in the following table (the highlighted blue headings in the left-hand column) is calculated and reported as a discrete event. For example, the amounts disclosed under the “Change in Control Only” heading are not cumulative with the amounts disclosed under the “Change in Control/Termination” heading.
2021 PROXY STATEMENT	72

Termination Event and Payment / Benefits	Krueger	Hoffman	Jeppesen	Stornant	Zwiers

Termination by Company for Cause or Voluntary Termination (other than for Good Reason or due to Retirement)	-	-	-	-	-

Termination by Company Other Than for Cause or by Executive for Good Reason	$9,033,191[1]	$1,145,804	-	-	-

Change in Control / Termination
Executive Severance Agreement[2]	$17,782,713	$5,178,222	$5,293,162	$5,991,943	$9,924,496
Benefits under Executive Severance Agreement[3]	$43,134	$47,054	$41,477	$39,895	$39,838
Stock Incentive Plans[4]	$7,426,579	$1,872,334	$1,834,545	$1,938,228	$1,839,842
Lump sum payment under the SERP[5]	$23,491,420	-	$2,437,034	$6,993,146	$7,830,699

Death
SERP[6]	$20,193,439	-	$2,687,435	$4,446,797	$5,075,068
Pension Plan[7]	$1,271,460	-	$383,127	$1,258,772	$1,264,121
Stock Incentive Plans[4]	$7,426,579	$1,872,334	$1,834,545	$1,938,228	$1,839,842
Earned Incentive Compensation[8]	$7,350,156	$1,367,609	$991,204	$1,154,278	$1,097,217

Disability
SERP[9]	$20,308,470	-	$1,944,426	$5,215,911	$6,326,400
Stock Incentive Plans[4]	$7,426,579	$1,872,334	$1,834,545	$1,938,228	$1,839,842
Earned Incentive Compensation[8]	$7,350,156	$1,367,609	$991,204	$1,154,278	$1,097,217

Retirement
SERP[10]	$20,308,470	-	$2,109,569	$4,518,438	$5,084,520
Pension Plan[10]	$2,842,977	-	$798,809	$1,616,505	$1,454,230
Stock Incentive Plans[4,11]	$7,426,579	-	-	-	-
Earned Incentive Compensation[8,11]	$7,350,156	-	-	-	-

Change in Control Only
Stock Incentive Plans[12]	$2,130,479	-	$766,674	$692,986	$660,494
1
The estimate for Mr. Krueger assumes target performance for the 2018-2020 and 2019-2021 performance periods and actual performance for the 2018-2020 period. Actual payout or vesting, if any, would be determined and made at the end of those periods. The amount reflected in the table also includes an estimated cost of $20,042 for medical and dental benefits for 18 months and the estimated cost of $9,000 for outplacement services.

2
Payments would be triggered after termination of employment under certain circumstances within two years (Messrs. Hoffman, Jeppesen, Stornant and Zwiers) or three years (Mr. Krueger) following a change in control. Includes amounts payable in cash under the terms of the Executive Severance Agreement, excluding the value of the cash payout to each NEO of the option spread for already vested options. The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the tax code. The value of service-based restricted shares or units that vest upon a change in control under the terms of the Company's stock incentive plans are included in the Stock Incentive Plans row.

3
These estimates assume that Wolverine Worldwide, or any successor company, maintains the benefit plans for a period of one year after termination and the outplacement services for a period beginning with the date of termination and ending on the last day of the second calendar year following the calendar year in which the date of termination occurred.

4	Reflects the value of unvested shares of restricted stock or stock units that would vest because of the event.
5
Reflects the entire lump sum benefit payable to applicable NEOs, including any accumulated benefit. The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.

6	Reflects the entire lump sum death benefit payable to a participating NEO's beneficiary, including any accumulated benefit.
7
Amounts reflect the net present value of the annuity paid to the surviving spouse calculated using the same discount rate and mortality assumptions used in the Pension Benefits table under the heading “Pension Benefits in Fiscal Year 2020” under the heading “Pension Plans and 2020 Pension Benefits.” In accordance with the terms of the Pension Plan, the death benefit for Messrs. Krueger, Stornant and Zwiers was calculated as though the NEO had continued as an employee of Wolverine Worldwide until age 65 at the compensation level as of the date of death.

8
Under the Annual Bonus Plan and the terms of performance share awards, each NEO may be eligible to receive a pro rata portion of any award if employment is terminated as a result of any of the specified events in the table. The amount reported represents (a) actual payout under the Annual Bonus Plan for fiscal year 2020, (b) actual payout under the 2018-2020 performance cycle and (c) target performance for the 2019-2021 and 2020-2022 performance cycles. Performance units would vest on a prorated basis based on actual Company performance.

9
Reflects the net present value of the annuity using the same discount rate and mortality assumptions used in the Pension Benefits table and assuming the NEO drew the disability benefit until age 65 followed by the normal retirement benefit.

2021 PROXY STATEMENT	73

10
Reflects the net present value of benefits according to actual elections in place and assuming SERP benefits begin at age 55 (or immediately if older than 55) and pension benefits as of age 60 with 10 years of service.

11	Mr. Krueger is the only NEO eligible for retirement (as defined in the applicable plan) at fiscal 2020 year-end.
12	Reflects the value of unvested shares of restricted stock/stock units (including performance share or unit awards) that would vest because of the event.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Blake Krueger, the Company's Chief Executive Officer.
For 2020, our last completed fiscal year, the annual total compensation of the employee of the Company identified at median was $59,609 and the annual total compensation of the CEO, as reported in the Summary Compensation Table above, was $9,519,491
Based on this information, the 2020 ratio of the annual total compensation of Mr. Krueger to the median of the annual total compensation of all employees was estimated to be 160 to 1.
The methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our “median employee” and our CEO, are described below.
•
We determined that, as of December 31, 2020, our employee population consisted of approximately 3,273 (2,544 in the U.S. and 729 outside the U.S.) individuals globally. After excluding employees from India (12 employees), Dominican Republic (2 employees), Mexico (1 employees), Netherlands (57 employees), Thailand (2 employees) and Vietnam (47 employees) pursuant to the “de minimis” exception provided for in the rules, we used a base of 3,152 employees for purposes of determining the “median employee.” We selected December 31, 2020, as the date upon which we would identify the median employee in order to align with year end.

•
To identify the median employee from our employee population, we used annual base salary as well as bonus and other cash incentives paid for the 12-month period ending December 31, 2020 as our consistently applied compensation measure. In making this determination, we annualized the compensation of all newly hired regular employees during this period.

•	Once we identified our median employee, we combined the elements of such employee's compensation for fiscal 2020 in accordance with the SEC's rules, resulting in annual total compensation of $59,609.
•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement.
2021 PROXY STATEMENT	74

Proposal 2 — Advisory Resolution to
Approve Executive Compensation
The Company is asking its shareholders to indicate their support for Wolverine Worldwide's NEO compensation, as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company's shareholders the opportunity to express their view on compensation for the Company's NEOs. The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. Even though non-binding, the Board and Compensation Committee value the opinions of Wolverine Worldwide's shareholders and will review and consider the voting results when making future decisions regarding the Company's executive compensation program.
At the 2017 annual meeting of shareholders, the Company also held an advisory vote on the frequency of future say-on-pay votes. Our shareholders voted in favor of an annual say-on-pay vote and the Company has elected to follow such recommendation. As such, unless the Company modifies its policies on the frequency of say-on-pay votes, it is expected that the next say-on-pay vote will occur at the 2022 annual meeting of shareholders. Further, in accordance with Rule 14a-21(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders will be asked to vote again on how frequently the Company should hold future say-on-pay votes at the Company's 2023 annual meeting of shareholders.
The Company encourages shareholders to read the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement beginning on page 38. As described in the CD&A section, the Compensation Committee has structured the executive compensation program to achieve the following key objectives:
•	Align the interests of NEOs with those of the shareholders through incentives based on achieving performance objectives that enable increased shareholder value
•	Provide incentives for achieving specific, near term corporate, business unit and individual goals and reward the achievement of those goals
•	Provide incentives for achieving pre-established, longer-term corporate financial goals and reward achievement of those goals
•	Attract and retain talented NEOs who will lead Wolverine Worldwide and drive superior business and financial performance
The executive compensation program is designed to achieve these objectives, in part, by:
•	Weighting at-risk and variable compensation (annual bonuses and long-term incentives) much more heavily than fixed compensation (base salaries)
•	Rewarding annual performance while maintaining emphasis on longer-term objectives
•	Blending cash, non-cash, long- and short-term compensation components and current and future compensation components
The Company encourages shareholders to read the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 57-74, which provide detailed information on the compensation of the Company's NEOs.
The Compensation Committee and the Board of Directors believe the Company's compensation program and its policies and procedures articulated in the CD&A section are effective in aligning the interests of the Company's NEOs with the interests of shareholders, promoting the achievement of the Company's near and long-term objectives and increasing shareholder value.
In accordance with the rules under Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company asks shareholders to approve the following advisory resolution at the 2021 Annual Meeting of Shareholders:
RESOLVED, that the shareholders of Wolverine World Wide, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2021 Annual Meeting of Shareholders.
BOARD RECOMMENDATION
The Board recommends that you vote “FOR” approval of the advisory resolution to approve executive compensation.
2021 PROXY STATEMENT	75

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
Ernst & Young LLP (“Ernst & Young”) was the Company's independent registered public accounting firm for the fiscal year ended January 2, 2021. The Audit Committee has reappointed Ernst & Young as the Company's independent registered public accounting firm for the current fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Ernst & Young to the Company's shareholders for ratification. If this appointment is not ratified by the holders of a majority of shares cast affirmatively or negatively on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm any time during the year if it determines that such a change would be in the best interests of the Company and the Company's shareholders.
The Audit Committee reviewed Ernst & Young's performance prior to appointing it as the Company's independent registered public accounting firm, and considered:
•
the historical and recent performance of Ernst & Young on the Company's audit, including the quality of the engagement team and Ernst & Young's experience, client service, responsiveness and technical expertise

•	the Public Company Accounting Oversight Board (“PCAOB”) report of selected Ernst & Young audits
•	the appropriateness of fees charged
•	Ernst & Young's familiarity with the Company's accounting policies and practices and internal control over financial reporting
•	Ernst & Young's financial strength and performance
Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.
BOARD RECOMMENDATION
The Board recommends that you vote “FOR” ratification of the Audit Committee's selection of the firm of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2021.
2021 PROXY STATEMENT	76

Audit Committee Report
The Audit Committee of the Board of Directors consists of five directors who are independent under the Company's Director Independence Standards, the NYSE listed company standards and applicable SEC standards. The Audit Committee represents and assists the Board in fulfilling its oversight responsibility regarding the Company's financial statements and the financial reporting process, the internal control over financial reporting, the performance of the internal audit function and the independent registered public accounting firm, the qualifications and independence of the independent registered public accounting firm, the annual independent audit of Wolverine Worldwide's financial statements and internal control over financial reporting and compliance with legal and regulatory requirements. The Audit Committee is directly responsible for appointing, retaining, compensating, overseeing, evaluating and terminating (if appropriate) Wolverine Worldwide's independent registered public accounting firm. Wolverine Worldwide's management has primary responsibility for the financial statements and the financial reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements and the systems of internal controls and other procedures designed to promote compliance with accounting standards and applicable laws and regulations. Wolverine Worldwide's independent registered public accounting firm is responsible for expressing an opinion on the conformity of Wolverine Worldwide's financial statements with generally accepted accounting principles and for auditing the effectiveness of Wolverine Worldwide's internal control over financial reporting.
The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of Wolverine Worldwide's independent registered public accounting firm and the integrity of Wolverine Worldwide's financial statements and disclosures. These steps include: (i) reviewing the Audit Committee Charter; (ii) reviewing with legal counsel and the independent registered public accounting firm the Accounting and Finance Code of Ethics; (iii) maintaining financial, accounting and business ethics complaint procedures to allow employees, shareholders and the public to report concerns regarding Wolverine Worldwide's financial statements, internal controls and disclosures; and (iv) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by Wolverine Worldwide's independent registered public accounting firm.
As part of its supervisory duties, the Audit Committee has reviewed Wolverine Worldwide's audited financial statements for the fiscal year ended January 2, 2021, and has discussed those financial statements with Wolverine Worldwide's management and internal financial staff, and the internal auditors and independent registered public accounting firm with and without management present. The Audit Committee has also reviewed and discussed the following with Wolverine Worldwide's management and the financial staff, and with the internal auditors and independent registered public accounting firm with and without management present:
•	Accounting and financial principles and significant assumptions, estimates and matters of judgment used in preparing the financial statements
•	Allowances and reserves for accounts receivable, inventories and taxes
•	Accounting for acquisitions, pension plans and equity-based compensation plans
•	Goodwill and intangible asset impairment analysis
•	Other significant financial reporting issues and practices
The Audit Committee has discussed with Wolverine Worldwide's independent registered public accounting firm the results of its examinations and its judgments concerning the quality, as well as the acceptability, of Wolverine Worldwide's accounting principles and such other matters that it is required to discuss with the independent registered public accounting firm under applicable rules, regulations or generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed their independence from Wolverine Worldwide and Wolverine Worldwide's management with them, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the scope of all fees paid to the independent registered public accounting firm during the year. After, and in reliance upon the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 2, 2021, be included in Wolverine Worldwide's Annual Report on Form 10-K for the year then ended to be filed with the SEC.
Respectfully submitted,
Jeffrey M. Boromisa (Chair)
Roxane Divol
William K. Gerber
Brenda J. Lauderback
Michael A. Volkema
2021 PROXY STATEMENT	77

Independent Registered Public
Accounting Firm
The Company's Audit Committee has adopted a policy under which the Audit Committee must approve all audit and non-audit services provided by the Company's independent registered public accounting firm, Ernst & Young LLP, and which prohibits Ernst & Young LLP from providing any non-audit services that are prohibited by the SEC or the PCAOB. The Company's Audit Committee provides categorical pre-approval for routine and recurring services, with specific service descriptions and budgets that include sufficient information to confirm the determination that the provision of such service will not impair the independent registered public accounting firm’s independence. All services not within the specifically pre-approved service descriptions and budgets require engagement specific pre-approval. With certain exceptions (such as pre-approval of audit services), the Audit Committee may delegate engagement specific pre-approval to one or more Audit Committee members, and has so delegated in certain instances to the Audit Committee Chairperson. Management must communicate to the Audit Committee at its next regularly scheduled meeting any services approved by an Audit Committee member. Wolverine Worldwide's Audit Committee pre-approved all fees paid to Ernst & Young LLP for services performed in 2020 and 2019. The aggregate fees billed by Ernst & Young LLP for audit and non-audit services were:
	2020	2019
Audit Fees[1]	$1,978,000	$1,821,800
Audit Related Fees	—	—
Total Audit & Audit Related Fees	$1,978,000	$1,821,800
Tax Fees[2]
Tax Compliance	$951,200	$904,300
Tax Planning & Advisory	$60,000	$487,900
Tax Planning & Advisory Other	—	—
Total Tax Fees	$1,011,200	$1,392,200
All Other Fees	—	—
TOTAL FEES	$2,989,200	$3,214,000
1
“Audit Fees” are comprised of fees for the annual audit, including the audit of internal control over financial reporting, interim reviews of the financial statements included in Wolverine Worldwide's Quarterly Reports on Form 10-Q, foreign statutory audits, consultations concerning accounting matters associated with the annual audit, and audit services performed in connection with registration statements and issuance of comfort letters and consents.

2	“Tax Fees” are comprised of fees for the preparation of domestic and foreign tax returns, tax compliance services, and routine tax advisory and tax planning services.
Wolverine Worldwide's Audit Committee has adopted a policy restricting the Company's hiring of current or former partners or employees of the independent registered public accounting firm retained by the Company.
2021 PROXY STATEMENT	78

Proposal 4 — Approval of Amended and Restated Stock Incentive Plan of 2016
Overview
On February 9, 2021 (the “Amendment Date”), the Board of Directors unanimously adopted and approved the Wolverine World Wide, Inc. Stock Incentive Plan of 2016, as amended and restated (the “Plan”), subject to shareholder approval. The Plan amends and restates the Wolverine World Wide, Inc. Stock Incentive Plan of 2016, which was approved by Company shareholders at the 2016 annual meeting and approved in a restated and amended form by Company shareholders at the 2018 annual meeting (the “Current Plan”). The Plan allows grants of cash awards, stock options, stock appreciation rights, restricted stock, restricted stock units and stock awards, any of which may be performance-based, and for incentive bonuses. The only other equity plan under which common stock of the Company may be issued is the Outside Directors’ Deferred Compensation Plan, which authorizes the issuance of shares only to non-employee directors. If shareholders do not approve the Plan, the Current Plan will remain in existence, but the Company will not have sufficient shares under it to meet its short- or long-term needs.
Key Changes in the Plan
The amendment and restatement of the Plan is generally effective on the Amendment Date and makes the following changes, as described in more detail under “Plan Summary” below:
•	Increases the shares available under the Plan by 4.9 million shares, subject to shareholder approval;
•	Extends the term of the Plan by approximately three years, from February 7, 2028 to February 8, 2031, subject to shareholder approval; and
•	Makes other technical changes, including changes based on the repeal of certain provisions of Section 162(m) of the Tax Code.
Notwithstanding the foregoing, the terms of the Plan, as amended and restated on the Amendment Date, will only apply to awards granted after the Amendment Date.
Why You Should Vote For the Plan
The Board of Directors recommends that the Company’s shareholders approve the Plan because it believes that equity awards are a critical part of the Company’s compensation program and are essential to the Company’s ability to effectively compete for and appropriately motivate and reward key talent. The Board of Directors believes that it is in the interests of both the Company and its shareholders to strengthen the Company’s ability to attract, motivate and retain high quality employees, directors and consultants and to incentivize such persons to achieve the Company’s financial and strategic goals through the issuance of equity and other performance-based awards. The Company is seeking shareholder approval of the Plan because the Board of Directors does not believe that the shares available for issuance with respect to equity awards under the Current Plan are sufficient to meet the Company’s short- or long-term needs. The Company believes that the availability of an additional 4.9 million shares under the Plan in addition to the remaining shares under the Current Plan (4,073,139 shares as of February 10, 2021) would provide sufficient additional shares to continue to make awards at historical average rates for 2-3 years.
2021 PROXY STATEMENT	79

Promotion of Good Corporate Governance Practices
The Plan includes a number of provisions that we believe promote good corporate governance and the interests of shareholders. Under the Plan:
•	Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date
•	The administrator may not, without prior approval of the Company’s shareholders, “reprice” any previously granted underwater stock options or stock appreciation rights
•
Shares subject to an award under the Plan may not again be made available for issuance under the Plan if such shares were: (i) subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) used to pay the exercise price of a stock option or the purchase price, if any, for an award, (iii) delivered to or withheld by the Company to pay the withholding taxes related to an award, or (iv) repurchased on the open market with the proceeds of a stock option exercise

•	The Plan has a fungible share feature whereby so-called “full value” awards are counted against the share pool at a higher rate (2.6:1) than stock options or stock appreciations rights
•	Outstanding awards under the Plan may be forfeited in the event a participant engages in an act of misconduct
•
The Plan administrator may recover awards made under the Plan and payments under or gain in respect of any award in accordance with the Company’s Policy for Recovery of Incentive Compensation or any other clawback policy maintained by the Company

•	Awards generally must be granted with vesting schedules pursuant to which they will not vest or become exercisable for at least one year
•	The Plan limits the aggregate grant date value of awards that may be granted to non-employee directors
•	No dividends or dividend equivalents will be paid with respect to performance-based restricted stock units or performance-based restricted stock until the underlying performance awards vest
•	No dividends or dividend equivalents will be paid with respect to shares subject to stock options or stock appreciation rights
•
Awards generally may not be transferred except by will or the laws of descent and distribution or, if approved by the administrator, to certain family members, family trusts, or family partnerships pursuant to a gift or domestic relations order

•	Awards subject to time-based vesting are subject to “double-trigger” vesting on a change in control of the Company
Key Data
The following table provides information regarding equity awards outstanding and shares available for future awards under all of the Company’s equity plans as of February 10, 2021 (and without giving effect to approval of the Plan under this Item 4). We have no equity awards outstanding other than stock options, restricted stock, restricted stock units and performance awards (in the form of both performance restricted stock and performance restricted stock units).
Total shares underlying all outstanding stock options	3,215,971
Weighted average exercise price of outstanding stock options	$22.32
Weighted average remaining contractual life of outstanding stock options (years)	3.9
Total shares underlying all outstanding and unvested performance shares and units	620,771
Total shares underlying all outstanding and unvested restricted stock and units (excluding performance shares)	1,340,193
Shares available for future awards that could be issued under Current Plan[1]	4,073,139
Shares available for future issuance under the Outside Directors’ Deferred Compensation Plan[1]	110,742
1
Upon approval of the Plan, the only additional shares available for future awards will be the additional 4.9 million shares approved under the Plan. The 110,742 shares available under the Outside Directors’ Deferred Compensation Plan are only for issuance to non-employee directors. No shares under any other plan will be available for future issuance.

2021 PROXY STATEMENT	80

Section 162(m) of the Code
The Tax Cuts and Jobs Act on December 22, 2017 eliminated the Section 162(m) performance-based compensation exemption, so the grants and awards made under the Plan are not eligible for such exemption from the $1,000,000 cap on deductibility of NEO compensation.
Plan Summary
The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete statement of the Plan, which is set forth in Appendix B to this proxy statement.
Administration
The Plan will be administered by the Compensation Committee, which is referred to in this summary in its capacity as administrator of the Plan as the “administrator.” Any power of the Compensation Committee as administrator may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. Subject to the express provisions of the Plan, the administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan. All decisions, determinations and interpretations by the Compensation Committee regarding the Plan and awards granted under the Plan will be final and binding on all participants and other persons holding or claiming rights under the Plan or to an award under the Plan. The Compensation Committee may authorize one or more officers of the Company to perform any or all things that the administrator is authorized and empowered to do or perform under the Plan; provided, however, that no such officer may designate himself or herself as a recipient of any awards granted under the authority delegated to such officer and that any delegation of the power to grant awards to an officer must otherwise be consistent with the requirements of Section 157(c) of the Delaware General Corporation Law. The Compensation Committee has designated the Company’s CEO, CFO, general counsel and secretary, and head of the human resource function to assist in administering the Plan and executing award agreements and other documents entered into under the Plan. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.
Eligibility
Any person who is a current or, to the extent consistent with Section 409A of the Code, prospective officer or employee of the Company or of any Company subsidiary will be eligible for selection by the administrator for the grant of awards under the Plan. In addition, non-employee directors and any service providers who have been retained to provide consulting, advisory or other services to the Company or to any Company subsidiary will be eligible for the grant of awards under the Plan. Stock options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to employees of the Company or a Company subsidiary. As of March 8, 2021, approximately 9 executive officers, 411 total employees, and 9 non-employee directors would be eligible to participate in the Plan. As of this same date, the closing price of a share of common stock of the Company was $36.44.
Shares Subject to the Plan and to Awards
Subject to changes in the Company’s capitalization, the aggregate number of shares of the Company’s common stock issuable pursuant to all awards under the Plan will not exceed 14,600,000 (the number of shares authorized under the Current Plan), plus an additional 4,900,000 shares, plus any shares of the Company’s common stock underlying awards granted under the Company’s Stock Incentive Plan of 2013 and the Company’s Stock Incentive Plan of 2010 that on or after the effective date of the Current Plan, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable shares). Any shares granted under stock options or stock appreciation rights will be counted against this limit on a one-for-one basis, and any shares granted under any other awards will be counted against this limit as 2.6 shares for every one share subject to such award. The shares issued pursuant to awards granted under the Plan may be shares that are authorized and unissued or issued shares that were reacquired by the Company, including shares purchased in the open market. No fractional shares will be delivered under the Plan.
For purposes of determining the share limits described in the paragraph above, the aggregate number of shares issued under the Plan at any time will equal only the number of shares actually issued (as calculated above) upon exercise or settlement of an award. Notwithstanding the foregoing, shares subject to an award under the Plan may not again be made available for issuance under the Plan if such shares were: (i) subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) used
2021 PROXY STATEMENT	81

to pay the exercise price of a stock option or the purchase price, if any, for an award, (iii) delivered to or withheld by the Company to pay the withholding taxes related to an award, or (iv) repurchased on the open market with the proceeds of a stock option exercise. Shares subject to awards that have been canceled, expired, forfeited or otherwise not issued under an award and shares subject to awards settled in cash will not count as shares issued under the Plan for purposes of the above limit.
Subject to certain adjustments, the aggregate number of shares that may be delivered, or the value of which could be paid in cash or other property, under awards granted under the Plan during any calendar year to any one participant may not exceed 3,600,000 and the aggregate number of shares that may be issued pursuant to the exercise of ISOs granted under the Plan may not exceed 3,600,000. The maximum amount payable pursuant to that portion of an incentive bonus granted in any calendar year to any participant under the Plan may not exceed $20,000,000. The aggregate grant date fair value of awards (computed as of the date of grant in accordance with applicable financial accounting rules) granted under the Plan during any calendar year to any one non-employee director will not exceed $600,000.
In addition, (i) no portion of any grant of restricted stock will be scheduled to vest prior to the date that is one year following the date the restricted stock is granted; (ii) no portion of any grant of an option or stock appreciation right will be scheduled to become exercisable prior to the date that is one year following the date the option or stock appreciation right is granted; and (iii) no portion of any grant of a restricted stock unit or incentive bonus will be scheduled to vest or be settled, paid or distributed prior to the date that is one year following the date the award is granted; provided; however, that awards that result in the issuance of an aggregate of up to 5% of the shares reserved for issuance under the Plan may be granted to eligible persons without regard to the minimum vesting, exercisability, settlement, payment and distribution provisions described in this paragraph.
Stock Options
Stock options granted under the Plan may either be ISOs or stock options that are not intended to qualify as ISOs (“nonqualified stock options” or “NQSOs”). The administrator will establish the exercise price per share under each stock option, which will not be less than the fair market value (or 110% of the fair market value in the case of ISOs granted to individuals who own more than 10% of the Company’s common stock) of a share on the date the stock option is granted, except in certain cases where substitute or replacement awards are granted in connection with a merger or acquisition. The administrator will establish the term of each stock option, which in no case may exceed a period of 10 years from the date of grant (or five years in the case of ISOs granted to individuals who own more than 10% of the Company’s common stock). Unless the administrator determines otherwise, (i) upon termination of employment other than due to death, disability, retirement or termination for cause, to the extent vested on the date of such termination, stock options remain exercisable for three months following such date (or until the expiration date of the stock option, if earlier), (ii) upon death or disability, stock options become fully vested and remain exercisable for one year following such event (or until the expiration date of the stock option, if earlier), (iii) upon retirement, stock options become fully vested and remain exercisable until their expiration date, and (iv) upon termination of employment for cause, all stock options are forfeited.
No dividends or dividend equivalents may be paid or granted in respect of shares subject to stock options or stock appreciation rights and no holder of a stock option is entitled to any dividends with respect to the shares subject to stock options or appreciation rights unless and until such awards have vested and have been exercised in accordance with the terms of the Plan and the applicable award agreement and such shares are reflected as issued and outstanding.
Stock Appreciation Rights
A stock appreciation right provides the right to receive the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the Plan, and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate.
Restricted Stock and Restricted Stock Units
Restricted stock is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to certain conditions (including continued employment or performance conditions) determined by the administrator. Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Notwithstanding the satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an award of restricted stock or restricted stock units on account of either financial performance or personal performance evaluations may be reduced, but not increased, by the administrator on the basis of such further consideration as the administrator may determine.
2021 PROXY STATEMENT	82

Unless the administrator determines otherwise, (i) upon termination of employment for any reason other than death, disability or retirement, all restricted stock and restricted stock units still subject to restrictions as of the date of termination will be forfeited, and (ii) upon death, disability or retirement, in general, the restrictions remaining on a participant’s restricted stock and restricted stock units will lapse, except that any applicable qualifying performance criteria will not lapse upon a participant’s retirement.
Unless otherwise determined by the administrator, participants holding shares of restricted stock granted under the Plan may exercise full voting rights with respect to those shares during the period of restriction, but participants will have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.
The administrator will determine the extent to which participants are entitled to receive dividends or dividend equivalents with respect to restricted stock and shares underlying restricted stock units. Any cash or stock dividends and dividend equivalents with respect to restricted stock and restricted stock units granted as performance awards, if any, will be withheld by the Company for the participant’s account and will be paid, if at all, (i) in the case of restricted stock, upon the achievement of the applicable performance measure(s) and the satisfaction of any other restrictions imposed on the restricted stock in respect of which the dividends were paid and (ii) in the case of restricted stock units, at the time the shares and/or cash underlying such restricted stock units is paid, and any dividends deferred in respect of any restricted stock and restricted stock units granted as performance awards will be forfeited upon the forfeiture of such restricted stock and restricted stock units. Any non-cash dividends or distributions paid with respect to restricted stock and restricted stock units granted as performance awards will be subject to the same restrictions that apply to the award to which they relate.
Stock Awards
Stock awards may be granted under the Plan with such terms and conditions as determined by the administrator, consistent with the 5% limit set forth above under “Shares Subject to the Plan and to Awards.” Participants will have all voting, dividend, liquidation and other rights with respect to shares underlying a stock award, but such awards may be subject to restrictions on transfer as determined by the administrator.
Incentive Bonuses
An incentive bonus will confer upon the participant the opportunity to earn a future payment, in cash or shares, tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year. The administrator will establish the terms and conditions to which the award is subject, including performance criteria and the level of achievement of the criteria that will determine the target and maximum amounts payable under an incentive bonus award, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding the satisfaction of any performance goals, the amount paid under an incentive bonus award on account of either financial performance or personal performance evaluations may be adjusted by the administrator as set forth in the Plan.
Deferral of Gains
The administrator may, in an award agreement or otherwise, provide for the deferred delivery of shares upon settlement, vesting or other events with respect to restricted stock or restricted stock units, or for the deferred payment or satisfaction of an incentive bonus. However, in no event will any deferral of the delivery of shares or any other payment with respect to any award be allowed if the administrator determines, in its sole and absolute discretion that the deferral would result in the imposition of the additional tax under Section 409A of the Code. Notwithstanding the foregoing and to the extent compliant with Section 409A of the Code, if the administrator permits any deferral of shares or any other payment as described above, payment of any vested award that a participant has elected to defer will be made regardless of any deferral election within thirty (30) days of a change in control or the participant’s separation from service (including death).
Qualifying Performance Criteria
With respect to performance-based awards the administrator may establish performance criteria and level of achievement of such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “qualifying performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations.
For purposes of the Plan, the term “qualifying performance criteria” means an objectively determinable measure of performance relating to any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, line or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to an index or indices or a designated comparison group or groups, in each case as specified by the
2021 PROXY STATEMENT	83

administrator: (i) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (ii) income, net income or operating income, (iii) revenues, (iv) net sales, (v) return on sales, (vi) return on equity, (vii) return on capital (including return on total capital or return on invested capital), (viii) return on assets or net assets, (ix) earnings per share, (x) economic or business value added measurements (xi) return on invested capital, (xii) return on operating revenue, (xiii) cash flow (before or after dividends), (xiv) stock price, (xv) total shareholder return, (xvi) market capitalization, (xvii) economic value added, (xviii) debt leverage (debt to capital), (xix) operating profit or net operating profit, (xx) operating margin or profit margin, (xxi) cash from operations, (xxii) market share, (xxiii) product development or release schedules, (xxiv) new product innovation, (xxv) cost reductions, (xxvi) customer acquisition or retention, (xxvii) customer service, (xxviii) customer satisfaction, or (xxix) other performance criteria selected by the Administrator.
The administrator may adjust performance results for any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Administrator, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company.
Suspension or Termination of Awards
Unless otherwise determined by the administrator, (i) if the Company’s chief executive officer or any other person designated by the administrator reasonably believes that a participant may have committed an act of misconduct (as defined in the Plan), then the participant’s rights to exercise any stock option, vest in any award and/or receive payment for or shares in settlement of an award may be suspended pending a determination of whether such misconduct has been committed, and (ii) if the administrator, the Company’s chief executive officer or any other person designated by the administrator determines that a participant has committed an act of misconduct, then the participant (a) may not exercise any stock option or stock appreciation right, vest in any award, have restrictions on an award lapse or otherwise receive payment of an award, (b) will forfeit all outstanding awards, and (c) may be required, at the discretion of the administrator, to return or repay to the Company any then unvested shares previously issued under the Plan. In addition, the administrator may seek to recover awards made under the Plan and payments under or gain in respect of any award in accordance with the Company’s Policy for Recovery of Incentive Compensation or any successor or additional clawback or recoupment policy or as otherwise required by applicable law or applicable stock exchange listing standards.
Settlement of Awards
Awards (other than stock awards), may be settled in shares, cash or a combination thereof, as determined by the administrator.
No Repricing Without Shareholder Approval
Other than in connection with certain changes in the Company’s capitalization, the administrator may not, without prior approval of the Company’s shareholders, effect any “repricing” of a previously granted stock option or stock appreciation right that is “underwater” (i.e., the fair market value of the shares underlying such award is less than the exercise price of such award) by (i) amending or modifying the terms of the award to lower the exercise price; (ii) canceling the underwater award and granting either (A) replacement stock options or stock appreciation rights, as applicable, having a lower exercise price or (B) restricted stock, restricted stock units, performance awards or stock awards in exchange; or (iii) cancelling or repurchasing the underwater award for cash or other securities.
Amendment and Termination
The Board of Directors may amend, alter or discontinue the Plan, and the administrator may amend or alter any agreement or other document evidencing an award made under the Plan, except that, unless in connection with a change in the capitalization of the Company or a change in control, no such amendment or alteration may, without the approval of the shareholders of the Company: (i) increase the maximum number of shares for which awards may be granted under the Plan, (ii) reduce the minimum price set forth in the Plan at which stock options or stock appreciation rights may be granted, (iii) reduce the exercise price of outstanding stock options or stock appreciation rights, (iv) extend the term of the Plan, (v) change the class of persons eligible to be participants, (vi) otherwise amend the Plan in any manner requiring shareholder approval by law or under the New York Stock Exchange listing requirements (or the listing requirements of any successor exchange that is the primary stock exchange for trading of the Company’s shares), or (vii) increase the individual maximum limits set forth in the Plan.
Except as set forth in the Plan, no amendment or alteration to the Plan or an award or award agreement may be made that would impair the rights of the holder of an award without such holder’s consent. In addition, the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Code, unless the Board of Directors expressly determines to amend the Plan to be subject to Section 409A of the Code.
2021 PROXY STATEMENT	84

The administrator may, in its sole and absolute discretion, modify the provisions of the Plan or an award as they pertain to a participant who is employed or providing services outside the United States in order to comply with applicable foreign law or to recognize differences in local law, currency or tax policy.
Change in Control
Awards granted under the Plan that are subject to vesting based on continuous employment or service, to the extent awards are assumed or substituted by an acquirer in the change in control (as defined in the Plan) awards shall not immediately vest upon the change in control and instead shall continue to vest in accordance with their terms, provided that if a participant experiences a termination of employment (as defined in the Plan) by the Company without cause (as defined in the Plan) or by the participant for good reason (as defined in the Plan), in each case, within the twenty-four (24) month period following the change in control, the awards shall immediately vest and become exercisable or shall be settled upon such qualifying termination. If, at any time during the vesting period of an award, a participant is or becomes eligible to terminate his or her employment with the Company or its Subsidiaries due to retirement, the award shall immediately vest in full upon the change in control.
For awards granted under the Plan that are subject to performance conditions, if a change in control occurs prior to the end date of a performance period, to the extent the performance award is outstanding immediately prior to such change in control, such award will vest (a) based on actual performance through the date of the change in control as determined by the administrator (treating the change in control as the end of the applicable performance period) without proration for the time elapsed in such performance period prior to such change in control for purposes of determining performance, but in the discretion of the administrator, prorated for purposes of elapsed time in a manner consistent with subsection (b) below, (b) assuming that target level of performance is attained and prorated based on the number of days in the performance period that elapsed prior to the change in control over the total number of days in the performance period, or (c) a combination of (a) and (b) (without double counting). Any portion of the performance award (or the full award as applicable) that does not vest in connection with a change in control as contemplated herein will automatically terminate upon such change in control.
Subject to and limited by the requirements of the preceding paragraphs, the administrator shall determine the effect of a change in control (as defined in the Plan) on outstanding awards. These effects, which need not be the same for all participants, may include, but are not limited to (i) substituting for the shares subject to an outstanding award or portion thereof the stock or securities of the surviving corporation or any successor corporation (or parent or subsidiary thereof), in which event the aggregate exercise price of the award will remain the same, and/or (ii) converting any outstanding award or portion thereof into a right to receive cash or other property following the consummation of the change in control in an amount equal to the value of the consideration to be received for one share of the Company’s common stock in connection with such transaction less the purchase or exercise price of the shares subject to the award, if any, multiplied by the number of shares subject to the award or portion thereof.
The administrator may determine that some or all participants holding vested and exercisable stock options or stock appreciation rights will receive with respect to some or all of the shares subject to such awards cash in an amount equal to the excess of (i) the greater of (a) the highest sales price of the shares on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of the Company’s shares) on the date immediately prior to the change in control and (b) the highest price per share actually paid in connection with the change in control, over (ii) the exercise price of the award.
Adjustments
The number and kind of shares available for issuance under the Plan, and the number and kind of shares subject to the individual and ISO limits set forth under the Plan, will be equitably adjusted by the administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding. The terms of any outstanding award will also be equitably adjusted by the administrator as to price, number or kind of shares subject to such award and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards.
In the event there is a change in the number or kind of outstanding shares under the Plan as a result of a change of control, other merger, consolidation or otherwise, then the administrator will determine the appropriate and equitable adjustment to be effected. In addition, in the event of such a change, the administrator may accelerate the time or times at which any award may be exercised (subject to the limitations described above under the “Change in Control” heading) and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the administrator in its sole discretion.
2021 PROXY STATEMENT	85

Transferability
Unless the administrator determines otherwise, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each stock option or stock appreciation right may be exercisable only by the participant during his or her lifetime. To the extent permitted by the administrator, the person to whom an award is initially granted may transfer awards, in certain limited circumstances, to certain family members, family trusts, or family partnerships.
No Right to Company Employment
Nothing in the Plan or an award agreement will interfere with or limit in any way the right of the Company, its subsidiaries and/or its affiliates to terminate any participant’s employment, service on the Board of Directors or service for the Company at any time or for any reason not prohibited by law, nor will the Plan or an award itself confer upon any participant any right to continue his or her employment or service for any specified period of time. Neither an award nor any benefits arising under the Plan will constitute an employment contract with the Company, any subsidiary and/or its affiliates.
Effective Date and Termination of the Plan
The Plan was adopted by the Board of Directors on February 9, 2021, subject to shareholder approval. The Plan will remain available for the grant of awards until February 8, 2031, unless earlier terminated by the Board of Directors. If shareholders do not approve this proposal, the Company can continue to make awards under the Current Plan to the extent of the number of shares authorized under the Current Plan as of immediately prior to the Amendment Date. Any award granted on or after the Amendment Date, to the extent that the number of shares subject to such award, or portions thereof, exceeds the number of shares authorized under the Current Plan as of the Amendment Date, shall be void as determined by the Administrator if shareholder approval of the Plan is not obtained.
Federal Income Tax Treatment
The following discussion is a general summary as of the date of this Proxy Statement of the significant U.S. federal income tax consequences to the Company and the participants in the Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations are frequently revised and may change at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences. The Company does not anticipate that awards granted under the Plan will qualify as performance-based compensation under Section 162(m) of the Code.
Stock Options
ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.
In general, a participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date may, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO until the later of two years following the stock option grant date and one year following exercise, the gain, if any, upon a subsequent disposition of such shares will be long-term capital gain. The amount of the gain will be the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price). If a participant disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize as ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares, and capital gain or loss for any other difference between the sale price and the exercise price. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company generally will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.
The Company does not guarantee that any option intended to be an ISO will qualify for the tax treatment of ISOs described above. If an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO, as described below.
2021 PROXY STATEMENT	86

In general, a participant is not taxed on the grant of an NQSO. On exercise, the participant recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. The participant’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise, and otherwise is short-term capital gain (or loss). The Company does not receive a deduction for any such capital gain.
Stock Appreciation Rights
In general, the recipient of a freestanding SAR will not recognize any taxable income at the time the freestanding SAR is granted. If the freestanding SAR is settled in cash, the cash will be taxable as ordinary income to the recipient at the time that it is received. If the freestanding SAR is settled in shares, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the day the freestanding SAR is exercised over any amounts paid by the recipient for the shares.
With respect to tandem SARs, if a holder elects to surrender the underlying stock option in exchange for cash or stock equal to the appreciation inherent in the underlying stock option, the tax consequences to the employee will be the same as discussed above relating to freestanding SARs. If the employee elects to exercise the underlying stock option, the holder will be taxed at the time of exercise as if he or she had exercised an NQSO (discussed above).
The Company generally is entitled to a deduction with respect to a SAR at the same time the recipient recognizes ordinary income with respect thereto.
Restricted Stock and Restricted Stock Units
A participant who is awarded or purchases shares subject to a substantial risk of forfeiture, or restricted stock, generally does not recognize income at the time of the grant. When the risk of forfeiture lapses, the participant generally recognizes ordinary income in an amount equal to the excess of the fair market value of the shares over the purchase price, if any, and a deduction is generally available to the Company in the same year that the participant recognizes income. However, a participant may make an election under Section 83(b) of the Code to recognize taxable ordinary income at the time the shares are transferred to the participant, rather than later, when the risk of forfeiture lapses, in an amount equal to the fair market value of the shares at the time of such transfer. Such election must be made no later than 30 days after the date the shares are transferred to the participant. If the participant makes a timely and effective election, when the restrictions on the shares lapse, the participant will not recognize any additional income. For purposes of determining capital gain or loss on a sale of shares acquired under a restricted stock award under the Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends (if any) paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are paid, if an effective 83(b) election was not made with respect to the shares.
A participant who is awarded restricted stock units generally does not recognize income at the time of grant. Instead, the participant is generally taxed upon settlement of the award (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. (FICA taxes will apply upon the vesting of the restricted stock unit award.) If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.
Stock Awards
A participant who receives a stock award generally is required to recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are granted over the purchase price (if any) paid for the shares. The Company generally will be entitled to a deduction with respect to stock awards at the same time the recipient recognizes ordinary income with respect thereto.
Incentive Bonuses
A participant will have taxable income at the time an incentive bonus is paid. At that time, the participant will recognize ordinary income equal to the value of the amount then payable and, the Company generally will be entitled to a corresponding deduction.
2021 PROXY STATEMENT	87

Certain Change in Control Payments
Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payments of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax, which is non-deductible to the Company.
Plan Benefits
The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Compensation Committee. No awards made under the Plan prior to the date of the Annual Meeting were granted subject to shareholder approval. The following table sets forth the number of PSUs (at target), restricted stock units, restricted stock awards and stock options that have been granted to the named executive officers and the specified groups set forth below since the Plan’s inception:
	Grants Under Plan
Name	PSUs	Stock Options	RSUs/RSAs
Blake W. Krueger Chairman and CEO	527,572	—	253,639
Brendan Hoffman President, Wolverine Worldwide	103,857	—	55,493
Michael Jeppesen President, Global Operations Group	63,883	51,988	63,065
Michael D. Stornant SVP, CFO, Treasurer and Chief Accounting Officer	76,084	70,948	61,283
James D. Zwiers Executive Vice President	71,631	64,465	59,236
All executive officers as a group	956,415	249,300	609,792
All non-employee directors and director nominees as a group	—	181,266	127,453
Each associate of the above-mentioned executive officers, directors and director nominees	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—
All employees as a group, excluding executive officers	397,339	530,228	1,814,205
2021 PROXY STATEMENT	88

Equity Compensation Plan Information
The following table provides information about the Company’s equity compensation plans as of January 2, 2021 (and does not include the 4.9 million shares of common stock that are the subject of this Proposal 4):
Plan Category[1]	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,727,498[2]	$22.22	6,098,065[3]
Equity compensation plans not approved by security holders	—	—	—
Total	3,727,498	$22.22	6,098,065
1
Each plan for which aggregated information is provided contains customary anti-dilution provisions that are applicable in the event of a stock split, stock dividend or certain other changes in the Company’s capitalization.

2
Includes: (i) 3,259,405 stock options awarded to employees under the Amended and Restated Stock Incentive Plan of 1999, the Amended and Restated Stock Incentive Plan of 2001, the Amended and Restated Stock Incentive Plan of 2003, the Amended and Restated Stock Incentive Plan of 2005, the Stock Incentive Plan of 2010, the Stock Incentive Plan of 2013 and the Stock Incentive Plan of 2016 (Current Plan); (ii) and 468,093 stock options awarded to non-employee directors under the Amended and Restated Stock Incentive Plan of 2005, the Stock Incentive Plan of 2010, the Stock Incentive Plan of 2013 and the Stock Incentive Plan of 2016 (Current Plan). Column (a) does not include stock units credited to outside directors’ fee accounts or retirement accounts under the Outside Directors’ Deferred Compensation Plan. Stock units do not have an exercise price. Each stock unit credited to a director’s fee account and retirement account under the Outside Directors’ Deferred Compensation Plan will be converted into one share of common stock upon distribution. Column (a) also does not include shares of restricted or unrestricted common stock previously issued under the Company’s equity compensation plans.

3
Comprised of: (i) 110,742 shares available for issuance under the Outside Directors’ Deferred Compensation Plan upon the retirement of the current directors or upon a change in control; and (ii) 5,987,323 shares issuable under the Stock Incentive Plan of 2016.

The Outside Directors’ Deferred Compensation Plan is a supplemental, unfunded, nonqualified deferred compensation plan for non-employee directors. Beginning in 2006, the Company began paying an annual equity retainer to non-management directors in the form of a contribution under the Outside Directors’ Deferred Compensation Plan. Non-management directors may also voluntarily elect to receive, in lieu of some or all directors’ fees, a number of stock units equal to the amount of the deferred directors’ fees divided by the fair market value of the Company’s common stock on the date of payment. These stock units are increased by a dividend equivalent based on dividends paid by the Company and the amount of stock units credited to the participating director’s fee account and retirement account. Upon distribution, the participating directors receive a number of shares of the Company’s common stock equal to the number of stock units to be distributed at that time. Distribution is triggered by termination of service as a director or by a change in control of the Company and can occur in a lump sum, in installments or on another deferred basis. A total of 345,214 shares have been issued to a trust to satisfy the Company’s obligations and are included in shares the Company reports as issued and outstanding.
The Stock Incentive Plan of 2016, as previously amended and restated, was most recently approved by Company shareholders at the 2018 annual meeting and is the subject of this Proposal 4.
Of the total number of shares available under column (c), the number of shares with respect to the following plans may be issued other than upon the exercise of an option, warrant or right outstanding as of January 2, 2021:
Outside Directors’ Deferred Compensation Plan: 110,742
Current Plan: 2,302,816
2021 PROXY STATEMENT	89

VOTE REQUIRED AND BOARD RECOMMENDATION
Approval of the Wolverine World Wide, Inc. Stock Incentive Plan of 2016, as amended and restated, requires the affirmative vote of a majority of shares cast affirmatively or negatively on the matter for approval.
BOARD RECOMMENDATION
The Board of Directors recommends that you vote “FOR” approval of the Stock Incentive Plan of 2016, as Amended and Restated.
2021 PROXY STATEMENT	90

Related Party Matters
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since December 29, 2019, the Company has not engaged in any “related person” transactions with its directors, executive officers or holders of 5% or more of Company voting securities, affiliates or any member of the immediate family of the foregoing persons.
RELATED PERSON TRANSACTIONS POLICY
Wolverine Worldwide's Board adopted written policies and procedures regarding related person transactions. They require the Governance Committee to review and either approve or disapprove the Company entering into any Interested Transactions (defined below). If advance approval is not feasible, then the Governance Committee must review and ratify the Interested Transaction at its next meeting.
Interested Transaction	Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:
	(1)	the aggregate amount involved is or is expected to exceed $120,000 since the beginning of Wolverine Worldwide's last completed fiscal year;
	(2)	Wolverine Worldwide is a participant; and
	(3)	any Related Person (defined below) has or will have a direct or indirect interest.

An Interested Transaction does not include:

	(1)	any employment compensation paid to an executive officer of the Company if the Compensation Committee approved or recommended to the Board of Directors for approval of such compensation;
	(2)	any compensation paid to a director for service as a director of the Company;
(3)
any transaction in which a Related Person has an indirect interest solely as a result of being (i) a director or, together with all other Related Persons, as defined below, a less than 10% beneficial owner of an equity interest in another entity, or both, or (ii) a limited partner in a partnership in which the Related Person, together with all other Related Persons, has an interest of less than 10%; or

(4)
any transaction in which the Related Person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis (e.g., a dividend).

(5)
any transaction with another publicly traded company where the Related Person's interest arises solely from the ownership of more than 5% of the Company's common stock and the ownership of a non-controlling interest in the other publicly traded company.

Related Person	Any:

(a)
person who is or was at any point during the last fiscal year for which Wolverine Worldwide filed an Annual Report on Form 10-K and Proxy Statement, an executive officer, director or, to the extent information regarding such nominee is being presented in a proxy or information statement relating to the election of that nominee as a director, nominee for election as a director;

	(b)	beneficial owner of greater than five percent of Wolverine Worldwide's common stock; or
	(c)	immediate family member* of any of the foregoing.
*
Immediate family member is defined as a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law, and anyone residing in such person's home (other than a tenant or employee).

The Governance Committee considers whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the Related Person's interest in the transaction, and other factors that it deems relevant. No director participates in any discussion or approval of an Interested Transaction for which he or she is a Related Person, except to provide information to the Governance Committee.
2021 PROXY STATEMENT	91

Additional Information
SHAREHOLDERS LIST
For information about how to view the list of shareholders entitled to vote at the Annual Meeting during the ten days preceding the Annual Meeting, please visit our 2021 Annual Meeting website at www.wolverineworldwide.com/2021annualmeeting. To view the list of shareholders entitled to vote at the Annual Meeting during the meeting, please follow the instructions set forth in the Notice of annual meeting to participate in the annual meeting.
DIRECTOR AND OFFICER INDEMNIFICATION
The Company indemnifies its directors and NEOs to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the outstanding shares of the Company's common stock, to file reports of ownership and changes in ownership of shares of common stock with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish Wolverine Worldwide with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2020, its officers and directors filed the required reports under Section 16(a) on a timely basis, except for one transaction for each of Messrs. Hufnagel and Spaletto and two transactions for Dr. Kollat, in each case, due to an administrative error.
SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT
Pursuant to SEC Rule 14a-8, some shareholder proposals may be eligible for inclusion in Wolverine Worldwide's 2022 Proxy Statement and proxy card. Any such shareholder proposals must be submitted in writing to the Secretary of Wolverine Worldwide no later than the close of business on November 26, 2021. You should address all shareholder proposals to the attention of Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, NE, Rockford, Michigan 49351.
OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING
The Company's By-Laws require that any shareholder proposal that is not submitted for inclusion in next year's Proxy Statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2022 Annual Meeting of Shareholders, must be received at the Company's principal executive offices by the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the 2021 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of the By-Laws must be received between January 6, 2022 and the close of business on February 5, 2022. You should address a proposal to Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive NE, Rockford, Michigan 49351, and include the information and comply with the requirements set forth in those By-Laws, which the Company has posted on its website. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder's compliance with this deadline.
VOTING SECURITIES
Shareholders of record at the close of business on March 8, 2021, are eligible to vote at the Annual Meeting. The Company's voting securities consist of its $1.00 par value common stock, and there were 82,597,389 shares outstanding and entitled to vote on the record date. Each share outstanding on the record date will be entitled to one vote on each director nominee and one vote on each other matter. Treasury shares are not voted. Individual votes of shareholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual shareholder voting records is limited to the independent inspectors of election and certain employees of the Company and its agents who acknowledge their responsibility to comply with this policy of confidentiality.
2021 PROXY STATEMENT	92

CONDUCT OF BUSINESS
A majority of the outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the meeting if you are present at the Annual Meeting and vote, a proxy card has been properly submitted by you or on your behalf, or you have submitted your proxy by telephone or by internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope. Both abstentions and broker non-votes (defined below in “Vote Required for Election and Approval”) are counted as present for the purpose of determining the presence of a quorum.
VOTE REQUIRED FOR ELECTION AND APPROVAL
For Proposal 1, Election of Directors for Terms Expiring in 2024, directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a Director nominee exceeds the number of votes cast “against” the Director nominee. If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, under the Company's Corporate Governance Guidelines, the director is required to submit a letter of resignation to the Board for consideration by the Governance Committee. The Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Governance Committee and the Board, in making their decisions, may implement any procedures they deem appropriate and may consider any factor or other information that they deem relevant. The Board will then act on the tendered resignation, taking into account the Governance Committee's recommendation, and will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding that resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders at which such director faces re-election and until such director's successor is elected and qualified.
Proposal 2, Advisory Vote to Approve Executive Compensation, is a non-binding, advisory vote. Therefore, there is no required vote that would constitute approval. The Company values the opinions expressed by its shareholders in this advisory vote, and the Board and Compensation Committee will consider the outcome of these votes when designing compensation programs and making future compensation decisions for the Company's named executive officers.
Proposal 3, Ratification of Appointment of Independent Registered Public Accounting Firm, requires the affirmative vote of a majority of shares cast affirmatively or negatively on the matter for approval.
Proposal 4, Approval of the Stock Incentive Plan of 2016 (as amended and restated), requires the affirmative vote of a majority of shares cast affirmatively or negatively on the matter for approval.
Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote those shares. Brokers do not have discretionary authority with respect to any of the proposals except for Proposal (3). Abstentions are not counted as affirmative votes on a matter.
VOTING RESULTS OF THE ANNUAL MEETING
The Company will announce preliminary voting results at the Annual Meeting and publish final results in a Form 8-K within four business days following the Annual Meeting. If final results are not known within four business days of the Annual Meeting, then the Company will file a Current Report on Form 8-K with the preliminary results and file an amended Current Report on Form 8-K within four business days of the availability of the final results.
ATTENDING THE ANNUAL MEETING
You may vote shares held directly in your name as the shareholder of record at the Annual Meeting. If you choose to vote at the meeting, please access instructions as set forth in the Notice of annual meeting. Even if you plan to attend the Annual Meeting, Wolverine Worldwide recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. You may vote shares held in “street name” through a brokerage account or by a bank or other nominee if you obtain a proxy from the record holder giving you the right to vote the shares. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
2021 PROXY STATEMENT	93

MANNER FOR VOTING PROXIES
The shares represented by all valid proxies received by telephone, by internet or by mail will be voted in the manner specified. Where the shareholder has not indicated a specific choice, the shares represented by all valid proxies received will be voted in accordance with the Board's recommendations as follows: (1) for each of the nominees for directors named earlier in this Proxy Statement, (2) for approval of the advisory resolution to approve executive compensation, (3) for ratification of the appointment of the independent registered public accounting firm and (4) for approval of the Stock Incentive Plan of 2016 (as amended and restated). The Board has not received timely notice of any other matter that may come before the Annual Meeting. However, should any matter not described above be properly presented at the Annual Meeting, the persons named in the proxy form will vote in accordance with their judgment, as permitted.
REVOCATION OF PROXIES
A shareholder who gives a proxy may revoke it at any time before it is exercised by voting at the Annual Meeting in the manner described in the Notice of 2021 Annual Meeting of Shareholders, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation.
SOLICITATION OF PROXIES
The Company will pay the expenses of solicitation of proxies for the Annual Meeting. Solicitations may be made in person or by telephone, by officers and employees of the Company, or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries. These individuals will not be paid any additional compensation for any such solicitation. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of the Company's common stock.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
If you are the beneficial owner, but not the record holder, of shares of Wolverine Worldwide stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and the Company's 2020 Annual Report to multiple shareholders who share an address, unless that nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and its 2020 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and annual report, now or in the future, or shareholders who share an address and receive multiple copies of the Proxy Statement and annual report but would like to receive a single copy, should submit this request to Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.
ACCESS TO PROXY STATEMENT AND ANNUAL REPORT
Distribution of this Proxy Statement and enclosed proxy card to shareholders is scheduled to begin on or about March 26, 2021. Wolverine Worldwide's financial statements for the fiscal year ended January 2, 2021, are included in the Company's 2020 Annual Report, which the Company is providing to shareholders at the same time as this Proxy Statement. Wolverine Worldwide's Proxy Statement for the 2021 Annual Meeting and the Annual Report to Shareholders for the fiscal year ended January 2, 2021 are available at www.wolverineworldwide.com/2021annualmeeting. If you have not received or do not have access to the 2020 Annual Report, write to: Wolverine World Wide, Inc., 9341 Courtland Drive NE, Rockford, Michigan 49351, Attn: Investor Relations or call (616) 866-5500 and ask for Investor Relations, and the Company will send a copy to you without charge.
2021 PROXY STATEMENT	94

APPENDIX A
APPENDIX A – Forward-Looking
Statements
2021 PROXY STATEMENT	A-1

APPENDIX A
FORWARD-LOOKING STATEMENTS
This document contains “forward-looking statements,” including statements regarding, our fiscal year 2021 initiatives and performance, including execution against our global growth agenda and future revenue growth, and our eCommerce revenue goal for fiscal 2021, which are statements relating to future, not past, events. In this context, forward-looking statements often address management’s current beliefs, assumptions, expectations, estimates and projections about future business and financial performance, national, regional or global political, economic and market conditions, and the Company itself. Such statements often contain words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “should,” “will,” variations of such words, and similar expressions. Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain. Uncertainties that could cause the Company’s performance to differ materially from what is expressed in forward-looking statements include, but are not limited to, the following:
•
the potential effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently fully predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions that governments, businesses and individuals may take in response to the pandemic; and the effects of the pandemic, including all of the foregoing, on the Company's manufacturers, distributors, suppliers, joint venture partners, wholesale customers, and other counterparties. The timing and scope of recovery after the pandemic is also uncertain;

•
changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold;

•	the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets;
•	the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences;
•	the inability to effectively manage inventory levels;
•	increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export;
•	foreign currency exchange rate fluctuations;
•	currency restrictions;
•	capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing;
•	the cost and availability of raw materials, inventories, services and labor for contract manufacturers;
•	labor disruptions;
•	changes in relationships with, including the loss of, significant wholesale customers;
•	risks related to the significant investment in, and performance of, the Company’s consumer-direct operations;
•	risks related to expansion into new markets and complementary product categories as well as consumer-direct operations;
•	the impact of seasonality and unpredictable weather conditions;
•	the impact of changes in general economic conditions and/or the credit markets on the Company’s manufacturers, distributors, suppliers, joint venture partners and wholesale customers;
•	changes in the Company’s effective tax rates;
2021 PROXY STATEMENT	A-2

•	failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company;
•	the risks of doing business in developing countries and politically or economically volatile areas;
•	the ability to secure and protect owned intellectual property or use licensed intellectual property;
•
the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health;

•
risks of breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or similar events;

•	problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports;
•	strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses and implementing new initiatives and ventures;
•	the risk of impairment to goodwill and other intangibles;
•	the success of the Company’s restructuring and realignment initiatives undertaken from time to time; and
•	changes in future pension funding requirements and pension expenses.
These or other uncertainties could cause a material difference between an actual outcome and a forward-looking statement. The uncertainties included here are not exhaustive and are described in more detail in Part I, Item 1A: “Risk Factors” of the Company’s Annual Report on Form 10-K. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company does not undertake an obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
2021 PROXY STATEMENT	A-3

APPENDIX B
WOLVERINE WORLD WIDE, INC. STOCK INCENTIVE PLAN OF 2016 (AS AMENDED AND RESTATED AS OF FEBRUARY 9, 2021)
1. Purpose
The purpose of the Wolverine World Wide, Inc. Stock Incentive Plan of 2016 (as amended and restated as of February 9, 2021 (the “Second Amendment Date”) and as it may be further amended or amended and restated from time to time, the “Plan”) is to advance the interests of Wolverine World Wide, Inc. (the “Company”) by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan supersedes the Company's Stock Incentive Plan of 2010 and the Company's Amended and Restated Stock Incentive Plan of 2013 (the “Prior Plans”) with respect to future awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator. No new awards shall be issued under the Prior Plans after April 21, 2016 (the date the Plan was initially approved by the Company's stockholders). The Plan was first amended and restated on February 7, 2018 (the “First Amendment Date”).
2. Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a)  “Act” means the Securities Exchange Act of 1934, as amended from time to time and in effect, or any successor statute as from time to time.
(b)  “Act of Misconduct” means an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship in effect.
(c)  “Administrator” means the Administrator of the Plan in accordance with Section 19 of the Plan.
(d)  “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, share of Restricted Stock, Restricted Stock Unit, Stock Award or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.
(e)  “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments (which do not need to be executed) as approved by the Administrator.
(f)  “Board” means the board of directors of the Company.
(g)  “Cause” means, in the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement remains in effect; if a Participant is party to multiple such agreements, any Cause determination must meet the standards of all such agreements to qualify as for Cause under this Plan. In the case of any other Participant, “Cause” means (i) a substantial failure of the Participant to perform the Participant's duties and responsibilities to the Company or its Subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its Subsidiaries, including, but not limited to, any Act of Misconduct; (iv) a significant violation by the Participant of the code of conduct of the Company or its Subsidiaries of any material policy of the Company or its
2021 PROXY STATEMENT	B-1

Subsidiaries, or of any statutory or common law duty of loyalty to the Company or its Subsidiaries, including, but not limited to, any Act of Misconduct; or (v) a material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or subsidiaries and the Participant.
(h)  “Change in Control” unless otherwise defined in an Award Agreement, means (i) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (ii) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of twenty percent (20%) or more of the outstanding Shares or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (iii) the consummation of a reorganization, merger, or consolidation of the Company, unless such reorganization, merger or consolidation is with or into a Permitted Successor and clauses (i), (ii), or (iv) of this Section 2(h) have not been triggered; or (iv) a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.
Notwithstanding the foregoing, in any case where the occurrence of a Change in Control could affect the vesting of or payment under an Award subject to the requirements of Section 409A of the Code, to the extent required to comply with Section 409A of the Code, the term “Change in Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A of the Code.
(i)  “Code” means the Internal Revenue Code of 1986, as amended from time to time and in effect, or any successor statute as from time to time in effect, and the rulings and regulations issued thereunder.
(j)  “Continuing Directors” mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company's stockholders was approved by a vote of three-quarters (3∕4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(k)  “Company” means Wolverine World Wide, Inc., a Delaware corporation.
(l)  “Determination Period” means the fourteen (14) day period following a Termination of Employment by a Participant.
(m)  “Disability” has the meaning set forth in the Company's long-term disability plan. The determination of the Administrator as to an individual's Disability shall be conclusive on all parties.
(n)  “Employee Benefit Plan” means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.
(o)  “Excluded Holder” means (i) any Person who at the time this Plan was adopted was the beneficial owner of twenty percent (20%) or more of the outstanding Shares; or (ii) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Shares or other securities pursuant to the terms of an Employee Benefit Plan.
(p)  “Factors” means such considerations as would result in a determination by the Administrator that a Termination of Employment does not constitute a Retirement, and shall include the Participant's: (i) inadequate job performance; (ii) inadequate notice of resignation; (iii) intention for comparable future employment at a third party organization; (iv) intention for future employment or other service or advisory relationship with a competitor of the Company; or (iv) any other similar consideration.
(q)  “Fair Market Value” means, as of any date, the closing price per share at which the Shares are sold in the regular way on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Shares) or, if no Shares are traded on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Shares) on the date in question, then for the next preceding date for which Shares were traded on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Shares).
(r)  “Good Reason” means, in the case of a Participant who is party to an employment or other severance-benefit agreement that contains a definition of “Good Reason,” the definition set forth in such agreement will apply with respect to such Participant under the Plan so long as such agreement remains in effect; provided, however, that if the Participant is party to multiple such agreements, “Good Reason” under any such agreement shall count as “Good Reason” for purposes of this Plan. If the Participant is not party to any such agreement, “Good Reason” shall mean any of the following, with the below notice provision applying: (i) a reduction in the Participant's base salary, annual bonus opportunity, or long-term incentive opportunity below the level in effect immediately prior to a Change in Control; (ii) failure by the Company or its Subsidiaries to pay amounts owed to the Participant as salary, bonus, deferred compensation or other compensation; (iii) any material adverse change to the Participant's position, duties, responsibilities, reporting responsibilities or title from that or those in effect immediately prior to a Change in Control; or (iv) any requirement that the Participant be based at a
2021 PROXY STATEMENT	B-2

location that is more than twenty-five (25) miles from his or her regular place of employment immediately prior to a Change in Control, unless such change results in a shorter commute for the Participant. Notwithstanding the foregoing, no Termination of Employment shall be for Good Reason unless (i) such Termination of Employment occurs during the twenty-four (24) month period following a Change in Control and (ii) the Participant gives the Company written notice within ninety (90) days of the Participant obtaining knowledge of circumstances giving rise to Good Reason (describing in reasonable detail the circumstances and the Good Reason event that has occurred) and the Company does not remedy these circumstances within thirty (30) days of receipt of such notice and the Participant terminates employment not later than thirty (30) days thereafter.
(s)  “Incentive Bonus” means a bonus opportunity awarded under Section 10 of the Plan pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement or otherwise.
(t)  “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(u)  “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.
(v)  “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. Each stock option granted pursuant to the Plan will be treated as providing by its terms that it is to be a Nonqualified Stock Option unless, as of the date of grant, it is expressly designated as an Incentive Stock Option.
(w)  “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.
(x)  “Participant” means any individual described in Section 3 of the Plan to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.
(y)  “Permitted Successor” means a company that, immediately following the consummation of a transaction specified in clauses (iii) and (iv) of the definition of “Change in Control” above, satisfies each of the following criteria: (i) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company's outstanding Shares and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (ii) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (iii) at least a majority of the board of directors of the company is comprised of Continuing Directors.
(z)  “Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.
(aa)  “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more performance-based criteria established pursuant to Section 14 of the Plan or otherwise by the Administrator.
(bb)  “Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.
(cc)  “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 of the Plan that is an unfunded and unsecured promise pursuant to which Shares or cash in lieu thereof may be issued in the future.
(dd)  “Retirement” means the voluntary Termination of Employment by a Participant after the Participant has attained 59 years of age and ten years of service (as a director and/or an employee of the Company or a Subsidiary, provided, for the avoidance of doubt, that any service by a Participant for a Subsidiary prior to the time when such Subsidiary is owned directly or indirectly by the Company shall be disregarded for purposes of a “Retirement” determination hereunder), absent a determination to the contrary by the Administrator (after taking into consideration the Factors) within the Determination Period; Retirement shall be deemed to occur on the date immediately following the last day of the Determination Period in the absence of a determination to the contrary by the Administrator.
(ee)  “Share” means a share of the Company's common stock, par value $1.00, subject to adjustment as provided in Section 13 of the Plan.
2021 PROXY STATEMENT	B-3

(ff)  “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.
(gg)  “Stock Award” means an award of Shares to a Participant pursuant to Section 9 of the Plan.
(hh)  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.
(ii)  “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
(jj)  “Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(d) of the Plan, that an approved leave of absence or approved employment on a less than full-time basis is not considered a Termination of Employment; (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is an equity owner is not considered a Termination of Employment; (iii) unless otherwise determined by the Administrator, service as a member of the Board or other service provider shall not constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee; and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant's Awards, and the Administrator's decision shall be final and binding.
3. Eligibility
Any person who is a current or, to the extent consistent with Section 409A of the Code, prospective officer or employee of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. In addition, Nonemployee Directors and any other service providers who have been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any subsidiary of the Company within the meaning of the Code, as selected by the Administrator. Eligibility for Options other than Incentive Stock Options is limited to individuals described this Section 3 who are providing direct services on the date of grant of the Option (or it is reasonably anticipated that the individuals will begin to provide direct services) to the Company or to a subsidiary of the Company that would be described in the first sentence of Treasury Regulation §1.409A-1(b)(5)(iii)(E).
4. Effective Date, Amendment Date and Termination of Plan
The Plan was initially adopted by the Board as of February 10, 2016 (the “Effective Date”) and first amended and restated by the Board on the First Amendment Date, and, in each case, subsequently approved by the Company’s stockholders. With respect to any Award granted on or after the Second Amendment Date, to the extent that the number of Shares subject to such Awards, or portions thereof, exceeds the number of shares authorized under the Plan as of the Second Amendment Date, such Awards, or portions thereof, shall be subject to, and may not be exercised before, the approval of this Plan by the stockholders of the Company prior to the first anniversary of the Second Amendment Date by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; and, if such approval is not so obtained, the Awards (or portions thereof) shall by void as determined by the Administrator. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Second Amendment Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.
2021 PROXY STATEMENT	B-4

5. Shares Subject to the Plan and to Awards
(a)  Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards shall not exceed 14,600,000 (the aggregate number of Shares authorized under the Plan, as approved by stockholders on April 21, 2016 and May 3, 2018) plus an additional 4,900,000 Shares, plus any shares subject to outstanding awards under the Prior Plans that on or after the Effective Date, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares); provided, however, that any Shares granted under Options or Stock Appreciation Rights shall be counted against this limit on a one-for-one basis and any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and six tenths (2.6) Shares for every one (1) Share subject to such Award. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 13 of the Plan. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market. No fractional Shares will be delivered under the Plan.
(b)  Issuance of Shares. For purposes of Section 5(a) and Section 5(f) of the Plan, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right; (ii) Shares used to pay the exercise price of an Option or the purchase price, if any, for an Award; (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Award; or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan for purposes of Section 5(a) or Section 5(f) of the Plan.
(c)  Award Limits. The aggregate number of Shares that may be delivered, or the value of which could be paid in cash or other property, under Awards granted under this Plan during any calendar year to any one Participant shall not exceed 3,600,000, which aggregate number shall be calculated and adjusted pursuant to Section 13 of the Plan and which number shall not count any tandem SARs (as defined in Section 7 of the Plan). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 3,600,000, which aggregate number shall be calculated and adjusted pursuant to Section 13 of the Plan only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any Participant under this Plan shall not exceed $20,000,000.
(d)  Director Awards. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value of Awards (computed as of the date of grant in accordance with applicable financial accounting rules) granted under this Plan during any calendar year to any one Nonemployee Director shall not exceed $600,000.
(e)  Substitute Awards. Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or other service providers of such acquired or combined company before such acquisition or combination and shall be subject to such other terms and limitations as required by the stock exchange on which the Shares are then listed or traded.
(f)  Award Vesting/Exercisability/Distribution Limitations. (i) No portion of any grant of Restricted Stock shall be scheduled to vest prior to the date that is one (1) year following the date the Restricted Stock is granted; (ii) no portion of any grant of an Option or Stock Appreciation Right shall be scheduled to become exercisable prior to the date that is one (1) year following the date the Option or Stock Appreciation Right is granted; and (iii) no portion of any grant of a Restricted Stock Unit or Incentive Bonus shall be scheduled to vest or be settled, paid or distributed prior to the date that is one (1) year following the date the applicable Restricted Stock Unit or Incentive Bonus is granted; provided; however, that Awards that result in the issuance (as determined in accordance with the rules set forth in
2021 PROXY STATEMENT	B-5

Section 5(b) of the Plan) of an aggregate of up to 5% of the Shares reserved for issuance under Section 5(a) of the Plan may be granted to eligible persons without regard to the minimum vesting, exercisability, settlement, payment and distribution provisions of this Section 5(f). As set forth in Section 9(a), Stock Awards may only be granted consistent with the 5% limit set forth in the preceding sentence.
6. Options
(a)  Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Options hereunder until such Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.
(b)  Price. The Administrator will establish the exercise price per Share under each Option, which in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise, or in such other form as is acceptable to the Administrator.
(c)  No Repricing Without Stockholder Approval. Other than in connection with a change in the Company's capitalization (as described in Section 13 of the Plan), the Administrator may not, without prior approval of the Company's shareholders, seek to effect any repricing of any previously granted underwater Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options having a lower exercise price or (B) Restricted Stock, Restricted Stock Units, Performance Awards or Stock Awards in exchange; or (iii) cancelling or repurchasing the underwater Options for cash or other securities. An Option will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.
(d)  Provisions Applicable to Options. The date on which Options become exercisable shall be determined at the sole and absolute discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence or employment on a less than full-time basis is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. No dividends or dividend equivalents shall be paid or granted in respect of Shares subject to Options and no holder of an Option shall be entitled to any dividends with respect to the Shares subject to Options unless and until such Options have vested and have been exercised in accordance with the terms of the Plan and the applicable Award Agreement and such Shares are reflected as issued and outstanding.
(e)  Term of Options and Termination of Employment. The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the Participant's Termination of Employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise:
(1)  General. If a Participant's Termination of Employment is for any reason other than the Participant's death, Disability, Retirement or termination for Cause, Options granted to the Participant may continue to be exercised in accordance with their terms for the lesser of (i) a period of three (3) months after such Termination of Employment or (ii) the period ending on the latest date on which such Options could have been exercised without regard to this Section 6(e)(1), but only to the extent the Participant was entitled to exercise the Options on the date of such termination.
(2)  Death. If a Participant dies either while an employee or officer of the Company or a Subsidiary or member of the Board, or after the Termination of Employment other than for Cause but during the time when the Participant could have exercised an Option, the Options issued to such Participant shall become fully vested (in the case of Termination of Employment due to death) and exercisable by the personal representative of such Participant or other successor to the interest of the Participant for the lesser of (i) a period of one (1) year after the Participant's death or (ii) the period ending on the latest date on which such Options could have been exercised without regard to this Section 6(e)(2), but only to the extent the Participant was entitled to exercise the Options on the date of such termination.
2021 PROXY STATEMENT	B-6

(3)  Disability. If a Participant's Termination of Employment is due to Disability, then all of the Participant's Options shall immediately fully vest, and the Options held by the Participant at the time of such Termination of Employment shall be exercisable by the Participant or the personal representative of such Participant for the lesser of (i) a period of one (1) year after the Participant's Termination of Employment or (ii) the period ending on the latest date on which such Options could have been exercised without regard to this Section 6(e)(3), but only to the extent the Participant was entitled to exercise the Options on the date of such termination.
(4) Participant Retirement. Upon a Participant's Retirement as an employee of the Company and its Subsidiaries or Retirement from service as a member of the Board, then all of the Participant's Options shall immediately fully vest, and the Options held by the Participant at the time of such Retirement shall be exercisable by the Participant or the personal representative of such Participant during the remaining term of the Options.
(5)  Termination for Cause. If a Participant is terminated for Cause, the Participant shall have no further right to exercise any Options previously granted. The Administrator or officers designated by the Administrator shall determine, in its or their reasonable discretion, whether a termination is for Cause.
(f)  Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent (10%) of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (as defined in this subsection (f)) (or such other period of time provided in Section 422 of the Code).
7. Stock Appreciation Rights
(a)  General. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6 of the Plan. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 of the Plan and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 of the Plan and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement.
(b)  No Repricing Without Stockholder Approval. Other than in connection with a change in the Company's capitalization (as described in Section 13 of the Plan), the Administrator may not, without prior approval of the Company's shareholders, seek to effect any repricing of any previously granted underwater Stock Appreciation Right by: (i) amending or modifying the terms of the Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Stock Appreciation Right and granting either (A) replacement Stock Appreciation Rights having a lower exercise price or (B) Restricted Stock, Restricted Stock Units, Performance Awards or Stock Awards in exchange; or (iii) cancelling or repurchasing the underwater Stock Appreciation Rights for cash or other securities. A Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.
8. Restricted Stock and Restricted Stock Units
(a)  Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted
2021 PROXY STATEMENT	B-7

Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.
(b)  Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number; (ii) the purchase price of the Shares, if any, and the means of payment; (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested; (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator; (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units; and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.
(c)  Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include performance-based criteria established pursuant to Section 14 of the Plan or otherwise by the Administrator.
(d)  Termination of Employment. Unless the Administrator provides otherwise:
(i)  General. In the event of Termination of Employment for any reason other than death, Disability or Retirement, any Restricted Stock or Restricted Stock Units still subject in full or in part to restrictions at the date of such Termination of Employment shall automatically be forfeited and returned to the Company.
(ii)  Death, Retirement or Disability. In the event a Participant's Termination of Employment is because of death, Disability or Retirement, the restrictions remaining on any or all Shares remaining subject to a Restricted Stock or Restricted Stock Unit Award shall lapse.
(e)  Discretionary Adjustments and Limits. Notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.
(f)  Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company's stock ledger.
(g)  Dividends and Distributions.
(i)  Participants in whose name Restricted Stock is granted shall be entitled to receive dividends and other distributions paid with respect to those Shares only to the extent provided by the Administrator, in which case the Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.
(ii)  Notwithstanding the foregoing Section 8(g)(1), any cash or stock dividends and dividend equivalents with respect to Restricted Stock and Restricted Stock Units granted as Performance Awards, if any, will be withheld by the Company for the Participant's account and will be paid, if at all, (i) in the case of Restricted Stock, upon the achievement of the applicable performance measure(s) and the satisfaction of any other restrictions imposed on the Restricted Stock in respect of which the dividends were paid and (ii) in the case of Restricted Stock Units, at the time the Shares and/or cash underlying such Restricted Stock Units is paid, and any dividends deferred in respect of any Restricted Stock and Restricted Stock Units granted as Performance
2021 PROXY STATEMENT	B-8

Awards will be forfeited upon the forfeiture of such Restricted Stock and Restricted Stock Units. Any noncash dividends or distributions paid with respect to Restricted Stock and Restricted Stock Units granted as Performance Awards shall be subject to the same restrictions as those relating to the Restricted Stock and Restricted Stock Units.
(h)  Payment of Restricted Stock Units. In all events, unless payment with respect to a Restricted Stock Unit is deferred in a manner consistent with Section 409A of the Code, the Shares and/or cash underlying such Restricted Stock Unit shall be paid to the Participant no later than two and one-half months following the end of the year in which the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture.
(i)  Legending of Restricted Stock. The Administrator may also require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:
The shares represented by this certificate were issued subject to certain restrictions under the Wolverine World Wide, Inc. Stock Incentive Plan of 2016 (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.
9. Stock Awards
(a)  Grant. Stock Awards may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator, consistent with the 5% limit set forth in Section 5(f) of the Plan. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Administrator.
(b)  Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Award under this Section 9 upon the Participant becoming the holder of record of the Shares granted pursuant to such Stock Award; provided, however, that the Administrator may impose such restrictions on the assignment or transfer of Shares awarded pursuant to a Stock Award as it considers appropriate.
10. Incentive Bonuses
(a)  General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.
(b)  Incentive Bonus Document. Unless otherwise determined by the Administrator, the terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus; (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment; (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment; (iv) the timing of any payment earned by virtue of performance; (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment; (vi) forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.
(c)  Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amounts payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations.
(d)  Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. In all events, unless payment of an Incentive Bonus is deferred in a manner consistent with Section 409A of the Code, any Incentive Bonus shall be paid to the Participant no later than two and one-half months following the end of the year in which the Incentive Bonus is no longer subject to a substantial risk of forfeiture.
(e)  Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement or other document evidencing the Award, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.
2021 PROXY STATEMENT	B-9

11. Deferral of Gains
(a)  Deferral of Payment. The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole and absolute discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator or the Board.
(b) Conditions of Deferral. Notwithstanding anything herein to the contrary, if the Administrator permits any initial or subsequent deferral elections pursuant to Section 11(a) of this Plan, subject to the requirements of Section 409A of the Code, the terms of this Plan and the applicable Award Agreement and any applicable deferral election form, the Participant may elect to defer payment (that would otherwise occur upon the lapse of a substantial risk of forfeiture) for a fixed period of time measured from the date the Award is granted; provided, however, that in each case (i) the deferral election is made before the end of the election period established by the Administrator, and (ii) to the extent compliant with Section 409A of the Code, payment of any vested Award that the Participant has elected to defer will be made regardless of any deferral election (including any subsequent deferral election) within thirty (30) days of a change in control or the Participant's separation from service (including death). For purposes of this Section 11, “change in control” and “separation from service” shall be defined in the applicable Award Agreement and have the meanings set forth in Section 409A of the Code and the regulations thereunder (and, with respect to the definition of “separation from service”, after giving effect to the presumptions contained therein), and, notwithstanding anything herein to the contrary, if the Administrator allows deferral elections under an Award Agreement subject to Section 409A of the Code, neither Disability nor Retirement shall accelerate the time of payment of any Award (even if it accelerates vesting) unless there has been a “separation from service” or “disability” within the meaning of Section 409A of the Code and the regulations promulgated thereunder (and, with respect to the definition of “separation from service”, after giving effect to the presumptions contained therein). To the extent applicable, this provision, the Plan and any Awards hereunder are intended to comply with Section 409A of the Code and shall be interpreted accordingly.
12. Conditions and Restrictions Upon Securities Subject to Awards
The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its sole and absolute discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law; (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements; (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
13. Adjustment of and Changes in the Stock
(a)  General. The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares outstanding. Such adjustment may be designed to comply with Sections 409A and 424 of the Code as applicable, or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company's security holders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.
2021 PROXY STATEMENT	B-10

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise, then the Administrator shall determine the appropriate and equitable adjustment to be effected. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Administrator in its sole and absolute discretion.
No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 13. In case of any such adjustment, the Shares subject to the Award shall be rounded up to the nearest whole share for Awards other than Options and Stock Appreciation Rights, and shall be rounded down to the nearest whole Share with respect to Options and Stock Appreciation Rights. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 13 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.
(b)  Change in Control. Subject to and limited by the requirements of subsections (i), (ii) and (iii) below, the Administrator shall determine the effect of a Change in Control on outstanding Awards. Such effects, which need not be the same for every Participant, may include, without limitation: (x) the substitution for the Shares subject to any outstanding Award, or portion thereof, of stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, and/or (y) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change in Control in an amount equal to the value of the consideration to be received by holders of Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof. Notwithstanding the foregoing, Awards shall be treated as follows in connection with a Change in Control:
(i)  Acceleration of Vesting. The following provisions shall apply to Awards granted prior to the First Amendment Date: Without action by the Administrator or the Board: (a) all outstanding Options and Stock Appreciation Rights shall become immediately exercisable in full and, notwithstanding any other provision of the Plan or the Award Agreement to the contrary and to the extent the Administrator does not determine that a cash payment shall be made with respect to such Options and Stock Appreciation Rights pursuant to the following Section 13(b)(iv), shall remain outstanding and exercisable during the remaining original terms thereof, regardless of whether the Participants to whom such Options and Stock Appreciation Rights have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Awards shall become immediately fully vested and exercisable and non-forfeitable;
(ii)  Double-Trigger Acceleration of Vesting of Time-Based Awards. The following provisions shall apply to Awards granted on or after the First Amendment Date that are subject to vesting based on continuous employment or service: To the extent an Award is assumed or substituted by an acquiror in connection with a Change in Control as contemplated by Section 13(b) above, such Award shall not immediately vest upon a Change in Control and instead shall continue to vest in accordance with its terms, provided, however, that if a Participant experiences a Termination of Employment by the Company without Cause or by the Participant for Good Reason, in either case, within the twenty-four- (24-) month period immediately following the Change in Control, the Award shall immediately vest and become exercisable or shall be settled upon such qualifying termination. The Participant's rights under this Section 13(b)(ii) are in addition to any other rights Participant has in the event of death, Disability or Retirement. Notwithstanding anything in this Section 13(b)(ii) to the contrary, if, at any time during the vesting period of an Award, the Participant is or becomes eligible to terminate his or her employment with the Company or its Subsidiaries due to Retirement (without regard to the application of any Factor or any Determination Period) the Award shall immediately vest in full upon the Change in Control. In the event of acceleration in connection with a Termination of Employment as contemplated by this Section 13(b)(ii), all outstanding Options and Stock Appreciation Rights shall remain outstanding and exercisable during the remaining original terms thereof;
(iii)  Treatment of Performance Awards. The following provisions shall apply to Awards granted on or after the First Amendment Date: If a Change in Control occurs prior to the end date of a performance period for a Performance Award, to the extent the Performance Award is outstanding immediately prior to such Change in Control, such Award will vest (A) based on actual performance through the date of the Change in Control as determined by the Administrator (treating the Change in Control as the end of the applicable performance period), without proration for the time elapsed in such performance period prior to such Change in Control for purposes of determining performance, but, in the discretion of the Administrator, prorated for purposes of elapsed time in a manner consistent with subsection (B), below, (B) assuming that target level of performance is attained and prorated based on the number of days in the performance period that elapsed prior to the Change in Control over the total number of days in the performance period, or (C) a combination of (A) and (B) (without double counting). Any portion of the Performance Award (or the full Award, as applicable) that does not vest in connection with a Change in Control as contemplated herein will automatically terminate upon such Change in Control; and
2021 PROXY STATEMENT	B-11

(iv)  Cash Payment for Stock Options/Stock Appreciation Rights. Without the consent of any Participant affected thereby, the Administrator may determine that some or all Participants holding outstanding vested and exercisable Options and/or Stock Appreciation Rights shall receive, with respect to some or all of the Shares subject to such Options and/or Stock Appreciation Rights, as of the effective date of any such Change in Control, cash in an amount equal to the greater of the excess of (A) the highest sales price of the shares on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Shares) on the date immediately prior to the effective date of such Change in Control or (B) the highest price per share actually paid in connection with any Change in Control over the exercise price per share of such Options and/or Stock Appreciation Rights.
14. Performance-Based Compensation
(a)  General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on performance criteria established by the Administrator, including, without limitation, standards of financial performance and/or personal performance evaluations.
(b)  Performance Criteria. For purposes of this Plan, the performance criteria selected by the Administrator may include, without limitation, an objectively determinable measure of performance relating to any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, line or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to an index or indices or a designated comparison group or groups, in each case as specified by the Administrator: (i) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization); (ii) income, net income or operating income; (iii) revenues; (iv) net sales; (v) return on sales; (vi) return on equity; (vii) return on capital (including return on total capital or return on invested capital); (viii) return on assets or net assets; (ix) earnings per share; (x) economic or business value added measurements; (xi) return on invested capital; (xii) return on operating revenue; (xiii) cash flow (before or after dividends); (xiv) stock price; (xv) total stockholder return; (xvi) market capitalization; (xvii) economic value added; (xviii) debt leverage (debt to capital); (xix) operating profit or net operating profit; (xx) operating margin or profit margin; (xxi) cash from operations; (xxii) market share; (xxiii) product development or release schedules; (xxiv) new product innovation; (xxv) cost reductions; (xxvi) customer acquisition or retention; (xxvii) customer service; (xxviii) customer satisfaction; or (xxix) any other performance target established by the Administrator as it deems appropriate. In the event that, during any performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Administrator, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Administrator may adjust or modify, as determined by the Administrator, in its sole and absolute discretion, the calculation of the performance goals, to the extent necessary to prevent reduction or enlargement of the Participants’ Awards under the Plan for such performance period attributable to such transaction, circumstance or event. All determinations that the Administrator makes shall be conclusive and binding on all persons for all purposes. The Administrator retains the right to reduce any Award below the maximum amount that could be paid based on the degree to which the performance criteria related to such Award were attained.
15. Transferability
Unless the Administrator determines otherwise, each Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. To the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided, however, that (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee's continued employment or service shall continue to be determined with reference to the Grantee's employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 15.
2021 PROXY STATEMENT	B-12

16. Suspension, Termination or Recovery of Awards and Payments Thereunder
Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Company's chief executive officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 16, the Authorized Officer, Administrator or the Board may suspend the Participant's rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.
If the Administrator or an Authorized Officer determines a Participant has committed an Act of Misconduct, then except as otherwise provided by the Administrator, including through any agreement approved by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator's sole and absolute discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator.
In addition to the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award in accordance with the Company's Policy for Recovery of Incentive Compensation or any successor or additional clawback or recoupment policy, as such policy or policies may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Act.
17. Compliance with Laws and Regulations
This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue, deliver or remove any restrictions on Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.
In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole and absolute discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company's obligations with respect to tax equalization for Participants employed outside their home country.
18. Withholding
To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the grant, vesting or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.
19. Administration of the Plan
(a)  Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose
2021 PROXY STATEMENT	B-13

an exemption under) the short-swing profit recovery provisions of Section 16 of the Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that no such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer and that any delegation of the power to grant Awards to an officer shall otherwise be consistent with the requirements of Section 157(c) of the Delaware General Corporation Law. The Compensation Committee hereby designates the Company's chief executive officer, the Company's chief financial officer, the Secretary of the Company, and the head of the Company's human resource function to assist the Administrator in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary and/or to one or more agents.
(b)  Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 13 of the Plan; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Administrator may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Administrator, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable. For the avoidance of doubt, notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, re-granted through cancellation or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a transaction or other change in the Company's capitalization as described in Section 13 of the Plan) without the approval of the Company's stockholders.
(c)  Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
(d)  Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.
(e)  Indemnification of Administrator. Neither any member nor former member of the Administrator nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Administrator shall be indemnified and held harmless by the Company from and against any cost,
2021 PROXY STATEMENT	B-14

liability or expense imposed or incurred in connection with such person's or the Administrator's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any employee, officer, agent or expert employed or retained by the Administrator or the Company.
20. Amendment of the Plan or Awards
The Board may amend, alter or discontinue this Plan and the Administrator may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 13 of the Plan, no such amendment shall, without the approval of the stockholders of the Company:
(a)  increase the maximum number of Shares for which Awards may be granted under this Plan;
(b)  reduce the price at which Options or Stock Appreciation Rights may be granted below the price provided for in Section 6(a) of the Plan;
(c)  reduce the exercise price of outstanding Options or Stock Appreciation Rights;
(d)  extend the term of this Plan;
(e)  change the class of persons eligible to be Participants; or
(f)  otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements (or the listing requirements of any successor exchange that is the primary stock exchange for trading of Shares).
No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder's consent, provided that no such consent shall be required if the Administrator determines in its sole and absolute discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard. In addition, the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Code, unless the Board expressly determines to amend the Plan to be subject to Section 409A of the Code.
21. No Liability of Company
The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder and (b) any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise, settlement of any Award granted hereunder.
22. Non-Exclusivity of Plan
Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan , and such arrangements may be either generally applicable or applicable only in specific cases.
23. Governing Law
This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
24. Waiver of Jury Trial
By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan,
2021 PROXY STATEMENT	B-15

nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
25. No Right to Employment, Reelection or Continued Service
Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant's employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 20 of the Plan, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.
26. Unfunded Plan
The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.
Effective as of February 9, 2021
2021 PROXY STATEMENT	B-16

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 5, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WWW2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 5, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D35350-P49753

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WOLVERINE WORLD WIDE, INC.

The Board of Directors recommends a vote FOR each of the director nominees listed and FOR Proposals 2, 3 and 4.

		For	Against	Abstain
1.	Election of Directors:			
	1a. Roxane Divol	☐	☐	☐
	1b. Brenda J. Lauderback	☐	☐	☐
	1c. David W. McCreight	☐	☐	☐
2.	An advisory resolution approving compensation for the Company's named executive officers.	☐	☐	☐
3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2021.	☐	☐	☐
4.	Proposal to approve of the Stock Incentive Plan of 2016 (as amended and restated).	☐	☐	☐

IMPORTANT - Please sign exactly as your name(s) appear(s) on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. **If shares are held jointly, each holder must sign.**

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

WOLVERINE WORLD WIDE, INC.

9341 Courtland Drive, NE
Rockford, Michigan 49351

Wolverine World Wide, Inc. will be holding its Annual Meeting of Shareholders on May 6, 2021, at 10:00 a.m. EDT in a virtual format designed to provide shareholders the same rights and opportunities to participate that they would have at an in-person meeting. To attend the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/WWW2021 and enter the 16-digit control number found on the reverse side of this proxy card.

The enclosed Notice of 2021 Annual Meeting of Shareholders provides information regarding the matters that are expected to be voted on at the meeting. Your vote is important to us. Even if you plan to attend the meeting, please read the enclosed materials and vote through the Internet, by telephone or by mailing the proxy card.

As always, Wolverine encourages you to vote these shares before the Annual Meeting.

Telephone and Internet Voting
On the reverse side of this card are instructions on how to vote through the Internet or by telephone. Please consider voting through one of these methods. Your vote will be recorded as if you mailed in your proxy card.

Thank you in advance for your participation in our 2021 Annual Meeting.

Wolverine World Wide, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

D35351-P49753

WOLVERINE WORLD WIDE, INC.
Annual Meeting of Shareholders
May 6, 2021 10:00 AM EDT
This Proxy is solicited by the Board of Directors

The undersigned shareholder hereby appoints Blake W. Krueger and Kyle L. Hanson, and each of them, each with full power of substitution, as proxies to represent the undersigned shareholder and to vote all shares of Common Stock of Wolverine World Wide, Inc. that the shareholder would be entitled to vote on all matters that properly come before the Annual Meeting of Shareholders to be held virtually on Thursday, May 6, 2021, at 10:00 a.m. Eastern Daylight Time, and any adjournment or postponement of that meeting.

If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified herein. If this Proxy is properly executed but no specification is made, the shares represented by this Proxy will be voted for the election of all nominees named on this Proxy as directors and for approval of Proposals 2, 3 and 4. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may properly come before the meeting, or any adjournment or postponement thereof.

PLEASE DO NOT VOTE BY MORE THAN ONE METHOD. THE LAST VOTE RECEIVED WILL BE THE OFFICIAL VOTE.
DO NOT RETURN THIS PROXY IF YOU ARE VOTING BY THE INTERNET OR BY TELEPHONE.

(CONTINUED AND TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE.)